SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. _______)

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The Finish Line, Inc.
(Name of Registrant as Specified in Its Charter)

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June 23, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 23, 2009, at 9:00 a.m. EDT, to be held at The Finish Line, Inc. Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. Members of your Board of Directors and management again look forward to greeting those shareholders who are able to attend.

The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

Your interest and participation in the affairs of the Company are greatly appreciated.

Respectfully,

Glenn Lyon,
Chief Executive Officer

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

Notice of Annual Meeting of Shareholders
to be held July 23, 2009

TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:

Notice is hereby given that the 2009 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at the Company’s Corporate Office at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235 on Thursday, July 23, 2009, at 9:00 a.m. EDT, will be conducted for the following purposes:

(1)	To elect two Class II directors to serve on the Company’s Board of Directors until the 2012 Annual Meeting of Shareholders;

(2)
To adopt an amendment to the Company’s Articles of Incorporation that will convert all outstanding high voting Class B Common Shares into Class A Common Shares as of the day after the Company’s shareholder meeting to be held in 2012 (in lieu of the current provision which converts those shares only once they constitute less than 5% of the total Class A Common Shares and Class B Common Shares outstanding as of a record date for an annual meeting), and will also limit the aggregate voting power of the Class B Common Shares to 41% should the total voting power of the Class B Common Shares ever exceed that amount in the future;

(3)
To adopt an amendment to the Company’s Articles of Incorporation that will automatically convert all Class B Common Shares that may be issued to Company employees or directors in the future into Class A Common Shares upon their death or termination of employment or service;

(4)
To approve and ratify an amendment to the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) to add the Company’s Class B Common Shares as a class of shares that may be awarded under the 2002 Plan in order to permit, if authorized by the Company’s Board of Directors in the future, the exchange of Class B Common Shares for Class A Common Shares that remain unvested under the 2002 Plan, and, to the extent the 2009 Incentive Plan is not approved (Item 5), to grant awards of Class B Common Shares;

(5)	To approve and adopt the Company’s 2009 Incentive Plan; and

(6)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2010; and

(7)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on May 22, 2009, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Gary D. Cohen,
Chief Administrative Officer & Secretary

Indianapolis, Indiana
June 23, 2009

Your vote is important. Accordingly, you are asked to complete, sign, date and return the accompanying Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
JULY 23, 2009
________________________

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 23, 2009, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2009 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Company’s Corporate Office at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 23, 2009, at 9:00 a.m. local time, and any adjournment or postponement thereof.

At the Annual Meeting, the Company’s shareholders will be asked to:

(1)       elect two Class II directors to serve on the Board until the 2012 Annual Meeting of Shareholders;

(2)       to adopt an amendment to the Company’s Articles of Incorporation that will convert all outstanding high voting Class B Common Shares into Class A Common Shares as of the day after the Company’s shareholder meeting to be held in 2012 (in lieu of the current provision which converts those shares only once they constitute less than 5% of the total Class A Common Shares and Class B Common Shares outstanding as of a record date for an annual meeting), and will also limit the aggregate voting power of the Class B Common Shares to 41% should the total voting power of the Class B Common Shares ever exceed that amount in the future;

(3)       to adopt an amendment to the Company’s Articles of Incorporation that will automatically convert all Class B Common Shares that may be issued to Company employees or directors in the future into Class A Common Shares upon their death or termination of employment or service;

(4)       to approve and ratify an amendment to the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) to add the Company’s Class B Common Shares as a class of shares that may be awarded under the 2002 Plan in order to permit, if authorized by the Company’s Board of Directors in the future, the exchange of Class B Common Shares for Class A Common Shares that remain unvested under the 2002 Plan, and, to the extent the 2009 Incentive Plan is not approved (Item 5), to grant awards of Class B Common Shares;

(5)       to approve and adopt the Company’s 2009 Incentive Plan;

(6)       to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2010; and

(7)       vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This Proxy Statement and related proxy materials are being first mailed to shareholders on or about June 23, 2009. With this proxy statement, we are sending you our 2009 Annual Report, which includes our financial statements for the fiscal year ended February 28, 2009. If you did not receive our Annual Report, we will send it to you without charge. The Annual Report includes a list of important documents that we have filed as exhibits with the Securities and Exchange Commission (“SEC”), but does not include copies of the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please send your written request by facsimile to our Corporate Secretary at (317) 613-6523 or by mail to:

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
Attn: Corporate Secretary

In addition, you may obtain copies of our public filings, including this proxy statement, our 2009 Annual Report on Form 10-K, and the form of proxy relating to the annual meeting, without charge from our web site at http://www.finishline.com, click on the “Our Company” link and then on the “Investor Relations” link, or from the SEC’s web site at http://www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on July 23, 2009:

The proxy statement and annual report are available at www. proxyvote.com.

Throughout this Proxy Statement, fiscal 2007, fiscal 2008, and fiscal 2009 represent the fiscal years ended March 3, 2007, and March 1, 2008, and February 28, 2009 respectively.

Persons Making the Solicitation

The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company’s shareholders. In addition to the mailing of this proxy statement, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation there from. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Common Shares.

Voting at the Meeting

Shareholders of record of the Company’s Class A Common Shares and Class B Common Shares at the close of business on May 22, 2009 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 51,373,497,Class A Common Shares and 3,545,702 Class B Common Shares were outstanding and entitled to vote. Each outstanding Class A Common Share entitles the holder thereof to one vote and each outstanding Class B Common Share entitles the holder thereof to ten votes. The holders of a majority of all the votes entitled to be cast at the Annual Meeting must be represented at the meeting, either in person or by proxy, to constitute a quorum.  There must be a quorum of all the Company’s common shares for the Annual Meeting to be held.  Additionally, with respect to the action to be taken on Proposals II and III (the approval of which also requires the approval of the holders of the Class B Common Shares voting as a separate class), the holders of a majority of the Class B Common Shares must be represented at the meeting, either in person or by proxy, to constitute a quorum of the holders of the Class B Common Shares.

In the election of directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for such nominee shall be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Shareholders do not have the right to cumulate their votes in the election of directors.

For the proposals regarding the amendments to the Company’s Articles of Incorporation to be approved, more votes must be cast by all holders of common shares, voting together as a single class, in favor of the proposals than are cast against them, and more votes must be cast by the holders of the Class B Common Shares, voting as a separate class, in favor of the proposals than are cast against them.  For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2010 to be ratified, more votes must be cast by all holders of common shares, voting together as a single class, in favor of the proposal than are cast against it. Abstentions and broker non-votes will have no effect on the vote for these proposals.

The affirmative vote of the holders of a majority of voting power of the Company’s Class A Common Shares and Class B Common Shares entitled to vote at the Annual Meeting is required to approve the amendment to the

2002 Plan and the adoption of the Company’s 2009 Incentive Plan. With respect to these proposals, abstentions will be treated as “No” votes, but broker non-votes will have no effect on the vote.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

Revocability of Proxy

A proxy may be revoked by a shareholder prior to voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted “FOR” the election of the two Class II director nominees indicated herein to serve on the Board until the 2012 Annual Meeting of Shareholders, “FOR” the approval of the proposed amendments to the Company’s articles of incorporation, “FOR” the approval and ratification of the amendment to the Company’s 2002 Plan, “FOR” the adoption and approval of the Company’s 2009 Incentive Plan, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

ELECTION OF CLASS II DIRECTORS

(Item 1 on your Proxy)

The Company’s Bylaws provide for dividing the Board into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation or removal. The term of the Class I Directors, consisting of Alan H. Cohen and Delores A. Kunda, will expire at the 2011 Annual Meeting of Shareholders. The term of the Class II directors, consisting of Larry J. Sablosky, Bill Kirkendall and William P. Carmichael, will expire at the 2009 Annual Meeting of Shareholders, and the term of the Class III directors, consisting of David I. Klapper, Stephen Goldsmith and Catherine A. Langham, will expire at the 2010 Annual Meeting of Shareholders.

The persons named in the accompanying Proxy Card as proxies for this meeting will vote in favor of the two nominees as Class II directors of the Company unless otherwise indicated by the shareholder on the Proxy Card. Mr. Larry J. Sablosky, a Class II director, has determined to not stand for reelection at the upcoming Annual Meeting of Shareholders. The remaining Class II directors elected at the 2009 Annual Meeting will serve for a three-year term expiring at the 2012 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, except in the event of their respective death, resignation, or removal. Management has no reason to believe that the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

Nominees

The nominees for election as Class II directors of the Company are Bill Kirkendall and William P. Carmichael. Each of such persons currently serves as a director of the Company. The nominees for election as Class II directors of the Company were selected by the Board upon the recommendation of the independent directors of the Board, meeting in executive session. See “Management - Executive Officers and Directors” for additional information concerning the nominees, and “Board of Directors, Committees and Meetings - Nomination Process” for additional information regarding the Board’s criteria for selecting director nominees.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the Class II director nominees set forth above. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 22, 2009, information relating to the beneficial ownership of the Company’s common shares by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Class A Common Shares or Class B Common Shares, by each director or nominee for director, by each of the executive officers named below, and by all directors and executive officers as a group.

	Class A				Class B
	Number of Shares (1)(2)		Stock Options exercisable within 60 days (3)	% of Class(4)	Number of Shares (1)		% of Class (4)	Total Shares
Alan H. Cohen	—		245,000	(5)	1,517,782		42.8%	1,762,782
David I. Klapper	—		—	—	1,237,857		34.9%	1,237,857
Larry J. Sablosky	—		—	(5)	790,063	(6)	22.3%	790,063
Glenn S. Lyon	73,000		250,000	(5)	—		—	323,000
Steven J. Schneider	130,920		149,000	(5)	—		—	279,920
Gary D. Cohen	133,230		136,500	(5)	—		—	269,730
George S. Sanders	92,106		152,500	(5)	—		—	244,606
Donald E. Courtney	107,615	(7)	132,000	(5)	—		—	239,615
Michael L. Marchetti	85,055		140,000	(5)	—		—	225,055
Samuel M. Sato	30,000		9,500	(5)	—		—	39,500
Stephen Goldsmith	3,786		40,000	(5)	—		—	43,786
Bill Kirkendall	3,786		35,000	(5)	—		—	38,786
William P. Carmichael	7,786		46,000	(5)	—		—	53,786
Dolores A. Kunda	4,138		—	—	—		—	4,138
Catherine A. Langham	4,586		22,000	(5)	—		—	26,586
Edward W. Wilhelm	—		—	—	—		—	—
All directors and executive officers as a group (16 persons)	676,008		1,357,500		3,545,702		100%	5,579,210
Barclays Global Investors, NA	3,381,292	(8)	—	6.6%	—		—	3,381,292
Schultze Master Fund, Ltd.	1,197,322	(8)	—	2.3%	—		—	1,197,322
Maverick Capital, Ltd.	3,457,588	(8)	—	6.7%	—		—	3,457,588
Dimensional Fund Advisors LP	3,407,496	(8)	—	6.6%	—		—	3,407,496

(1)
Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated, and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

(2)	The amounts in this column exclude any Class B Common Shares convertible into a corresponding number of Class A Common Shares.
(3)	The directors and executive officers listed have the right to acquire the number of shares of common stock reflected in this column within 60 days of May 22, 2009.
(4)
The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(5)	Less than 1% of the Class A Common Shares outstanding.

(6)	Includes 60,000 Class B Common Shares held by a family partnership of which Mr. Sablosky serves as general partner, and 14,420 Class B Common Shares held by Mr. Sablosky’s spouse.
(7)	Includes 9,200 Class A Common Shares held by Mr. Courtney’s spouse.
(8)	This information is based solely on the following Schedules 13G and 13G/A filed with the Securities and Exchange Commission:

Barclays Global Investors, NA	as of December 31, 2008
Schultze Master Fund, Ltd.	as of June 13, 2008
Maverick Capital, Ltd.	as of December 31, 2008
Dimensional Fund Advisors LP	as of December 31, 2008

MANAGEMENT
Executive Officers and Directors

The executive officers, directors and nominees for director of the Company (other than Larry J. Sablosky, who has determined not to stand for reelection at the Annual Meeting) are as follows:

Name	Age	Position	Since
Alan H. Cohen	62	Chairman of the Board, Class I Director	1976
Glenn S. Lyon	59	Chief Executive Officer, Class I Director	2001
David I. Klapper	60	Class III Director	1976
Steven J. Schneider	53	President and Chief Operating Officer	1989
Gary D. Cohen	57	Chief Administrative Officer, Secretary	1997
Edward W. Wilhelm	50	Executive Vice President, Chief Financial Officer	2009
George S. Sanders	51	Executive Vice President, Real Estate and Store Development	1994
Donald E. Courtney	54	Executive Vice President, IS, Distribution, CIO, Assistant Secretary	1989
Michael L. Marchetti	58	Executive Vice President, Store Operations	1995
Samuel M. Sato	45	Executive Vice President, Chief Merchandising Officer	2007
Dolores A. Kunda	53	Class I Director	2008
Stephen Goldsmith	62	Class III Director	1999
Bill Kirkendall	55	Class II Director	2001
William P. Carmichael	65	Class II Director	2003
Catherine A. Langham	51	Class III Director	2006

Mr. Alan H. Cohen, a co-founder of the Company, is currently the Chairman of the Board. Mr. Cohen retired from his position as the Chief Executive Officer on November 30, 2008. From May 1982 until October 2003 Mr. Cohen served as both President and Chief Executive Officer of the Company. Since 1976, Mr. Cohen has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company). Mr. Cohen is an attorney, and practiced law from 1973 through 1981. Mr. Cohen is the brother of Gary D. Cohen.

Mr. Glenn S. Lyon assumed the position of Chief Executive Officer of the Company on December 1, 2008. Mr. Lyon was elected to the Board of Directors in January 2009, he has served as President of the Company since October 2003, and was also the Company’s Chief Merchandising Officer from 2001 until 2007. He served as Executive Vice President and Chief Merchandising Officer from September 2001 to October 2003. Prior to joining the Company, he served as President/CEO of Paul Harris Stores, Inc., from March 2000 to February 2001. From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group. Mr. Lyon also spent eight years with TJX Company as Senior Vice President and Executive Vice President of Merchandising and Marketing. Mr. Lyon started his career in February 1973 at Macy’s N.Y., where he spent ten years in various merchandising positions.

Mr. David I. Klapper, a co-founder of the Company, has served as a director of the Company since May 1982. Mr. Klapper served as Senior Executive Vice President of the Company from April 2000 and retired from that position on December 26, 2008. Prior to that Mr. Klapper served as Executive Vice President from May 1982 to April 2000. From 1976 to 2000, Mr. Klapper was involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company).

Mr. Steven J. Schneider is currently the President and Chief Operating Officer of the Company. He has served as the Company’s Chief Operating Officer since October 2003, and as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary from April 2001 to October 2003. Mr. Schneider also served as Executive Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company from April 2000 to April 2001, as Senior Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company from March 1997 to April 2000, and as Vice President, Finance and Chief Financial Officer of the Company from April 1989 to March 1997. From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc., a women’s apparel retailer. Mr. Schneider was employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for over 30 years.

Mr. Gary D. Cohen has served as Executive Vice President, General Counsel and Secretary of the Company since April 2000. Mr. Cohen was promoted to the position of Chief Administrative Officer in June 2009. Mr. Cohen also served as Senior Vice President, General Counsel and Secretary of the Company from July 1997 to April 2000. From April 1990 to July 1997, Mr. Cohen was a Senior Partner in the law firm of Cohen and Morelock. During the 15 years prior to his joining the Company, Mr. Cohen represented the Company regarding real estate matters. From 1978 to 1990, Mr. Cohen held partnership positions with various law firms. At the present time, Mr. Cohen retains an “Of Counsel” position with the firm of Brand Davis Elsea & Morelock. Mr. Cohen is the brother of Alan H. Cohen.

Mr. Edward W. Wilhelm was hired as Executive Vice President, Chief Financial Officer of the Company in March 2009. Previously Mr. Wilhelm served, since 2000, as Executive Vice President and Chief Financial Officer of Borders Group, Inc.  From 1997 to 2000, Mr. Wilhelm was Vice President of Planning, Reporting and Treasury for Borders Group, and served as Vice President of Finance there from 1994 through 1997. Mr. Wilhelm holds a Bachelor of Science degree in accounting from the University of Detroit and is a certified public accountant.

Mr. George S. Sanders has served as Executive Vice President, Real Estate and Store Development of the Company since April 2000. Mr. Sanders also served as Senior Vice President, Real Estate and Store Development of the Company from March 1997 to April 2000, and as Vice President, Real Estate and Store Construction from April 1994 to March 1997. From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company. From 1983 to February 1993, Mr. Sanders was employed by Melvin Simon and Associates, a real estate developer and manager. At the time Mr. Sanders left Melvin Simon and Associates he held the position of Senior Leasing Representative.

Mr. Donald E. Courtney has served as Executive Vice President, IS, Distribution, Chief Information Officer and Assistant Secretary of the Company since October 2003, and as Executive Vice President, Chief Information Officer-Distribution from April 2000 to October 2003. Mr. Courtney also served as Senior Vice President, MIS and Distribution of the Company from March 1997 to April 2000 and as Vice President, MIS and Distribution of the Company from August 1989 to March 1997. From August 1988 to August 1989, Mr. Courtney served as Director of MIS and Distribution for the Company. From August 1976 to August 1988, Mr. Courtney was employed by Guarantee Auto Stores, Inc., an automotive retailer. At the time Mr. Courtney left Guarantee Auto Stores he held the position of Vice President, – MIS and Distribution. Mr. Courtney has been involved in the retail industry for over 30 years.

Mr. Michael L. Marchetti has served as Executive Vice President, Store Operations of the Company since April 2000. Mr. Marchetti also served as Senior Vice President, Store Operations of the Company from March 1997 to April 2000 and as Vice President, Store Operations from September 1995 to March 1997. From May 1990 to September 1995, Mr. Marchetti was employed as Regional Vice President of Champs Sports, a division of Footlocker, Inc. Mr. Marchetti has been involved in the retail industry for over 30 years.

Mr. Samuel M. Sato has served as Executive Vice President, Chief Merchandising Officer of the Company since March 2007. Mr. Sato began his career at Nordstrom Inc. in 1985. He was a Regional Merchandise Manager, Menswear and Footwear, in the Northeast and Mid-Atlantic regions of Nordstrom, and then served as Divisional Merchandise Manager, Shoes. Mr. Sato was promoted to Vice President and Corporate Merchandise Manager for the Men’s Shoes Division of Nordstrom in 1999. Mr. Sato has been involved in the retail industry for over 24 years.

Ms. Dolores A. Kunda was elected as a director of the Company in October 2008 for a term expiring at the 2011 Annual Meeting. Ms. Kunda also serves on the Compensation and Stock Option Committee of the Board of Directors.  Ms. Kunda is the founder, President and CEO of Lápiz, one of the largest Hispanic advertising agencies in the US since 1999.  Lápiz is a division of Leo Burnett USA and all entities are part of a French communications holding company, Publicis Groupe.  In 2007, Ms. Kunda assumed the position as President of Leo Burnett Puerto Rico concurrent with her position at Lápiz.  From 2006 to 2009, Ms. Kunda served as Director for Lenox Group Inc., and was a member of Lenox’s Audit Committee.  Ms. Kunda has an undergraduate degree from Smith College and an MBA from Northwestern University’s Kellogg Graduate School of Management.  Ms. Kunda has been in the advertising field for nearly 25 years, and has focused on Hispanic marketing for the last 17 years.  Ms. Kunda is the founder of Lápiz, one of the largest Hispanic advertising agencies in the US and has over twenty years of experience in marketing and advertising to the general market, Mexico, the US Hispanic market and Puerto Rico.

Mr. Stephen Goldsmith has served as a director of the Company since July 1999. Mr. Goldsmith is the Daniel Paul Professor of Government, and Director of the Innovations in American Government Program at Harvard University's Kennedy School of Government. He serves as a Strategic Advisor to the law firm of McKenna Long and Aldridge, as well as to Capital Source, a Maryland based financial institution.  From 2001 to 2005, he served as Senior Vice President of ACS State and Local Solutions. Mr. Goldsmith was a director of Net2Phone, Inc., an internet communications company, from 2003 to 2005, and The Steak n Shake Company, a national restaurant chain, from 1999 to 2005.  Mr. Goldsmith served as Mayor of the City of Indianapolis from January 1992 to December 1999.

Mr. Bill Kirkendall has served as a director of the Company since July 2001. Mr. Kirkendall is a Partner in D.A. Weibring/Golf Resources Group, a golf course design, management and consulting firm worldwide since 2006. He is also the Chief Executive Officer of Pure Motion, Inc., a company that develops and markets technology-based training aids for recreational sports since March 2007.  From 1976 to 1982 Mr. Kirkendall was Vice President of Golden Brothers Inc., a long haul trucking company.  From October 1999 to November 2002, Mr. Kirkendall was President and Chief Executive Officer of Orlimar Golf Company, a manufacturer and distributor of golf equipment. Mr. Kirkendall was President and CEO of Tretorn of N.A., Inc., a distributor and licensee of athletic footwear, from 1998 to 1999. Mr. Kirkendall was a driving force with Etonic Inc. (Etonic, Tretorn, Puma USA), a distributor, manufacturer, and licensee of athletic footwear and apparel from 1982 to 1998, holding the following positions: Sales Representative from 1982 to 1985, National Sales Manager from 1985 to 1986, Vice President from 1986 to 1988, Senior Vice President from 1988 to 1989, Executive Vice President from 1989 to 1991, and President from 1991 to 1998.

Mr. William P. Carmichael has served as a director of the Company since July 2003. Mr. Carmichael currently serves as Chairman of the Board of Trustees of the Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Master Investment Trust, and Columbia Funds Variable Insurance Trust I. From 1998 to 2001 Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for 26 years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer of Beatrice Foods from 1987 to 1990, and from 1973 to 1984 as Vice President of Esmark, Inc. Mr. Carmichael has been a director of Spectrum Brands (formerly Rayovac Corporation) since August 2002, Cobra Electronics Corporation since 1994, and Simmons Company since May 2004. He was previously a director of Opta Food Ingredients, Inc., Nations Government Income Term Trust 2004, Nations Government Income Term Trust 2003, Nations Balanced Target Maturity Fund and Hatteras Income Securities Fund.

Ms. Catherine A. Langham has served as a director of the Company since April 2006.  Ms. Langham is the co-founder, President and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing and distribution.  Since July 2007, Ms. Langham has served as a director for Celadon Trucking Services, an international truckload carrier, and is a member of Celadon Trucking Services’ audit committee.  Ms. Langham was a member of the Board of Directors of Marsh Supermarkets, Inc. from 1998 through September 2006, where she also served on the audit and executive committees. Ms. Langham has over 20 years of experience in the logistics industry.

Officers are appointed by and serve at the discretion of the Board. Unless otherwise stated, there are no family relationships among any directors or executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10 percent of the Company’s Class A Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10 percent shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based solely on the Company’s review of the copies of the forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for certain fiscal years, the Company believes that all of its officers, directors and greater than 10 percent shareholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended February 28, 2009.

Code of Ethics

The Company’s Code of Ethics, applicable to its directors and officers, is available on the Company’s website at www.finishline.com. The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or in a report on Form 8-K as required.

BOARD OF DIRECTORS, COMMITTEES AND MEETINGS

Independence of Directors

The Board has determined that the majority of its members are “independent directors” under the criteria for independence set forth in the listing standards of the Nasdaq Stock Market (“Nasdaq”). The independent directors of the Board include Dolores A. Kunda, Stephen Goldsmith, Bill Kirkendall, William P. Carmichael and Catherine A. Langham.  In addition, all members of the Audit Committee and the Compensation and Stock Option Committee of the Board are independent directors and all members of the Audit Committee satisfy the independence requirements set forth in Securities and Exchange Commission ("SEC") rules.

Meetings and Committees of the Board of Directors

The Board held 9 meetings in fiscal 2009 and all directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were members. Members of the Board are expected to attend the Annual Meeting. Except for Dolores Kunda, who joined the Board in October 2008, all Board members attended the 2008 Annual Meeting of Shareholders.

The Board of Directors has 3 committees. The Audit Committee is comprised of Ms. Langham and Messrs. Goldsmith, Kirkendall and Carmichael, Chair. The Compensation and Stock Option Committee is comprised of Ms. Langham, Mr. Kirkendall and Ms. Kunda. The Finance Committee is comprised of Messrs. Klapper and Carmichael. The Company does not have a nominating committee nor any committee performing such functions. The Board has determined that, because a majority of its members are independent directors, it is appropriate for the independent directors to fulfill the role of nominating potential directors to the Board. Nominees are recommended to the Board by at least a majority of independent directors, meeting in executive session.

The Audit Committee. The Audit Committee is appointed by the Board and is composed solely of independent directors (as defined in the Nasdaq listing standards and SEC rules). The Audit Committee appoints the Company’s independent registered public accounting firm each year and approves the associated compensation and terms of the engagement. It also approves services that may be proposed by the independent registered public accounting firm, as well as any services provided by other professional financial services providers. The Audit Committee monitors and oversees the quality and integrity of the Company’s accounting process and systems of internal controls.  Each member of the Audit Committee meets the Nasdaq financial knowledge requirements, and the Board has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and that he meets Nasdaq’s professional experience requirements. The Audit Committee is charged with reviewing and monitoring all contemplated related party transactions. The duties of the Audit Committee are set forth in its Charter which is available on the Company’s website at www.finishline.com, specifically at the ‘Our Company’ tab, then through the ‘Investor Relations’ tab. The Audit Committee met 7 times during fiscal 2009.

The Compensation and Stock Option Committee (the “Compensation Committee”).  The Compensation Committee is appointed by the Board and is currently composed of three non-employee independent directors (as defined in the Nasdaq listing standards). The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation structure of the Company’s executive officers including the chief executive officer. In consultation with the chief executive officer the Compensation Committee reviews and approves performance goals and objectives for the executive officers of the Company, other than the chief executive officer. The Committee also evaluates the performance of the chief executive officer and sets his annual compensation structure. The Compensation Committee is responsible for administering the Company’s 1992 Employee Stock Incentive Plan, as amended, and the Company’s 2002 Stock Incentive Plan, as amended. It periodically reviews and makes recommendations to the Board with respect to director compensation. The duties of the Compensation Committee are set forth in its Charter which is available on the Company’s website at www.finishline.com, specifically at the ‘Our Company’ tab then through the ‘Investor Relations’ tab. Decisions with respect to executive officer and director compensation are reviewed and approved by the Compensation Committee. Decisions concerning the compensation structure of the chief executive officer are recommended to all outside directors of the Board for ratification. The Compensation Committee met 7 times during fiscal 2009.

The Finance Committee. The Finance Committee reviews the Company’s financial policies and performs duties as may be requested by the Board. The Finance Committee met one time during fiscal 2009.

Meetings of the Independent Directors. The Company’s independent directors meet regularly in executive sessions outside the presence of Company management. An executive session is generally held in conjunction with each regularly scheduled meeting of the Board. The Company has not formally appointed a single director to preside at executive sessions of the independent directors. Rather, the responsibility to preside at each such meeting of independent directors is rotated among the independent directors, depending on the subject matter to be discussed at such meeting.

Nomination Process

In determining whether to nominate a candidate for election to the Company’s Board of Directors, the Board considers various criteria, such as the recommendations of the independent directors, the candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and professional ethics and values, bearing in mind the requirements of the Board at that point in time. The Board believes it is appropriate that a majority of its members be independent directors and that at least one member, who also serves on the Audit Committee, be an “audit committee financial expert” as defined by SEC rules. Candidates are identified through a variety of sources, including other members of the Board, senior Company executives, individuals personally known by the members of the Board, and research. The Company will consider shareholder recommendations of candidates when the recommendations are properly submitted. To be considered, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement entitled “Proposals of Shareholders,” and must comply with the notice, information and consent provisions set forth in the Company’s Bylaws. Shareholder nominees will be evaluated under the criteria set forth above. To recommend a prospective nominee for the Board’s consideration, a shareholder may submit a candidate’s name and qualifications to The Finish Line, Inc., Board of Directors (or the applicable Board member) at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary. The Board of Directors of the Company has adopted a resolution addressing the nomination process described above.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, its committees, the independent directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of Directors (or the applicable member of the Board of Directors), at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary. If the Secretary deems appropriate, the Secretary will forward such correspondence to the Chairman of the Board or to the applicable Board member. The process by which the Secretary reviews and forwards correspondence deemed appropriate has been approved by a majority of the Board’s independent directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is an overview and analysis of the Company’s executive compensation structure and pertains to those named executive officers listed in the Summary Compensation Table on page 23.

Compensation Committee Objectives

The Compensation and Stock Option Committee (the “Committee” or “Compensation Committee”) remains focused on establishing a balanced compensation structure for the Company’s executive officers; a structure that motivates the Company’s executive leadership to attain specified annual performance goals with a particular emphasis on longer-term strategy that will ensure sustainable improvement of shareholder value. The Committee strives to ensure that compensation levels remain competitive to attract and retain key individuals and maintains a commitment to ensure that executive officer compensation is perceived as fundamentally fair to the Company’s shareholders.

Executive Officer Compensation Overview

The basic components that comprise an executive officer’s compensation structure remain a fixed base salary and a sufficiently balanced at-risk component that consists of annual performance based incentive compensation, and long-term equity and non-equity incentive compensation. The Committee met several times at the beginning of the fiscal year to permit adequate time for evaluation and confirmation of executive officer compensation. At these meetings the Committee first evaluated the achievement of performance goals for each executive officer for fiscal year 2008. Based on these evaluations the Committee then considered and set the performance criteria and metrics that comprised the compensation structure of each executive officer for fiscal year 2009 (also “Fiscal 2009” or “FY09”).

In setting FY09 executive compensation the Committee also considered special circumstances that developed during the previous fiscal year, such as the protracted litigation that resulted from the failed merger between the Company and Genesco Inc., and the resolution of the litigation via a settlement between the parties in early March 2008. The Committee recognized the exceptional services of several key executives during this challenging period, including those of Mr. Gary Cohen, Mr. Steven Schneider and Mr. Kevin Wampler. Each of these named executive officers was therefore granted an additional award that, depending on the individual executive and his role, consisted of both equity and monetary value. These additional awards are set forth in the Summary Compensation Table on page 23, and further described in footnotes (__) thereto.

When setting executive officer compensation for fiscal 2009 the Committee considered recommendations from Mr. Alan Cohen, the Company’s current Chairman of the Board and the Chief Executive Officer for most of fiscal 2009. The Committee also considered recommendations from other members of Company management. The executive officers for whom compensation recommendations are discussed are not present during those discussions. When setting the compensation structure for the Chief Executive Officer no member of Company management is present. The Compensation Committee retains the discretion to accept, adjust or reject any recommendations concerning executive officer compensation.

Compensation Consultant and Benchmarking

The Committee continues to evaluate the elements that make up an executive officer’s compensation in the context of Company performance and the competitive retail market within which the Company operates. To assist the Committee in setting executive officer base salary amounts, bonus incentive amounts, and equity based awards for fiscal 2009 the Committee retained the consulting services of Mercer Human Resource Consulting (“Mercer”).

As part of its analysis in setting executive officer compensation for fiscal 2009, the Committee considered the compensation structures of executives in comparable positions at competitive companies. In setting this peer group of companies the Committee, in consultation with Mercer, considered criteria that included market capitalization, revenue, industry (specialty-retail), competitive market data provided by Mercer, and merchandise type. For fiscal 2009 this peer group consisted of:

•	Ann Taylor Stores Corp.

•	Men’s Wearhouse Inc.

•	Talbots Inc.,

•	Children’s Place Retail

•	Stein Mart Inc.

•	Chicos Fas Inc.

•	Dress Barn Inc.

•	Genesco Inc.

•	DSW Inc.

•	New York & Company Inc.

•	Urban Outfitters Inc.

•	J Crew Group Inc.

•	Aeropostale Inc.

•	Footlocker Inc.

•	Pacific Sunwear Calif Inc.

The Committee strives to set the basic components of executive officer compensation near the median of the peer group (“FY09 Peer Group”). However, the compensation structure for each named executive officer will often vary from this average because of varied performance factors and/or performance metrics the Committee incorporates into each individual executive officer’s compensation structure.

Base Compensation

A fundamental component of overall executive compensation remains an executive officer’s base salary. Target performance bonus amounts and actual performance bonus payout amounts remain directly based on a percentage of an executive officer’s base salary. When setting an executive officer’s base salary for fiscal 2009 the Committee considered competitive base salary amounts for similar executives in the FY09 Peer Group, the executive officer’s position, tenure, the responsibilities of the position, and the respective level of accountability. The Committee continues to consider internal pay equity a significant criterion when setting final base salary amounts.

Mr. Alan Cohen retired from his position as Chief Executive Officer effective December 1, 2008, and retained his position as the Chairman of Board. On that date Mr. Glenn Lyon, the Company’s then President, assumed the position of Chief Executive Officer, and Mr. Steven Schneider, the Company’s then Chief Operating Officer assumed the position of President and Chief Operating Officer. As result of their new positions the base salary amounts for both Mr. Lyon and Mr. Schneider were adjusted at that time to reflect their new responsibilities. These adjustments were based on the same criteria as specified above.  The base salary amounts for each named executive officer for fiscal 2009, including the adjusted base salaries for Mr. Lyon and Mr. Schneider, are reflected in the Summary Compensation Table on page 23, and in footnotes (__) (__) thereto.

Performance Based Incentive Compensation

For fiscal 2009 the Committee designated nine of the Company’s executive officers with a title of ‘executive vice president’ or higher, including each of the named executive officers, to participate in the fiscal 2009 executive officer bonus program (“EOBP” or “EOBP09”).  The Committee concluded that these individuals with their respective responsibilities were in the most opportune positions to drive overall company financial performance for fiscal 2009. Each such executive officer was established with a specified target bonus amount expressed as a percentage of such executive officer’s base salary. The Committee set the target bonus amounts by considering each executive officer’s responsibilities against how those responsibilities are expected to affect overall financial performance.

The EOBP09 is established and administered under the authority of the Company’s shareholder approved 2002 Stock Incentive Plan (as amended and restated). For fiscal 2009 the EOBP consisted of two primary categories;

1.	a qualifying Company Financial Performance Category, and

2.	an Executive Team Performance Category.

Both categories remain based on financial performance. The first category is comprised of performance criteria as individually specified in the Company’s 2002 Stock Incentive Plan (“Company Financial Performance Category”), and the second executive management team performance category (“Executive Team Performance Category”) is based on performance criteria that concerns the collective performance of the executive management team for which the Committee retained final discretion on achievement. Because both categories were comprised of quantifiable performance criteria it was the intent of the Committee that both categories qualify as deductible performance based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”).

For the Chief Executive Officer the Company Financial Performance Category of the EOBP09 bonus amount was set at 85% of base salary, and the Executive Team Performance Category was set at 20% of base salary equating to a total maximum bonus potential under the EOBP09 of 105% of base salary.

For the President the Company Financial Performance Category of the EOBP09 bonus amount was set at 75% of base salary as a target, and the Executive Team Performance Category was set at 15% of base salary equating to a total maximum bonus potential under the EOBP09 of 90% of base salary.

For the Chief Operating Officer the Company Financial Performance Category of the EOBP09 bonus amount was set at 65% of base salary, and the Executive Team Performance Category was set at 15% of base salary equating to a total maximum bonus potential under the EOBP09 of 80% of base salary.

For the General Counsel and Chief Financial Officer the Company Financial Performance Category of the EOBP09 bonus amount was set at 60% of base salary, and the Executive Team Performance Category was set at 10% of base salary equating to a total maximum bonus potential under the EOBP09 of 70% of base salary.

Code Section 162(m) generally disallows a federal tax deduction to any publicly traded corporation for compensation paid in excess of $1,000,000, in a taxable year. The Committee endeavors to structure EOBP amounts that may be paid to qualify as performance based compensation provided that preserving the tax deduction does not inhibit the Committee’s ability to achieve executive officer compensation objectives.

Qualifying Company Financial Performance Criteria

The Company Financial Performance Category of the EOBP09 consisted of the following criteria:

•	Improving pre-tax operating income;

•	Improving comparable store sales revenue;

•	Improving consolidated gross margin;

•	Individual business unit performance objectives;

•	Reducing consolidated aged inventory;

•	Share price performance; and

•	Reducing the Company’s selling, general and administrative expense.

Qualifying Company Financial Performance Criteria Measurement

Each Company financial performance criteria was measured within a percentage range against fiscal 2008 financial performance. The performance criterion of improving pre-tax operating income was generally determined by comparing the increase in the Company’s consolidated operating earnings for fiscal 2009 to fiscal 2008, and is subject to the following adjustments: asset impairments, material gains and/or losses from insurance costs, stock compensation expenses, all bonus payment amounts to senior management, and material legal costs incurred by the Company during the fiscal year.

For fiscal 2009 the percentage metric for improving pre-tax operating income ranged from 11% to 25% over fiscal 2008, for improving comparable store sales revenue the percentage metric ranged from 0.18% up to 1.80% over fiscal 2008, for improving the Company’s consolidated gross margin the performance metric was based on a basis point improvement over fiscal 2008 and ranged from 13 basis points to a 40 basis point improvement, and for reducing consolidated aged inventory the percentage metric ranged from 1.0% to 2.0% of total year-end inventory balance. For purposes of calculating the performance metric for aged inventory the Committee considered aged inventory as existing Company inventory that is 365 days or older. For the performance criteria of share price performance the Committee established that the share base price against which the fiscal 2009 share performance would be measured would be the average closing price of the Company’s shares for the last 20 days of fiscal 2008, which was $2.64 (“Comparator Price”). Improvement in share price performance for fiscal 2009 would be measured by comparing the average of the closing price of the Company’s shares for the last 20 business days of fiscal 2009 to the Comparator Price. The percentage metric for share price performance ranged from 89.0% to 146.0%.

The performance criterion of reducing the selling, general and administrative expense of the Company was measured by comparing an upward monetary deviation (measured as a percentage) from a predetermined budget of the Company’s selling-general-and-administrative-expense (“SG&A”) for fiscal 2009. For purposes of bonus criteria measurement the SG&A budget included occupancy costs, but excluded asset impairments, material gains and/or losses from insurance costs, stock compensation expenses, all bonus payment amounts to senior management, and material legal costs incurred by the Company during the fiscal year. The percentage metric for reducing the selling, general and administrative expense of the Company ranged from .04% to .40%.

Qualifying Financial Performance Criteria Achievement and Allocation for Each Named Executive Officer

Performance criteria allocation to an EOBP09 participant remains based on such participant’s accountability, influence on Company operations, tenure with the Company, and the competitive challenges of a participant’s position within the Company and within the specialty-retail industry at large. The Committee strives to allocate the criteria in such a way that the challenge of achieving the performance goals is relatively consistent from year to year. As indicated above, the program’s target award opportunities are set as a percentage of a participant’s base salary. The percentage allocations for each named executive officer are indicated below.

For Fiscal 2009 the performance criteria of improving pre-tax operating income, improving consolidated gross margin, reducing aged inventory, and reducing the Company’s SG&A were each achieved at metric thresholds resulting in the full achievement of each such criterion. The performance criteria of improving comparable store sales revenue and share price performance were not achieved at their respective target metrics, and therefore were not included in the calculation of final earned bonus amounts under the EOBP09.

Individual Business Unit Performance Criteria

Individual business unit performance objectives for the named executive officers, other than the Chief Executive Officer, varied depending on functional role, responsibility, and alignment with strategic Company objectives. Each named executive officer’s individual business unit performance objectives were established by the executive officer then reviewed and approved by the Committee at the beginning of the fiscal year. An individual business unit performance category was excluded from the Chief Executive Officer’s EOBP09 criteria because of this position’s overall responsibility for the financial performance of the Company.

As President through November 30, 2008, Mr. Glenn Lyon’s individual business unit performance objectives for FY09 were comprised of: measured reduction in year-end differential between general ledger inventory and individual business unit inventory as compared to fiscal year 2008, and measured improvement in gross-margin-

return-on-investment for athletic shoes as compared to fiscal 2008. Individual business unit performance objectives comprised 10% of Mr. Lyon’s qualifying financial performance criteria allocation; he achieved 5.8% of this criterion in his capacity as President. Once Mr. Lyon assumed the role of Chief Executive Officer on December 1, 2008, he no longer had an individual business unit performance component as part of his EOBP09 criteria.

Mr. Steven Schneider’s individual business unit performance objectives for FY09 were comprised of: achieving minimum store labor benchmarks, achieving minimum consolidated store occupancy costs as compared to fiscal 2008, measured improvement in lease audit savings as compared to fiscal 2008, achieving minimum departmental savings in the Company’s purchasing; and transportation-and-distribution departments, and improving leadership development of Company management. Individual business unit performance objectives comprised 10% of Mr. Schneider’s qualifying financial performance category; he retained this percentage allocation under the EOBP09 when he assumed the role of both President and Chief Operating Officer on December 1, 2008. Mr. Schneider achieved 100% of this criterion.

Mr. Gary Cohen’s individual business unit performance objectives for FY09 were comprised of: the development and effective management of a cost effective reorganization of the Company’s human resource department, implementation of several cost effective human resource management software programs, implementation of an electronic Board communication process, measurable control of contract-review efficiency, revision and update of the Company’s insider trading policy, measured control of legal and human resource departmental budgets, and the timely resolution of lease obligations and general liability claims. Individual business unit performance objectives comprised 25% of Mr. Gary Cohen’s qualifying financial performance category; he achieved 100% of this criterion.

Mr. Kevin Wampler’s individual business unit performance objectives were comprised of: implementation of an efficient communication process with executive management on periodic financial results, achievement of purchasing department cost savings, measured control of departmental budgets; and measured control of direct Company expenses. Individual business unit performance objectives comprised 25% of Mr. Wampler’s qualifying financial performance category; Mr. Wampler voluntarily left the Company on November 25, 2008 thereby forfeiting all components and payments under the EOBP09.

Qualifying financial performance criteria allocation and the resulting amounts earned by each named executive officer under this category for fiscal 2009 are as follows:

Alan H. Cohen, as Chief Executive Officer thru 11-30-08
Qualifying Company financial performance criteria under the EOBP09 for Mr. Cohen were allocated in the following percentages:
• Improving pre-tax operating	30% - achieved
• Improving comparable store sales revenue	15% - not achieved
• Improving consolidated gross margin	20% - achieved
• Reducing consolidated aged inventory	5% - achieved
• Share price performance	10% - not achieved
• Reducing the Company’s SG&A	20% - achieved

Mr. Alan Cohen achieved 75% of the qualifying company financial performance portion under the EOBP09.

Mr. Cohen’s base salary for fiscal 09 was set at $614,000. He retired on November 30, 2008 earning $460,495 of his annual base salary. Upon his retirement from the position of Chief Executive Officer on November 30, 2008, Mr. Cohen received a retirement severance in the amount of $100,000. This retirement severance amount was added to Mr. Cohen’s then earned base salary amount totaling $560,495. For purposes of calculating the percentage of qualifying company financial performance criteria allocation to Mr. Cohen, the amount of $560,495 was used as his base salary.  The total bonus amount Mr. Cohen is eligible for under the qualifying financial performance category of the EOBP09 is $357,319.

Glenn S. Lyon
Qualifying Company financial performance criteria under the EOBP09 for Mr. Glenn Lyon were allocated in the following percentages:
	as President through 11-30-08	as Chief Executive Officer from 12-1-08
	Base salary as President: $485,000	Base salary as CEO: $620,000
• Improving pre-tax operating income	30%	30% - achieved
• Improving comparable store sales revenue	10%	15% - not achieved
• Improving consolidated gross margin	20%	20% - achieved
• Individual business unit performance objective	10% (achieved at 5.6%)	0% - not applicable
• Reducing consolidated aged inventory	5%	5% - achieved
• Share price performance	10%	10% - not achieved
• Reducing the Company’s SG&A	15%	20% - achieved

For calculation of bonus amounts earned under the EOBP09 Mr. Lyon’s base salary as President was calculated as $485,000, and as Chief Executive Officer as $620,000. As President Mr. Glenn Lyon achieved 76% of the qualifying company financial performance portion under the EOBP09 equating to an earned bonus amount of $206,792. As Chief Executive Officer Mr. Lyon achieved 75% under this criteria allocation equating to an earned bonus amount of $98,813.

The total bonus amount Mr. Lyon is eligible for under the qualifying financial performance category of the EOBP09 is $305,605.

Steven J. Schneider
Qualifying Company financial performance criteria under the EOBP09 for Mr. Steven Schneider were allocated in the following percentages :
	as COO through 11-30-08	as President & COO from 12-1-08
	Base salary as COO: $420,000	Base salary as President & COO: $500,000
• Improving pre-tax operating income	30%	30% - achieved
• Improving comparable store sales revenue	10%	10% -not achieved
• Improving consolidated gross margin	15%	20% - achieved
• Individual business unit performance objectives	10%	10% - achieved
• Reducing consolidated aged inventory	5%	5% - achieved
• Share price performance	10%	10% - not achieved
• Reducing the Company’s SG&A	20%	15% - achieved

For calculation of bonus amounts earned under the EOBP09 Mr. Schneider’s base salary as Chief Operating Officer was calculated as $420,000, and as President and Chief Operating Officer as $500,000. Mr. Schneider achieved a total of 80% of the qualified company financial performance portion under the EOBP09 under both his positions’ as Chief Operating Officer, and as President and Chief Operating Officer. As Chief Operating Officer Mr. Schneider earned a bonus amount of $163,800 under this criteria allocation, and as President and Chief Operating Officer Mr. Schneider earned a bonus amount of $75,000.

The total bonus amount Mr. Schneider is eligible for under the qualifying financial performance category of the EOBP09 is $238,800.

Gary D. Cohen, Executive Vice President, General Counsel & Secretary:
Qualifying Company financial performance criteria under the EOBP09 for Mr. Gary Cohen were allocated in the following percentages:
• Improving pre-tax operating income	30% - achieved
• Improving comparable store sales revenue	10% - not achieved
• Improving consolidated gross margin	10% - achieved
• Individual business unit performance objectives	25% - achieved
• Reducing consolidated aged inventory	5% - achieved
• Share price performance	5% - not achieved
• Reducing the Company’s SG&A	15% - achieved

Mr. Gary Cohen achieved 85% of the qualified company financial performance portion under the EOBP09. Mr. Cohen’s base salary for fiscal 2009 was $318,000. The total bonus amount Mr. Gary Cohen is eligible for under the qualifying financial performance category of the EOBP09 is $162,180.

Kevin S. Wampler, Chief Financial Officer through November 25, 2008:
Qualified Company financial performance criteria under the EOBP09 for Mr. Wampler were allocated in the following percentages:
• Improving pre-tax operating income	30%
• Improving comparable store sales revenue	10%
• Improving consolidated gross margin	10%
• Individual business unit performance objectives	25%
• Reducing consolidated aged inventory	5%
• Share price performance	5%
• Reducing the Company’s SG&A	15%

Mr. Wampler voluntarily left the Company on November 25, 2008 thereby forfeiting all components and payments under the EOBP09.

Executive Team Performance Category

For fiscal year 2009 the Committee added an Executive Team Performance Category to the EOBP09. This category consisted of the following five measurable performance criteria:

(1)	Improve sales per average square foot over those of fiscal 2008;

(2)	Improve the percentage of consolidated inventory that is 180 days or less over that of fiscal 2008;

(3)	Improve inventory turn-over rate over that of fiscal 2008;

(4)	Reduce the Company’s total occupancy costs over those of fiscal 2008; and

(5)	Reduce return-to-vendor footwear units over those of fiscal 2008.

Each of the named executive officers was eligible for a performance bonus under this Executive Team Performance Category, quantified as a percentage of each officer’s base salary, if the Company achieved at least three of the five listed criteria. For the Chief Executive Officer the Executive Team Performance Category was set at 20% of base salary. For the President it was set at 15% of base salary, for the Chief Operating Officer it was set at 15% of base salary and for the General Counsel and Chief Financial Officer it was set at 10% of each individual’s respective base salary.

The Company did not improve its sales per average square foot over that of fiscal 2008, therefore it was concluded that the first criterion of this category was not achieved. The Company was able to improve the percentage of consolidated inventory that is 180 days or less in fiscal 2009 by approximately 3.4% over that of fiscal

2008, resulting in the achievement of the second criterion. The Company was able to improve its inventory turnover rate for fiscal 2009 over that of fiscal 2008 by approximately 10%, resulting in the achievement of this category. The Company was also successful in its effort to reduce its total occupancy costs in fiscal 2009 by approximately 1.4% over that of fiscal 2008, achieving the fourth criterion. The Company successfully reduced the return-to-vendor footwear units over those of fiscal 2008 by approximately 50%, achieving the fifth criterion of this category to the satisfaction of the Committee.

With four of the five criteria that comprised the Executive Team Performance Category achieved to the satisfaction of the Committee, the Committee concluded that each executive that was a participant in this Executive Team Performance Category of the EOBP09, including each of the named executive officers, was eligible for the maximum performance bonus amount under this category. Amounts earned by each named executive officer under this category are as follows:

Alan H. Cohen, as Chief Executive Office thru 11-30-08

The Executive Team Performance Category of the EOBP09 was calculated to equal 20% of Mr. Alan Cohen’s base salary. For purposes of EOBP09 calculations the amount of $560,495 was used as his base salary. As described above, the Company achieved at least three of the five performance criteria meeting the threshold to qualify Mr. Cohen for the maximum performance bonus amount under this category: $112,100.

Glenn S. Lyon-

The Executive Team Performance Category of the EOBP09 was calculated to equal 15% of Mr. Lyon’s base salary. As described above the Company achieved at least three of the five performance criteria meeting the threshold to qualify Mr. Lyon for the maximum performance bonus amount under this category. As President through November 30, 2008 Mr. Lyon earned $54,563 under this category, and as Chief Executive Officer from December 1, 2008, Mr. Lyon earned $31,000 under this category for a total of $85,563.

Steven J. Schneider-

The Executive Team Performance Category of the EOBP09 was calculated to equal 15% of Mr. Schneider’s base salary. As described above, the Company achieved at least three of the five performance criteria meeting the threshold to qualify Mr. Schneider for the maximum performance bonus amount under this category. As Chief Operating Officer through November 30, 2008, Mr. Schneider earned $47,250 under this category, and as President and Chief Operating Officer from December 1, 2008, Mr. Schneider earned $18,750 under this category for a total of $66,000.

Gary D. Cohen -

The Executive Team Performance Category of the EOBP09 was calculated to equal 10% of Mr. Gary Cohen’s base salary. As described above, the Company achieved at least three of the five performance criteria meeting the threshold to qualify Mr. Gary Cohen for the maximum performance bonus amount under this category: $31,800.

Kevin S. Wampler -

The Executive Team Performance Category of the EOBP09 was calculated to equal 10% of Mr. Wampler’s base salary. Mr. Wampler voluntarily left the Company on November 25, 2008 thereby forfeiting all components and payments under the EOBP09.

All EOBP09 compensation is paid after the end of the fiscal year once the Committee has evaluated the Company’s performance relative to the performance goals established at the beginning of the fiscal year. EOBP09 award amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 23.

Retention Bonus Plan

In light of the litigation that developed from the Company’s contemplated merger with Genesco Inc. during fiscal 2008, the Committee implemented a Retention Plan applicable to certain key members of executive management. The purpose of implementing the Retention Plan was to enhance the ability of the Company to retain key employees who were considered critical to the successful resolution of the Genesco related litigation as well as to the continuing business operations of the Company. Other than Mr. Alan Cohen who served as the chief executive officer through November 30, 2008, each of the named executive officers was named as participants in the Retention Plan. The Retention Plan consisted of three payments to each Retention Plan participant with each payment structured to be made at three-month intervals. The dollar amount of the first payment to each Retention Plan participant was set to be equal to the dollar amount of the second payment, and the third and final payment was set to be equal to the sum of the first two payment amounts. To receive the second and third payments, Retention Plan participant employees needed to remain employed by the Company at the time of payment of those amounts. The first payment under the Retention Plan was paid to each plan participant on February 29, 2008. The remaining payments under the plan were made on May 30, 2008, and August 29, 2008, to those named executive officers and in the amounts as set forth in the Summary Compensation Table on page 23 and in footnote (5) thereto.

Long Term Executive Officer Bonus Program

The Committee determined to continue its establishment of a new long term incentive bonus plan for fiscal 2009 based on a three year performance cycle that includes fiscal 2009, fiscal 2010, and fiscal 2011 (“LTIB09”).  Operating earning threshold amounts under the LTIB09 are subject to the following adjustments: asset impairments, material gains and/or losses from insurance costs, stock compensation expenses, bonus payment amounts to senior management, and material legal costs incurred by the Company during the applicable fiscal year. Under the LTIB09 each of the named executive officers set forth below is eligible to earn up to the target amount specified below if, over the three-year performance cycle, the Company improves adjusted operating earnings, as determined in accordance with GAAP, by 30% (or what equates to an average of 10% per year) over adjusted operating earnings for fiscal 2008, which amounts to approximately $41,609,000.

The purpose of the LTIB09 is to continue to encourage the Company’s executive management, including each of the named executive officers, to focus on longer-term Company performance. The Committee believes that the fixed cash based incentive component of this plan continues to serve as an adequate long term incentive as compared to a share-based plan where the value of the reward component remains uncertain and subject to a variety of factors outside of the control of plan participants.

For Mr. Alan Cohen the LTIB09 target amount was set at $225,000, for Mr. Glenn Lyon $150,000, for Mr. Steven Schneider $125,000, for Mr. Gary Cohen $75,000 and for Mr. Kevin Wampler $75,000 (which was forfeited by Mr. Wampler when he voluntarily left the Company on November 25, 2008). These threshold payment amounts have remained consistent for at least the prior three fiscal year long term incentive bonus plans and the Committee determined that the amounts should continue to remain consistent for the LTIB09.

To the extent that operating earnings for the three-year performance cycle are less than the stated goal but are within 90% of such goal, then the bonus award amount will be one half of the proposed bonus award. To remain eligible for an award under this program the executive officer must remain employed throughout the three-year performance cycle at such officer’s present or superior position. The LTIB09 is not required to be funded by the Company, and if amounts are earned under the plan the amounts will be paid out of the general assets of the Company. The Committee retains sole discretion to administer the LTIB09, including the ability to reduce award amounts and whether to grant any award amount under the program. The Committee also retains discretion to confirm eligibility under the program in the event of an eligible executive’s termination of employment. In such an event the Committee will consider the circumstances of the termination including voluntarily separation, separation due to death or disability, and retirement. Mr. Alan Cohen is considered to no longer be eligible for any bonus payments under any long-term incentive bonus program. The Committee concluded that Mr. Lyon and Mr. Schneider will remain eligible under the LTIB09 at the payment amounts set at the inception of the program provided they remain in their current or superior positions at the time of payout under the program, and provided the threshold criteria are met. Potential bonus amounts under the LTIB09 for each named executive officer are also reflected in the 2009 Grants of Plan-Based Awards Table on page 25.

Restricted Share and Stock Option Incentive Compensation

In keeping with the Committee’s objective of providing a sufficiently balanced executive compensation structure   the Committee incorporated an equity component into each of the named executive officer’s annual compensation for fiscal 2009.  Before confirming the amount of equity based compensation that would be allocated to each named executive the Committee considered an equity compensation report prepared by Mercer. The Mercer report included an assessment of equity distribution among those companies that comprise the FY09 Peer Group. The Committee then considered recommendations from the Chief Executive Officer as to which key employees should receive equity grants and the recommended amounts. Included in the Chief Executive Officer’s recommendations were the grants of additional special equity awards to Mr. Steven Schneider, Mr. Gary Cohen and to Mr. Kevin Wampler, for their extraordinary individual contributions to the resolution of the failed merger between the Company and Genesco and the resulting litigation that followed. The Committee concluded that the recommendations of the Chief Executive Officer were within industry trends and did not exceed comparable position limits. The Committee also concluded to approve the special equity awards to the above named executive officers.

Special equity awards made to Mr. Steven Schneider, Mr. Gary Cohen and to Mr. Kevin Wampler were comprised of both stock options and restricted shares. Restricted shares granted as part of a special equity award to these three named executive officers carried the same three year cliff vesting schedule as those shares that comprised their annual incentive based compensation, and the options granted as part of the special equity award had a shortened vesting schedule from those granted as part of annual incentive based compensation.  Special equity awards, as well as all other equity awards granted to the named executive officers during fiscal 2009, are reflected in the Summary Compensation Table on page 23 and the Fiscal Year 2009 Grants of Plan-Based Awards Table on Page 25.

When determining to grant equity based compensation to the Company’s executives the Committee considers the recipient’s prior performance, the importance of retaining the recipient’s services, and the potential for the recipient’s performance in helping the Company achieve long-term performance objectives. Company equity awards that are part of annual executive compensation are determined at the beginning of the fiscal year, although equity awards may be granted at other times in the event of a new hire or promotion, or other special circumstances.  Equity grants to newly-hired or newly-promoted employees with titles of vice president or below that fall within guidelines previously approved by the Committee may be approved by written action of the Chief Executive Officer acting under a delegation from the Committee. All other equity grants are approved by resolution of the Committee.

Scheduling of the Committee’s meetings continues to be made without regard to anticipated earnings or other potential material announcements by the Company.  Unless otherwise specified by the Committee, the grant date for annual equity grants to executive officers is the same date of the Committee meeting at which they are approved. The exercise price of each stock option to be awarded is calculated to equal the average of the high and low sales price of the Company’s Class A common stock on Nasdaq on the grant date. Once equity grant awards are approved by the Committee, grant award letters are prepared and distributed as soon as administratively possible reflecting the number of stock options and/or restricted shares granted.

Vesting Schedule for Option Awards Granted To Named Executive Officers

The grant date for annual executive compensation options granted to the named executive officers in fiscal 2009 was March 11, 2008. Other than the special equity awards referenced above, the tiered vesting schedule for fiscal 2009 executive compensation options granted to the named executive officers is the same for each such named executive:

Vesting Dates for Options Granted in fiscal 2009	Percent of Options Vested
3/11/09	10%
3/11/10	20%
3/11/11	30%
3/11/12	40%

The vesting schedule for options granted as part of the special equity awards awarded to Mr. Steven Schneider, Mr. Gary Cohen and to Mr. Kevin Wampler are as follows:

Vesting Dates for Options Granted as part of a Special Equity Award	Percent of Options Vested
3/11/09	50%
3/11/10	50%

Options granted to independent directors of the Company as part of their service on the Board vest one year from their grant date. Prior to the exercise of an option grant, the recipient has no rights as a shareholder with respect to shares subject to such option grant, including voting rights and the right to receive dividends. The stock options granted to independent directors for fiscal 2009 are described in the 2009 Director Compensation Table on page 35

Vesting Schedule for Stock Awards Granted

Stock awards granted by the Committee as part of annual executive compensation, as well as those granted as part of special equity awards to Mr. Gary Cohen, Mr. Wampler and Mr. Schneider for fiscal 2009 vest under a three year cliff-vesting schedule where 100% of the restrictions on all such stock grants lapse and the shares granted vest on March 11, 2011. The grant date for all stock awards granted to named executive officers in fiscal 2009 was March 11, 2008. Dividends, if any, are paid on all restricted shares at the same rate as those received by all other shareholders of the Company.  Option and stock awards made to named executive officers for fiscal 2009 are reflected in the Fiscal Year 2009 Grants of Plan-Based Awards Table on page 25.  Restricted shares granted to independent directors are reflected in the 2009 Director Compensation Table on page 35.

Employment Agreements and Change in Control

On December 31, 2008, the Company entered into amended and restated employment agreements with Mr. Glenn Lyon, Mr. Steven Schneider, and Mr. Gary Cohen. Mr. Alan Cohen retired from his position as the Company’s Chief Executive Officer on November 30, 2008.  He remains as the Chairman of the Board and is not a party to any employment agreement with the Company. Mr. Kevin Wampler voluntarily left the Company on November 25, 2008, and is therefore no longer subject to any employment agreement with the Company. Each of the remaining named executive officer’s employment agreements obligates the Company to make certain payments to the executives in the event of termination or a change in control.  The Company maintains these agreements as a means of remaining competitive, focusing each such executive officer on shareholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. Information regarding applicable payments to each named executive officer under such agreements is provided in the section entitled Potential Payments in the Event of a Termination or a Change in Control beginning on page 30.

Pension Benefits

The Company does not currently provide pension benefits to its executives or employees.

Non-Qualified Deferred Compensation

The Finish Line, Inc. Non-Qualified Deferred Compensation Plan (“NQDC Plan”), is a non-qualified deferred compensation plan offered to certain officers and key employees, including each of the named executive officers, of the Company who may elect to defer a specified percentage of their future compensation, and performance based compensation (up to a maximum of 80%) on a pre-tax basis. The NQDC Plan is designed to coordinate with The Finish Line Inc. Profit Sharing and 401(k) Plan (the “401(k) Plan”) so that compensation deferrals are made to the NQDC Plan only to the extent such deferrals cannot be made to the 401(k) Plan due to limits applicable to qualified plans. Deferred compensation under the NQDC Plan is credited with earnings, gains and losses, in accordance with investment options that may be selected by the participant from time to time, based on investment options available under the 401(k) Plan. In general the plan’s investment options consist of various mutual and index funds comprised of stocks, bonds and money market accounts. Amounts deferred under the NQDC Plan by a participant are credited to a bookkeeping account and are adjusted periodically for hypothetical investment options based on participant directed allocation of the account funds from a menu of fund options chosen by the NQDC Plan administrator. The NQDC Plan directs the Company to make matching contributions to the NQDC Plan equal to 3% of the amounts deferred under both the NQDC Plan and the 401(k) Plan less any matching contributions made on behalf of the participant under the 401(k) Plan. Upon retirement or other separation from service or, if previously elected, upon a change in control of the Company a participant is entitled to payment of their vested account balance in a manner as previously elected by such participant. The NQDC Plan is intended to comply with the provisions of Section 409A of the Code applicable to deferred compensation arrangements. Compensation amounts deferred under the NQDC Plan by named executive officers are listed in the Fiscal Year 2009 Non-Qualified Deferred Compensation Table on page 30, and are included in the Salary column of the Summary Compensation Table on page 23.

Qualified Deferred Compensation

The Finish Line Inc. Profit Sharing and 401(k) Plan is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code and is applicable to all eligible employees of the Company including each of the named executive officers. In fiscal 2009 eligible employees could elect to contribute a portion of their salary to the plan up to a maximum amount of $15,500, and the Company provided matching contributions at 100% for up to 3% of each employee’s eligible earnings.  Matching contributions made by the Company to named executive officers are reflected in the Summary Compensation Table on page 23.

Perquisites

It remains the practice of the Company to not provide perquisites to its named executive officers other than to the Chief Executive Officer. Through the date of Mr. Alan Cohen’s retirement as Chief Executive Officer the Company paid Mr. Cohen’s annual country club membership dues and also provided Mr. Cohen with use of a Company vehicle. For that portion of Mr. Cohen’s use of the Company vehicle that did not meet the Internal Revenue Service’s standard for business use, the cost was imputed as income and a gross up payment for taxes was provided.

When Mr. Glenn Lyon assumed the role of Chief Executive Officer on December 1, 2008, the Company began providing Mr. Lyon with an allowance for his country club membership dues and for an automobile. The Committee considers these payments to be reasonable and consistent with its compensation structure objectives.

Tax and Accounting Considerations

To the extent readily determinable, the Compensation Committee takes into consideration the accounting and tax treatment of the various aspects of the Company’s executive compensation structure. The Company’s executive compensation plans are designed to be in part deductible under Section 162(m) of the Code. However, since some types of compensation payments and their deductibility depend upon factors outside of the Committee’s or the Company’s control and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

The Company does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Committee would evaluate whether adjustments, including implementation of recoupment procedures, are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.

Additionally, Section 409A of the Code governs the timing of deferrals and form of payment under the Company’s recently implemented non-qualified deferred compensation program. The Committee believes that the Company has been operating the non-qualified plan in good faith compliance with Section 409A.

Related Party Transactions

In accordance with the Company’s Audit Committee charter, the Audit Committee maintains responsibility for reviewing and approving any related party transactions.  The Company did not enter into any financial transactions with any related party or immediate family member of a director or executive officer of the Company during fiscal 2009. If any such material financial transaction were contemplated, the terms of any such transaction would be reviewed and approved by the Audit Committee prior to the Company entering into any such transaction.

Compensation Committee Report

The Company’s Compensation and Stock Option Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and based on such review recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Form 10-K for fiscal 2009.

This report is respectfully submitted by the members of the Compensation and Stock Option Committee set forth below:

Bill Kirkendall
Dolores Kunda
Catherine Langham

Compensation Committee Interlocks and Insider Participation

Members of the Compensation and Stock Option Committee have no interlocks or insider participation, and no member is or has been a former employee or officer of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($) (5)		Stock Awards ($) (8)		Option Awards ($) (12)		Non-Equity Incentive Plan Compensation ($) (16)		All Other Compensation ($)		Total ($)
Alan H. Cohen	2009	$460,495	(1)	$100,000	(6)	$492,482		$660,984		$469,419		$18,050	(20)	$2,201,430
Chairman of the Board and	2008	$593,000		$0		$296,775		$244,708		$0		$23,323		$1,157,806
Chief Executive Officer (through 11-30-08)	2007	$570,000		$0		$193,945		$160,193		$28,500		$24,967		$977,605

Glenn S. Lyon	2009	$518,750	(2)	$60,000		$253,919		$278,050		$391,167	(17)	$14,650	(21)	$1,516,536
Chief Executive Officer	2008	$468,000		$20,000		$252,160		$407,810		$157,950		$10,300		$1,316,220
(effective 12-1-08)	2007	$450,000		$0		$151,672		$391,935		$18,000		$12,055		$1,023,662

Steven J. Schneider	2009	$440,000	(3)	$75,000		$262,005	(9)	$183,849	(13)	$304,800	(18)	$24,817	(22)	$1,290,471
President and Chief	2008	$406,000		$25,000		$207,544		$233,360		$134,792		$10,300		$1,016,996
Operating Officer (effective 12-1-08)	2007	$390,000		$0		$109,399		$234,792		$13,650		$13,650		$759,896

Gary D. Cohen	2009	$318,000		$125,000	(7)	$225,297	(10)	$130,094	(14)	$193,980		$9,193	(23)	$1,001,564
Executive Vice President,	2008	$307,000		$25,000		$158,203		$167,019		$104,380		$10,300		$771,902
General Counsel & Secretary	2007	$295,000		$0		$63,828		$188,101		$53,100		$12,055		$612,084

Kevin S. Wampler	2009	$280,385	(4)	$75,000		$(162,282	) (11)	$(37,593	) (15)	$0	(19)	$14,565	(24)	$369,950
Executive Vice President,	2008	$280,000		$25,000		$158,203		$167,019		$94,150		$10,300		$734,672
Chief Financial Officer and Assistant Secretary	2007	$245,000		$0		$63,828		$179,241		$44,100		$12,055		$544,224

(1)
Mr. Cohen retired from his position as Chief Executive Officer on November 30, 2008.  Amount shown represents the portion of his annual base salary of $614,000 that he earned through the date of his retirement. Mr. Cohen has retained his position as Chairman of the Board.

(2)
Mr. Lyon was promoted from President to Chief Executive Officer effective December 1, 2008.  Amount shown represents total salary paid to Mr. Lyon during fiscal 2009.  Mr. Lyon’s annual base salary as President was $485,000 and his annual base salary as Chief Executive Officer was $620,000 during fiscal 2009.

(3)
Mr. Schneider was promoted from Chief Operating Officer to President and Chief Operating Officer effective December 1, 2008.  Amount shown represents total salary paid to Mr. Schneider during fiscal 2009.  Mr. Schneider’s annual base salary as Chief Operating Officer was $420,000 and his base salary as President/Chief Operating Officer was $500,000 during fiscal 2009.

(4)	Mr. Wampler voluntarily left the Company on November 25, 2008. Amount shown represents total salary paid to Mr. Wampler through his date of departure.
(5)
Except as otherwise indicated, amounts reflected in this column for fiscal 2009 represent the second and third (out of a total of three) payments payable to the named executive officer in fiscal 2009 under a Retention Bonus Plan the Company implemented in fiscal 2008. The second payment was payable on May 30, 2008, and the third payment was payable on August 29, 2008, provided the executive remained employed by the Company on those dates. The amount of the second payment under this plan was equal to the first payment, and the third and final payment was equal to the sum of the first two payments.

(6)
Amount represents a retirement severance payment the Committee granted to Mr. Cohen upon his retirement from his position as Chief Executive Officer on November 30, 2008. This amount, together with the $460,495 Mr. Cohen earned as base salary through the date of his retirement, was the base amount used to determine Mr. Cohen’s annual incentive based compensation under the EOBP09.

(7)
Includes a special award of $50,000 paid to Mr. Gary Cohen for his exceptional service in resolving the litigation that resulted from the failed merger between the Company and Genesco Inc., and $75,000 paid under the Retention Plan.

(8)
The amounts in this column for fiscal 2009 reflect the amount of compensation expense recognized by the Company for the restricted shares granted in fiscal 2009, as well as in prior years, to each named executive officer and exclude the estimate of forfeitures related to time based vesting. The grant date fair market value of the restricted shares has been computed in accordance with FAS123(R). For further information regarding the valuation of restricted shares please see Note 9 to the Company’s financial statements filed with the SEC on Form 10-K on May 5, 2009. The amounts shown reflect the Company’s accounting expense for these stock awards and do not necessarily reflect the actual value that may be recognized by a named executive officer.

(9)
In addition to shares granted as part of annual compensation, Mr. Schneider was granted 25,000 restricted shares as part of a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc.

(10)
In addition to shares granted as part of annual compensation Mr. Gary Cohen was granted 35,000 restricted shares as part of a special equity award for his exceptional service in resolving the litigation that resulted from the failed merger between the Company and Genesco Inc.

(11)
In addition to shares granted as part of annual compensation Mr. Wampler was granted 25,000 restricted shares as part a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc. Mr. Wampler voluntarily left the Company on November 25, 2008, thereby forfeiting all payments under the EOBP09, including entitlement to any unvested shares.

(12)
The amounts in this column for fiscal 2009 reflect the amount of compensation expense recognized by the Company for the stock options granted in fiscal 2009, as well as in prior years, to each named executive officer and excludes the estimate of forfeitures related to time based vesting. The grant date fair market value of the stock options granted has been computed in accordance with FAS123(R). For further information regarding the valuation of stock options granted please see Note 9 to the Company’s financial statements filed with the SEC on Form 10-K on May 5, 2009. The amounts shown reflect the Company’s accounting expense for these option awards and do not reflect the actual value that may be recognized by a named executive officer.

(13)
In addition to options granted as part of annual compensation Mr. Schneider was granted 25,000 options as part of a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc.

(14)
In addition to options granted as part of annual compensation, Mr. Gary Cohen was granted 35,000 options as part of a special equity award for his exceptional service in resolving the litigation that resulted from the failed merger between the Company and Genesco Inc.

(15)
In addition to shares granted as part of annual compensation, Mr. Wampler was granted 25,000 options as part of a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc. Mr. Wampler voluntarily left the Company on November 25, 2008, thereby forfeiting all payments under the EOBP09, including entitlement to any unvested options.

(16)
Non-equity incentive plan compensation is listed for the fiscal year in which such compensation was earned. Payments of such compensation were made to the named executive officer in the next succeeding fiscal year.

(17)
Includes non-equity incentive plan compensation of $261,354 awarded prior to December 1, 2008 while Mr. Lyon served as President and $129,813 awarded after that date when he was promoted to Chief Executive Officer.

(18)
Includes non-equity incentive plan compensation of $211,050 awarded prior to December 1, 2008 while Mr. Schneider served as Chief Operating Officer and $93,750 awarded after that date when he was promoted to President/Chief Operating Officer.

(19)	Mr. Wampler voluntarily left the Company on November 25, 2008 thereby forfeiting all payments under the EOBP09.
(20)
This amount reflects the Company’s contribution to Mr. Alan Cohen’s profit sharing and 401(k) plan account for fiscal 2009 in the amount of $6,900, and the value of those benefits the Company provided to Mr. Alan Cohen considered perquisites in the amount of $11,150.  The perquisites included payment of annual country club membership dues and the tax gross up value for use of a Company vehicle.

(21)
This amount reflects the Company’s contribution to Mr. Lyon’s profit sharing and 401(k) plan account for fiscal 2009 in the amount of $9,193, and the value of those benefits considered perquisites the Company provided to Mr. Lyon in his capacity as Chief Executive Officer in the amount of $5,457.  The perquisites included payment of country club membership dues and the reimbursement for use of a vehicle.

(22)
This amount reflects the Company’s total contributions to Mr. Schneider’s non-qualified deferred compensation plan (NQDCP), profit sharing and 401(k) plan accounts for fiscal 2009. Of this amount, $15,624 was the Company’s contribution to Mr. Schneider’s NQDCP account, and $9,193 was the Company’s contribution to his profit sharing and 401(k) plan accounts.

(23)	This amount reflects the Company’s contribution to Mr. Gary Cohen’s profit sharing and 401(k) plan account for fiscal 2009 in the amount of $9,193.
(24)
This amount reflects the Company’s total contributions to Mr. Wampler’s NQDCP, profit sharing and 401(k) plan accounts for fiscal 2009. Of this amount, $7,665 was the Company’s contribution to Mr. Wampler’s NQDCP account, and $6,900 was the Company’s contribution to his profit sharing and 401(k) plan accounts.

FISCAL YEAR 2009 GRANTS OF PLAN-BASED AWARDS TABLE

		Date of	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Committee Action	Threshold ($)		Target ($)		Maximum ($)		Units (#) (17)		Options (#) (18)		Awards $/Sh) (19)	Awards ($) (20)

Alan H. Cohen	3/11/08	3/11/08	—	(1)			—	(1)
	3/11/08	3/11/08	—		476,425	(2)	588,525	(3)
	3/11/08	3/11/08	—		—		—		35,000		70,000		$4.51	$291,389

Glenn S. Lyon	3/11/08	3/11/08	75,000	(4)	—		150,000	(5)
	3/11/08	3/11/08	—		131,750	(6)	162,750	(7)
	3/11/08	3/11/08	—		272,813	(8)	327,375	(9)
	3/11/08	3/11/08	—		—		—		30,000		60,000		$4.51	$249,762

Steven J. Schneider	3/11/08	3/11/08	62,500	(4)			125,000	(5)
	3/11/08	3/11/08	—		93,750	(10)	112,500	(11)
	3/11/08	3/11/08	—		204,750	(12)	252,000	(13)	55,000	(21)	75,000	(22)	$4.51	$391,128

Gary D. Cohen	3/11/08	3/11/08	37,500	(4)			75,000	(5)
	3/11/08	3/11/08	—		184,200	(14)	214,900	(15)
	3/11/08	3/11/08	—		—		—		60,000	(23)	70,000	(24)	$4.51	$404,139

Kevin S. Wampler	3/11/08	3/11/08	$—	(16)			$—	(16)
	3/11/08	3/11/08	—		168,000	(14)	196,000	(15)
	3/11/08	3/11/08	—		—		—		50,000	(25)	35,000	(26)	$4.51	$292,270

(1)	Mr. Cohen retired from his position as Chief Executive Officer during fiscal 2009 and is therefore ineligible for any payments under the LTIB09.
(2)
Reflects the target amount payable to Mr. Alan Cohen under the Company’s fiscal year 2009 annual executive officer bonus program (EOBP09). Estimated target EOBP09 payment amounts are based on a percentage of each named executive officer’s base salary.  For Mr. Alan Cohen the target percentage is 85% of base salary.  Because Mr. Cohen retired from his position as Chief Executive Officer during fiscal 2009, the base salary amount used to determine his eligibility amounts under the EOBP09 was the $460,495 in base salary he earned through his retirement date, plus his retirement severance amount of $100,000, totaling $560,495. Amounts actually paid under this program to Mr. Cohen for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(3)
Reflects the maximum amount that would be payable to Mr. Alan Cohen under the annual EOBP09. The estimated maximum payment amounts under the EOBP09 for Mr. Cohen is set at 105% of his base salary. Amounts actually paid under this program to Mr. Cohen for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(4)
Reflects the threshold amount that would be payable to the respective named executive officer under the LTIB09 if the Company were to achieve at least 90% of the goal under the LTIB09: achievement of improved adjusted operating earnings over three fiscal years by an annual average of 10% over adjusted operating earnings for fiscal year 2008.  If the stated goal is achieved, the amount reflected in this column would not be payable until after the close of fiscal year 2011.

(5)
Reflects the maximum amount that would be payable to the respective named executive officer under the LTIB09 if the Company were to fully achieve the stated goal under the LTIB09: achievement of improved adjusted operating earnings over three fiscal years by an annual average of 10% over adjusted operating earnings for fiscal year 2008. If the stated goal is achieved, amounts reflected in this column would not be payable until after the close of fiscal year 2011.

(6)
Reflects the target amount payable to Mr. Lyon under the Company’s EOBP09 in his capacity as Chief Executive Officer. Estimated target EOBP09 payment amounts are based on a percentage of each named executive officer’s base salary.  The target percentage for Mr. Lyon as Chief Executive Officer was 85% of his $620,000 base salary in such capacity.  Mr. Lyon was Chief Executive Officer for the final three months of fiscal 2009, so the prorated amount of his base salary in such capacity used to determine target eligibility amounts under the EOBP09 was $155,000. Amounts actually paid under this program to Mr. Lyon in his capacity as Chief Executive Officer for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(7)
Reflects the maximum amount that would be payable to Mr. Lyon in his capacity as Chief Executive Officer under the Company’s EOBP09. The estimated maximum EOBP09 payment amounts are based on a percentage of Mr. Lyon’s annual base salary.  The maximum percentage for Mr. Lyon as Chief Executive Officer was 105% of his $620,000 base salary in such capacity.  Mr. Lyon was Chief Executive Officer for the final three months of fiscal 2009, so the prorated amount of his base salary in such capacity used to determine maximum eligibility amounts under the EOBP09 was $155,000.  Amounts actually paid under this program to Mr. Lyon in his capacity as Chief Executive Officer for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(8)
Reflects the target amount payable to Mr. Lyon under the Company’s EOBP09 in his capacity as President. The estimated maximum EOBP09 payment amounts are based on a percentage of Mr. Lyon’s annual base salary.  The target percentage for Mr. Lyon as President was 75% of his $485,000 base salary in such capacity.  Mr. Lyon was President for the first nine months of fiscal 2009, so the prorated amount of his base salary in such capacity used to determine eligibility amounts under the EOBP09 was $363,750. Amounts actually paid under this program to Mr. Lyon in his capacity as President for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(9)
Reflects the maximum amount that would be payable to Mr. Lyon in his capacity as President under the Company’s EOBP09.  The estimated maximum EOBP09 payment amounts are based on a percentage of Mr. Lyon’s annual base salary.  The maximum percentage for Mr. Lyon as President was 90% of his $485,000 base salary in such capacity.  Mr. Lyon was President for the first nine months of fiscal 2009, so the prorated amount of his base salary in such capacity used to determine eligibility amounts under the EOBP09 was $363,750. Amounts actually paid under this program to Mr. Lyon in his capacity as President for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(10)
Reflects the target amount payable to Mr. Schneider under the Company’s EOBP09 in his capacity as President and Chief Operating Officer.  The target percentage for Mr. Schneider as President and Chief Operating Officer was 75% of his base salary in such capacity.  Mr. Schneider was President and Chief Operating Officer for the final three months of fiscal 2009, so the prorated amount of his base salary in such capacity used to determine his maximum eligibility amounts under the EOBP09 was $125,000. Amounts actually paid under this program to Mr. Schneider in his capacity as President and Chief Operating Officer for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(11)
Reflects the maximum amount that would be payable to Mr. Schneider in his capacity as President and Chief Operating Officer under the annual EOBP09. The maximum percentage for Mr. Schneider as President and Chief Operating Officer was 90% of his $500,000 base salary in such capacity.  Mr. Schneider was President and Chief Operating Officer for the final three months of fiscal 2009, so the prorated amount of his base salary in such capacity used to determine his maximum eligibility amounts under the EOBP09 was $125,000. Amounts actually paid under this program to Mr. Schneider in his capacity as President and Chief Operating Officer for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(12)
Reflects the target amount payable to Mr. Schneider under the Company’s EOBP09 in his capacity as Chief Operating Officer.  The target percentage for Mr. Schneider as Chief Operating Officer was 65% of his $420,000 base salary in such capacity.  Mr. Schneider was Chief Operating Officer for the first nine months of fiscal 2009, so the prorated amount of his base salary in such capacity used to determine his target eligibility amounts under the EOBP09 was $315,000. Amounts actually paid under this program to Mr. Schneider in his capacity as Chief Operating Officer for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(13)
Reflects the maximum amount that would be payable to Mr. Schneider in his capacity as Chief Operating Officer under the annual EOBP09. The maximum percentage for Mr. Schneider as Chief Operating Officer was 80% of his $420,000 base salary in such capacity.  Mr. Schneider was Chief Operating Officer for the first nine months of fiscal 2009, so the prorated amount of his base salary in such capacity used to determine his maximum eligibility amounts under the EOBP09 was $315,000. Amounts actually paid under this program to Mr. Schneider in his capacity as Chief Operating Officer for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(14)
Reflects the target amount payable to the respective named executive officer under the annual EOBP09. Estimated target EOBP09 payment amounts are based on a percentage of each named executive officer’s base salary: For Mr. Gary Cohen and Mr. Kevin Wampler the target percentage was 60% of their respective annual base salaries. Amounts actually paid under this program to each named executive officer for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(15)
Reflects the maximum amount that would be payable to the respective named executive officer under the annual EOBP09. For Mr. Gary Cohen and Mr. Kevin Wampler the maximum percentage was 70% of their respective annual base salary. Amounts actually paid under this program to each named executive officer for fiscal 2009 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(16)	Mr. Wampler voluntarily left the Company on November 25, 2008 thereby forfeiting all potential payments under the LTIB09.
(17)
Amounts reflected in this column show the number of restricted shares granted to each named executive officer in fiscal 2009. The restricted shares granted vest under a three-year cliff-vesting schedule where all restrictions on the shares lapse and the shares granted vest on March 11, 2011.

(18)
Amounts reflected in this column show the number of stock options granted to each named executive officer in fiscal 2009. Except as otherwise indicated the options granted have a tiered vesting schedule whereby 10% vest one year from the grant date, 20% vest two years from the grant date, 30% vest three years from the grant date and the remaining 40% vest four years from the grant date.

(19)
The amount reflected in this column shows the exercise price which was calculated as the average of the high and low sales price of the Company’s common stock traded on the grant date of March 11, 2008.

(20)
The amount reflected in this column shows the grant date fair value of restricted shares and of stock options computed in accordance with FAS123(R). For stock option awards the fair market value was calculated by multiplying the Black-Scholes value by the number of options granted. The Black-Scholes value for stock options granted in fiscal 2009 to each of the named executive officers was $1.91. For restricted share awards, the fair value was calculated by multiplying the average of the high and low sales price of the Company’s stock on the NASDAQ on the grant date.

(21)
In addition to 30,000 restricted shares granted as part of annual compensation, Mr. Schneider was granted 25,000 restricted shares as part of a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc.

(22)
In addition to 50,000 stock options granted as part of annual compensation, Mr. Schneider was granted 25,000 stock options as part of a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc. The 25,000 stock options granted as part of a special equity award have a two year vesting schedule whereby 12,500 options vest on March 11, 2009 and the remaining 12,500 options vest on March 11, 2010.

(23)
In addition to 25,000 restricted shares granted as part of annual compensation, Mr. Gary Cohen was granted 35,000 restricted shares as part of a special equity award for his exceptional service in resolving the litigation that resulted from the failed merger between the Company and Genesco Inc.

(24)
In addition to 35,000 stock options granted as part of annual compensation, Mr. Gary Cohen was granted 35,000 stock options as part of a special equity award for his exceptional service in resolving the litigation that resulted from the failed merger between the Company and Genesco Inc. The 35,000 stock options granted as part of a special equity award have a two year vesting schedule whereby 17,500 options vest on March 11, 2009 and the remaining 17,500 options vest on March 11, 2010.

(25)
In addition to 25,000 restricted shares granted as part of annual compensation, Mr. Wampler was granted 25,000 restricted shares as part of a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc. Mr. Wampler voluntarily left the Company on November 25, 2008 thereby forfeiting all unvested Company shares granted to him in connection with his employment with the Company.

(26)
In addition to 35,000 stock options granted as part of annual compensation, Mr. Wampler was granted 25,000 stock options as part a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc. The 25,000 stock options granted as part of a special equity award have a two year vesting schedule whereby 12,500 options vest on March 11, 2009 and the remaining 12,500 options vest on March 11, 2010. Mr. Wampler voluntarily left the Company on November 25, 2008 thereby forfeiting all unvested Company stock options granted to him in connection with his employment with the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
	Exercisable	Unexercisable

Alan H. Cohen (1)	40,000	—		$14.29	08/31/2015
	55,000	—		$16.07	03/29/2016
	80,000	—		$12.03	03/19/2017
	70,000	—		$4.51	03/11/2018

Glenn S. Lyon	35,000	—		$4.70	09/10/2011	20,000	(4)	$83,000
	15,000	—		$8.15	02/07/2012	25,000	(5)	$103,750
	35,000	—		$5.65	02/04/2013	30,000	(6)	$124,500
	40,000	—		$0.50	10/23/2013
	50,000	—		$17.62	03/04/2014
	18,000	12,000		$14.29	08/31/2015
	12,000	28,000		$16.07	03/29/2016
	5,000	45,000		$12.03	03/19/2017
		60,000		$4.51	03/11/2018

Steven J. Schneider	14,000	—		$4.00	04/26/2011	15,000	(4)	$62,250
	12,000	—		$8.15	02/07/2012	25,000	(5)	$103,750
	24,500	—		$5.65	02/04/2013	55,000	(6)	$228,250
	40,000	—		$17.62	03/04/2014
	15,000	10,000		$14.29	08/31/2015
	10,500	24,500		$16.07	03/29/2016
	3,000	27,000		$12.03	03/19/2017
		50,000		$4.51	03/11/2018
		25,000	(7)	$4.51	03/11/2018

Gary D. Cohen	21,000	—		$8.15	02/07/2012
	24,500	—		$5.65	02/04/2013	7,000	(4)	$29,050
	35,000	—		$17.62	03/04/2014	25,000	(5)	$103,750
	12,000	8,000		$14.29	08/31/2015	60,000	(6)	$249,000
	6,000	14,000		$16.07	03/29/2016
	1000	9,000		$12.03	03/19/2017
		35,000		$4.51	03/11/2018
		35,000	(8)	$4.51	03/11/2018

Kevin S. Wampler	24,000	—		$4.00	04/26/2011
	20,000	—		$8.15	02/07/2012
	24,000	—		$5.65	02/04/2013
	35,000	—		$17.62	03/04/2014
	12,000	—		$14.29	08/31/2015
	6,000	—		$16.07	03/29/2016
	1,000	—		$12.03	03/19/2017

(1)
Mr. Alan Cohen retired from his position as Chief Executive Officer on November 30, 2008. Pursuant to the equity award agreements entered into between the Company and Mr. Cohen under the authority of the 2002 Stock Incentive Plan, all awards of Company stock options and Company incentive stock granted to Mr. Cohen vested on the date of Mr. Cohen’s retirement.

(2)
Generally, options outstanding will be exercisable at a price equal to the average of the high and low price on the date of grant and, unless otherwise indicated, vest on a tiered schedule over a four year period: 10% after one year, 20% after two years, 30% after three years and the remaining 40% after four years. All options expire ten years from the date of grant.

(3)
The values represented in this column have been calculated by multiplying $4.15 (the closing price of the Company’s common stock on the last trading day of fiscal 2009, which was February 27, 2009) by the number of shares of stock.

(4)	Restricted shares granted on March 29, 2006, have a three-year cliff-vesting schedule and vest on March 29, 2009.

(5)	Restricted shares granted on March 19, 2007, have a three-year cliff-vesting schedule and vest on March 19, 2010.
(6)	Restricted shares granted on March 11, 2008, have a three-year cliff-vesting schedule and vest on March 11, 2011.
(7)
Stock options granted as part of a special equity award to Mr. Schneider in the amount of 25,000 have a two year vesting schedule whereby 12,500 options vest on March 11, 2009 and the remaining 12,500 options vest on March 11, 2010.

(8)
Stock options granted as part of a special equity award to Mr. Gary Cohen in the amount of 35,000 have a two year vesting schedule whereby 15,500 options vest on March 11, 2009 and the remaining 15,500 options vest on March 11, 2010.

FISCAL YEAR 2009 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Alan H. Cohen	—	—	80,000	$408,400 (1)

Glenn S. Lyon	—	—	—	—

Steven J. Schneider	—	—	—	—

Gary D. Cohen	—	—	—	—

Kevin S. Wampler	—	—	—	—

(1)
Amount for Mr. Alan Cohen reflects the value determined by multiplying the number of shares vested by the average of the high and low sales price of the Company’s shares on November 28, 2008 ($5.10), the active market-trading date immediately preceding the actual vesting date of November 30, 2008, which was a Sunday. Vesting of Mr. Cohen’s shares occurred pursuant to the award agreements under which they were granted which directed vesting of the shares upon the qualifying event of retirement which occurred on November 30, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to compensation plans under which equity securities of the Company are currently authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders), as of February 28, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders (1)	3,222,930	$10.58	2,500,488
Equity compensation plans not approved by security holders	—	—	—
Total	3,222,930	$10.58	2,500,488

(1)
These shares are subject to awards made or to be made under the Company’s 1992 Employee Stock Incentive Plan, 2002 Stock Incentive Plan, Non-Employee Director Stock Option Plan, and Employee Stock Purchase Plan.

FISCAL YEAR 2009 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)		Aggregate Withdrawals / Distributions ($)		Aggregate Balance at Last Fiscal Year-End ($) (4)

Alan H. Cohen	$1,753	—	$	(614)	$1,094	(5)	—

Glenn S. Lyon	—	—		—	—		—

Steven J. Schneider	$17,134	$15,624		$(7,481)	—		$27,583

Gary D. Cohen	$1,564	—	$	(696)	—		$862

Kevin S. Wampler	$17,385	$7,665		$(5,682)	$21,923	(6)	—

(1)	The amounts deferred by each named executive officer have also been reported as compensation for each respective named executive officer in the Summary Compensation Table for fiscal year 2009.
(2)
All of the amounts reported in this column have also been included in the Summary Compensation Table for fiscal year 2009 under the column heading “All Other Compensation” for the respective named executive officer.

(3)	Amounts listed represent the aggregate loss from NQDC Plan participation. Amounts in this column are not includable in the Summary Compensation Table for fiscal year 2009.
(4)
Represents the balance of the participant’s account under the NQDC Plan as of March 1, 2009. The full amounts of the reported aggregate balances for the respective named executive officers were reflected in prior years’ Summary Compensation Tables.

(5)	Mr. Alan Cohen’s fund balance was distributed to him in connection with his retirement on November 30, 2008.
(6)	Mr. Wampler’s fund balance was distributed upon his voluntary resignation from the Company on November 25, 2008.

POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION OR A CHANGE IN CONTROL

The Company is a party to amended and restated employment agreements with the following named executive officers: Glenn S. Lyon, the Company’s Chief Executive Officer, Gary D. Cohen, the Company’s Executive Vice President, General Counsel & Secretary, and Steven J. Schneider, the Company’s President and Chief Operating Officer. Under these agreements each of the executive officers will be entitled to certain payment provisions if they are terminated under any of the following circumstances:

•	Without Cause by the Company or resignation by executive for Good Reason 30 days before or two years after a Change in Control;

•	Without Cause by the Company at the end of the employment term upon the Company’s non-renewal of the agreement;

•	Resignation by executive without Good Reason following a Change in Control;

•	Without Cause by the Company or resignation by executive for Good Reason other than during a Change in Control; and

•	For Cause by the Company or resignation by the executive without Good Reason.

Generally, pursuant to these agreements the terms “Cause”, “Good Reason” and “Change in Control” are defined as follows:

“Cause” means:

(A)	the willful and continued failure by an executive to perform his material duties;

(B)	the willful or intentional engaging by an executive in conduct within the scope of his employment that causes material injury to the Company;

(C)	the executive’s conviction for, or a plea of nolo contendre to, the commission of a felony involving moral turpitude; or

(D)	a material breach of the executive’s covenants of non-competition and confidentiality that causes a material injury to the Company.

“Good Reason” means if, other than for cause, any of the following has occurred:

(A)	any reduction in the executive’s base salary or annual bonus opportunity (except for across the board reductions for all similarly situated executives of the Company);

(B)	a transfer of the executive’s primary workplace by more than thirty-five (35) miles from its location;

(C)	a material breach of the agreement by the Company; or

(D)
if such termination of employment occurs within 30 days prior to or two years following a Change in Control, then any one of the following: a substantial reduction in an executive’s authority, duties or responsibilities, or the assignment of any duties or responsibilities inconsistent with an executive’s position with the Company.

“Change in Control” means the consummation of one or more of the following:

(A)	the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group;

(B)
any person or group, other than the three founders of the Company, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company;

(C)
a merger, consolidation or similar reorganization of the Company with or into another entity, if the shareholders of the common stock of the Company immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or

(D)	if during any 12-month period, a majority of the then current directors cease for any reason to constitute a majority of the Board.

During fiscal 2009, Alan H. Cohen retired as Chief Executive Officer of the Company effective November 30, 2008, and Kevin S. Wampler voluntarily departed as the Company’s Chief Financial Officer effective November 25, 2008. With the exception of the discussion under the section captioned “Termination of an Executive for Cause or by Executive Without Good Reason,” these two executive officers have been omitted from the following charts because the Company would not owe any payment to them if the stated triggering event were to occur.

The Company also is a party to an employment agreement with Edward W. Wilhelm, who was appointed the Company’s Executive Vice President and Chief Financial Officer on March 30, 2009, a date that occurred after the end of the Company’s 2009 fiscal year-end. A discussion of the payment provisions upon a termination or a change in control under Mr. Wilhelm’s employment agreement is not included herein because he was not employed by the Company on February 28, 2009, which is the calculation date for the payments to the other named executive officers discussed below.

Termination of an Executive 30 Days Before or Two Years After a Change In Control

If an executive is terminated by the Company without Cause (other than by reason of death or disability) or resigns for Good Reason, in either case during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive will be entitled to receive benefits equal to: (1) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment that is derived by adding the executive’s base salary with his annual target bonus and the value of any other bonus the executive could have earned during the year of termination, and multiplying that figure by 2.5, (3) health insurance benefits for each executive and his dependents for two years. Each of the agreements also provides that to the extent any of the payments under the agreements become subject to an excise tax imposed by Section 4999 or 280G of the Code, then the executive would receive an additional gross-up payment to indemnify him for the effect of such a tax.

The amounts shown in the tables below do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, 401(k) plan distributions, and welfare benefits provided to all employees (other than the continuation of health insurance benefits, which is set forth in the tables below). The chart below illustrates the potential payments that each named executive officer would be entitled to if they were terminated by the Company without Cause or such executive resigned for Good Reason with respect to a Change in Control on February 28, 2009:

Executive	Lump Sum Cash Payment (Base + Target Bonus x 2.5) (1)	Health Insurance Benefits for two years (2)	Excise Tax Gross Up (3)
Glenn S. Lyon	$4,302,500	$22,176	$451,452
Steven J. Schneider	$3,312,500	$22,176	$121,356
Gary D. Cohen	$1,914,000	$17,424	0

(1)
This amount is calculated by adding the named executive officer’s annual base salary, plus the executive’s target annual bonus, plus the value of any other bonus the named executive officer could have earned during the year and multiplying it by 2.5. Although no payments have yet been made to any of the named executive officers under the LTIB07, LTIB08 and LTIB09, amounts under these long-term bonus plans could still be earned by the named executive officer if they remain employed, therefore the maximum amounts that could be payable under each of the three applicable LTIB plans have been included in the multiplied figure. For Mr. Lyon the total maximum amount that could be earned under the LTIB for fiscal 07, 08 and 09 is $450,000, for Mr. Schneider the maximum amount that could be earned under the LTIB plans is $375,000, and for Mr. Gary Cohen the maximum amount that could be earned under the LTIB plans is $225,000.

(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on February 28, 2009.
(3)
Each named executive officer’s employment agreement provides that the Company will pay a gross up payment in the event that amounts paid under the agreement become subject to an excise tax imposed by Section 4999 of the Internal Revenue Code. The amount of an applicable tax gross up payment would be such that, after deduction of any excise tax on the covered payment, the net amount retained by the executive officer would be equal to the covered amount.

Termination of an Executive Without Cause Upon Non-Renewal of Agreement

If an executive is terminated by the Company without Cause at the end of his employment term following the Company providing the executive with a notice of non-renewal of his agreement, then each such executive will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment equal to the executive’s base salary, (3) health insurance benefits for each executive and his dependents for one year, and (4) if the executive was eligible to receive a cash bonus for the calendar year during which his employment was terminated, an amount equal to a pro-rated portion (based upon the number of days during such calendar year the executive was employed) of the annual bonus and any other bonus the executive would have received during such calendar year had he remained employed through the entire year.

The following chart illustrates the potential payments that each executive would be entitled to if the Company did not renew the executive’s agreement and the executive was terminated by the Company without cause on February 28, 2009:

Executive	Lump Sum Cash Payment Equal to Base Salary (1)	Health Insurance Benefits for one year (2)	Bonus Amount (3)
Glenn S. Lyon	$620,000	$11,088	$901,167
Steven J. Schneider	$500,000	$11,088	$754,800
Gary D. Cohen	$318,000	$ 8,712	$543,980

(1)	Amount represents the named executive officer’s annual base salary as of February 28, 2009.
(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on February 28, 2009.
(3)
Amount represents the value of earned bonus payments for fiscal year 2009, plus the maximum amount that could still be earned during fiscal 2009 by each named executive under the LTIB for fiscal 2007, 2008, and 2009. For Mr. Lyon, this amount is $450,000; for Mr. Schneider, the amount is $375,000; and for Mr. Gary Cohen, the amount is $225,000.

Termination of an Executive by Resignation Without Good Reason Following a Change In Control

If an executive resigns without Good Reason during the 30 day period that begins on the first anniversary of a Change in Control, such executive shall be entitled to receive such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms, and a lump sum payment equal to the executive’s base salary.

The following chart illustrates the potential payments that each executive would be entitled to if they terminated their employment by resignation without Good Reason on February 28, 2009, and such date was within the 30 day period following the first anniversary of a Change in Control:

Named Executive Officer	Lump Sum Payment Equal to Base Salary	Excise Tax Gross Up (1)
Glenn S. Lyon	$620,000	0
Steven J. Schneider	$500,000	0
Gary D. Cohen	$318,000	0

(1)	Based on current estimates no excise tax gross up would be payable to the executive on the contemplated date.

Termination of an Executive Other Than in Connection With a Change in Control

If an executive is terminated by the Company without Cause (other than by reason of death or disability) or if the executive resigns for Good Reason, in either case other than within the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms; (2) a lump sum payment equal to: (a) with respect to Mr. Lyon, two times his base salary, (b) with respect to Mr. Schneider, 1.5 times his base salary, and (c) with respect to Mr. Gary Cohen, one times his base salary; (3) health insurance benefits for each executive and his dependents for one year; and (4) if the executive was eligible to receive a cash bonus for the calendar year during which his employment was terminated, an amount equal to the greater of (a) a pro-rated portion (based upon the number of days during such calendar year the executive was employed) of the annual bonus and any other bonus the executive would have received during such calendar year had he remained employed through the entire year, or (b) the average annual bonus actually paid to the executive over the three full fiscal years prior to the termination date.

The following chart illustrates the potential payments to which each executive would be entitled if he were terminated by the Company without Cause or the executive resigned for Good Reason other than in connection with a Change in Control on February 28, 2009:

Executive	Lump Sum Cash Payment (1)		Health Insurance Benefits for one year (2)	Bonus Amount (3)
Glenn S. Lyon	$1,240,000	(4)	$11,088	$901,167
Steven J. Schneider	$750,000	(5)	$11,088	$754,800
Gary D. Cohen	$318,000		$8,712	$543,980

(1)	Unless indicated otherwise, amount represents the named executive officer’s annual base salary as of February 28, 2009.
(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on February 28, 2009.
(3)
Amount represents the value of earned bonus payments for fiscal year 2009, plus the maximum amount that could still be earned during fiscal 2009 by each named executive officer under the LTIB for fiscal 2007, 2008, and 2009. For Mr. Lyon, this amount is $450,000; for Mr. Schneider, the amount is $375,000; and for Mr. Gary Cohen, the amount is $225,000.

(4)	Amount reflects a cash payment equal to 2 times the base salary for Mr. Lyon.
(5)	Amount reflects a cash payment equal to 1.5 times the base salary for Mr. Schneider.

Termination of an Executive for Cause or by Executive Without Good Reason

If an executive is terminated by the Company for Cause, or the executive resigns without Good Reason, then such executive would be entitled to receive his base salary through the date of termination, any earned but unpaid portion of the executive’s annual performance bonus, reimbursement for any unreimbursed business expenses incurred by the executive in accordance with Company policy prior to the executive’s termination date, and such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms.

    During fiscal year 2009, Alan H. Cohen retired as the Chief Executive Officer of the Company effective as of November 30, 2008.  In accordance with Mr. Alan Cohen’s Retirement Agreement (previously disclosed pursuant to the Company’s Current Report on Form 8-K filed on December 2, 2008), the Company paid Mr. Alan Cohen a retirement bonus amount of $100,000 in addition to the amount of base salary he had earned through the date of his termination.  In addition, effective November 25, 2008, Kevin S. Wampler voluntarily departed as the Company’s Chief Financial Officer.  The Company did not make any payment to Mr. Wampler in connection with his termination other than the amount of base salary he had earned through the date of his departure.

    The following chart illustrates the potential payments that each executive would be entitled to if they were terminated by the Company for Cause or the executive resigned without Good Reason on February 28, 2009:

Executive	Base Salary (1)	Annual Performance Bonus (2)
Glenn S. Lyon	0	0
Steven J. Schneider	0	0
Gary D. Cohen	0	0

(1)	The executive would receive his base salary through the date his employment terminated.
(2)	Amount represents the unpaid portion of the executive’s annual performance bonus for fiscal 2008, the year preceding the year his employment terminated.

    The Company’s obligation to make any payments described above remains subject to such executive’s continued compliance with the non-competition, non-solicitation and confidentiality obligations set forth in their respective agreements, as well as their execution of a general release in favor of the Company and its affiliates in a form reasonably acceptable to the Company.

Director Compensation

The Compensation Committee reviews and sets director compensation at its first meeting that follows the Company’s annual meeting. At the Company’s last annual meeting the shareholders approved an amendment to the 2002 Stock Incentive Plan that eliminated the automatic grant of stock options to non-employee directors and provided the Committee with the discretion to award both stock options and incentive stock to such directors. The Committee then approved a new compensation structure for the Company’s outside directors: upon the commencement of service on the Board a new outside director is now eligible to receive a grant of the Company’s shares valued at $30,000; thereafter each outside director is eligible to receive an annual grant of Company shares valued at $40,000 for continued service. For each outside director the fee component for director services now consists of an annual retainer in the amount of $20,000. Each outside director also receives $2,500 per Board meeting attended. For those outside directors that comprise the Audit and Compensation and Stock Option Committees a fee of $1,500 is payable per each such committee meeting attended. The Chairman of the Audit Committee now receives an annual Chairman fee of $7,000 and the Chairman of the Compensation Committee receives a Chairman fee of $3,500.

The following table summarizes the compensation paid to the Company’s non-employee outside directors for the fiscal year ended February 28, 2009.

FISCAL YEAR 2009 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($) (2)		Option Awards ($) (3)	All Other Compensation		Total ($)
Dolores A. Kunda Compensation and Stock Option Committee Class I	$14,000		$11,096	(4)	—			$25,096

Stephen Goldsmith Audit Committee Class III	$57,500		$24,986		$8,564	$15,000	(5)	$106,050

Bill Kirkendall Compensation and Stock Option Committee Audit Committee Class II	$54,750		$24,986		$8,564			$88,300

William P. Carmichael Audit Committee Finance Committee Class II	$48,750		$24,986		$8,564			$82,300

Catherine A. Langham Audit Committee Compensation and Stock Option Committee Class III	$49,000		$24,986		$8,564			$82,550

Alan H. Cohen Chairman of the Board Class I	$8,500	(6)	—		—			$8,500

Larry J. Sablosky Class II	$8,500	(7)	—		—			$8,500

David I. Klapper Class III	$6,000	(8)	—		—			$6,000

(1)	Amounts reflected in this column include the value of an outside director’s annual retainer fee and additional fees for those directors who serve on a committee of the Board.
(2)
Except as indicated, each director was granted Class A Company shares in an amount equal to $40,000 on the grant date. The grant date was July 22, 2008 and the fair market value of the stock was computed to equal the average of the high and low price of the Company’s shares on that date ($10.56). Amounts reflected in this column have been computed in accordance with FAS123(R) and reflect the amount expensed by the Company in its annual financial statements for grants made in fiscal 2009, as well as in prior years.

(3)
Amounts in this column are calculated in accordance with FAS123(R) and represent the amounts expensed by the Company during fiscal 2009 for options granted to the respective directors in the prior year.

(4)	Ms. Kunda was elected to the Board on October 16, 2008, upon her election she was granted Company shares in an amount equal to $30,000 on the grant date.
(5)	The Committee awarded Mr. Goldsmith $15,000 for his exceptional service in resolving the failed merger between the Company and Genesco. Inc.
(6)
Mr. Cohen retired from his position as Chief Executive Officer on November 30, 2008 but retained his position as Chairman of the Board. Upon his retirement Mr. Cohen became a non-employee director and thereby became eligible to participate in the Company’s compensation program for non-employee directors.

(7)
Mr. Sablosky retired from his position as Senior Executive Vice President on December 26, 2008, but retained his Board position. Upon his retirement Mr. Sablosky became a non-employee director and thereby became eligible to participate in the Company’s compensation program for non-employee directors.

(8)
Mr. Klapper retired from his position as Senior Executive Vice President on December 26, 2008, but retained his Board position. Upon his retirement Mr. Klapper became a non-employee director and thereby became eligible to participate in the Company’s compensation program for non-employee directors.

BACKGROUND AND REASONS FOR
PROPOSALS RELATING TO HIGHER VOTE CLASS B COMMON SHARES

(Items 2-5 on Your Proxy)

Since the time of the initial public offering of its Class A Common Shares, the Company has had two classes of common stock: Class A Common Shares and Class B Common Shares. The main difference between the two classes of common stock relates to voting rights. The Class A Common Shares, which are the only securities of the Company that are publicly traded, entitle the holder of record to one vote for each share held. The Class B Common Shares, which are currently only held by the Company’s three founders (Alan H. Cohen, Larry J. Sablosky and David I. Klapper) and certain affiliates (collectively, the “Founders”), entitle the holder of record to ten votes for each share held. Except as otherwise required by law, the Class A Common Shares and the Class B Common Shares vote together as a single class on all matters submitted to a vote of shareholders, including the election of directors.  The common shares do not have cumulative voting rights with respect to the election of directors.

The Founders, as a result of their ownership of Class B Common Shares, have collectively had significant voting power at all times since the initial public offering of the Company’s Class A Common Shares.  As of the record date for the Annual Meeting, their collective voting control was approximately 41%. The Company’s dual class stock structure has essentially prevented, or made highly unlikely, any action requiring shareholder approval that one or more of the Founders did not support, including actions that may have effected a change in control of the Company. Other provisions of Indiana law and the Company’s Articles of Incorporation and Bylaws also impose restrictions on the acquisition of control of the Company.  See “Other Restrictions on Acquisition of the Company” below. The dual class stock structure concentrated voting power in the hands of the Company's key business leaders, each of whom was actively involved in day-to-day management of the Company and in developing and implementing business strategy.

Within the past year, the Company experienced a significant change as the Founders each retired from active management, and one of the Founders (Larry J. Sablosky) declined to stand for reelection to the Board.  The Company today has new leadership and, with that new leadership, new strategic plans and objectives are being developed and pursued.

The retirement of the Founders caused the Board of Directors to analyze the Company’s corporate governance, specifically the effects of its dual class stock structure, and to discuss that structure with the Founders. Based on those discussions, the Board concluded (and each Founder confirmed) that the dual class stock structure as presently constituted creates disincentives to the Founders selling a substantial portion of their Class B Common Shares (to sell a Class B Common Share it must first be converted into a Class A Common Share), which in turn could perpetuate the dual class stock structure for the foreseeable future and potentially indefinitely.  The disincentive is created by provisions in the Company’s Articles of Incorporation which would eliminate all Class B Common Shares (automatically converting them into Class A Common Shares on a one-to-one basis) if the Class B Common Shares outstanding as of any record date for an annual meeting represent less than 5% of the total number of all common shares outstanding (the “5% Trigger”).  Although the Class B Common Shares are subject to significant transfer restrictions requiring generally that they be converted into Class A Common Shares prior to sale, they may be freely transferred by the Founders to certain family members, trusts and foundations and thus remain outstanding beyond the lives of the Founders.

While the Board of Directors believes that the 5% Trigger will likely dissuade the Founders, in the near term and possibly beyond, from voluntarily converting a sufficient number of Class B Common Shares into Class A Common Shares to cause the remaining Class B Common Shares to automatically convert into Class A Common Shares, it also recognizes that, since the Founders are no longer actively involved with the Company’s day-to-day business operations, they may in fact be more likely now than in the past to voluntarily convert Class B Common Shares into Class A Common Shares so that they may be sold on the public market, including the conversion of a sufficient number of shares that could result in the elimination of the remaining Class B Common Shares due to the 5% Trigger.  Even if such sales did not result in a conversion of our remaining Class B Common Shares, they could reduce the percentage vote represented by the holders of Class B Common Shares. In light of this possibility, the Board of Directors discussed and identified various risks to the Company if some or all Class B Common Shares were eliminated in the near term.  Specifically, the Board of Directors determined that if the dual class stock structure were eliminated, or if the voting control represented by the Class B Common Shares was reduced significantly, in the near term the Company could be at a significant risk of unsolicited takeover activities, which could irreparably damage the Company and its shareholders.

On balance, and after deliberating on various alternatives and discussing those alternatives with the Founders, the Board of Directors determined that the best interests of the Company and its shareholders would be served if the dual class stock structure were phased out over a reasonable but fixed period of time.  Since the Board of Directors lacks the power to unilaterally eliminate the Company’s dual class stock structure (as it requires either the conversion of sufficient Class B Common Shares by the Founders to implicate the 5% Trigger or amending the Company’s Articles of Incorporation, which in turn requires the support of the Founders), it developed, unanimously approved and recommends the series of proposals described in this Proxy Statement which it believes provide a reasoned and balanced solution and, critically, one which the Founders have indicated they intend to support.

Two principal elements form the foundation of the proposals contained in this Proxy Statement as they relate to the Company’s Class B Common Shares.  The first element is replacing the 5% Trigger with a date certain that the dual class stock structure will terminate.  A period of three years is proposed.  This element is intended to eliminate the current disincentive to the Founders to convert (for sale or otherwise) a significant portion of their Class B Common Shares created by the 5% Trigger, to provide greater certainty to our shareholders as to when the Company’s dual class stock structure will end and, potentially, to extend for a fixed period of up to three years the stability afforded by the dual class stock structure should the Founders, or certain of them, decide to convert a significant percentage of their Class B Common Shares into Class A Common Shares before that date.

The second element is authorizing the Board of Directors to issue in the future a limited number of new Class B Common Shares under the Company’s 2002 Plan and the proposed new 2009 Incentive Plan (subject to certain limitations described below, including a limitation that the voting power of the outstanding Class B Common Shares could never exceed that in existence as of the record date for this year’s Annual Meeting). This element is likewise intended to help maintain the stability afforded by the dual class stock structure for a period of up to three years, during which time the Company would have the opportunity to finalize and implement its new strategic plans.  The Founders indicated to the Board of Directors that this second element of the proposals was important in their indicated support of the elimination of the Class B Common Shares in 2012.

In developing the Proposals II-V outlined below, the Board considered a variety of factors that it deemed relevant, among them:

•
Whether the current 5% Trigger creates a disincentive to the Founders to convert (for sale or otherwise) a substantial portion of their Class B Common Shares into Class A Common Shares, and the desirability of eliminating that disincentive;

•
The fact that the Company’s Founders, who collectively currently have significant voting control through their ownership of Class B Common Shares, have retired and thus are no longer involved in active day-to-day business operations, and the potential impacts of such circumstance on corporate governance and other matters;

•	The potential advantages and disadvantages of a fixed conversion date for the Class B Common Shares versus the uncertainty associated with the current structure;

•	The potential advantages and disadvantages of eliminating the possibility that the Company’s dual class stock structure could be extended into the foreseeable future and potentially indefinitely;

•
Whether stability may be provided by extending the dual class stock structure for a period of three years, and whether that stability would enhance the successful development and implementation of the Company’s strategic plans, and the advantages reasonably flowing from a successful implementation of such strategic plans;

•
Whether the Company’s stock price reflects an inherent “takeover premium” (in light of market expectancy or the lack of market expectancy that the dual class stock structure may go away in the near term), and the potential impact that an announced sunset of the Class B Common Shares may have on stock price in the future;

•	The impact on Company performance, and the performance of its industry, caused by the ongoing economic crisis and the prospects of future performance of the Company and its industry;

•
The current environment as it relates to hostile takeovers and proxy fights and the Company’s vulnerability to hostile actions if the dual class stock structure were eliminated in light of various factors, including existing mechanisms in the Company’s constituent documents and applicable law that may help to deter or delay such actions;

•	The potential negative consequences of hostile takeover activities on the Company, its shareholders and other constituencies (including employees, customers, suppliers and the community);

•	The possible impact of the proposals on the Company’s ability to attract and retain key executives;

•	The terms and limitations of the proposals, and possible alternatives; and

•	The reasonableness of the proposals in light of all of the foregoing considerations and other relevant considerations identified by the Board of Directors.

The Board of Directors believes that the Proposals II-V described below are prudent and are in the best interests of the Company and its shareholders.  While the main objective sought to be achieved by the Board is transitioning to a more customary corporate governance structure as opposed to deterring a possible takeover, the Board recognizes that certain of the proposals, if adopted, may for a period of up to three years reduce the Company’s vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.  The Board of Directors believes that this aspect of the proposals is independently in the best interest of the Company and its shareholders to the extent it may encourage potential acquirors to negotiate directly with the Board of Directors.  Specifically, the Board of Directors believes that in these challenging and uncertain economic times, it is in the best position to determine the true value of the Company and to negotiate more effectively for what is in the best interests of the Company and its shareholders.  The Board of Directors does not believe these proposals should discourage persons from proposing a merger or other transaction involving the Company at prices reflecting the true value of the Company.

In considering the possible “anti-takeover” effects of certain of these proposals, the Board of Directors concluded that, if the Company did not currently have its dual class stock structure, the Company may have heightened vulnerability to hostile takeover activities.  Underlying the Board’s conclusions were a variety of factors, among them the depressed stock market and related depressed prices for the Company’s Class A Common Shares, the continuing global economic crisis and the impact such crisis has had on the Company and its industry. The Board believes takeover attempts that have not been negotiated with and approved by the Board of Directors present to shareholders the risk of a takeover on terms that may be less favorable than might otherwise be available. By contrast, the Board believes that a transaction that is negotiated and approved by the Board of Directors can be planned and undertaken at an opportune time to obtain maximum value for the Company and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Company’s assets.

The Board of Directors believes that unsolicited takeover attempts can seriously disrupt the business and management of a corporation and cause it to undertake defensive measures at a great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers may not be made at a value that reflects the true value of a corporation, and are sometimes made for less than all of the outstanding shares of a corporation.  In such cases, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to that of the remaining shareholders. The concentration of control which could result from a tender offer or other takeover attempt could also deprive the Company’s remaining shareholders of the benefits of certain protective provisions of the Securities Exchange Act of 1934, as amended (“1934 Act”), if the number of record owners becomes less than 300 and the Company terminates its registration under the 1934 Act.

Although the Board of Directors of the Company is not aware of any specific effort that might be made to obtain control of the Company, the Board of Directors believes that it is appropriate to approve the proposals outlined in this Proxy Statement certain of which may have the effect of helping to deter, in the short-term, unsolicited changes in the control of the Company in circumstances which the Board of Directors concludes would not be in the best interests of the Company or its shareholders.

Certain of the proposals being recommended by the Board may, for a period of up to three years, have the effect of rendering the Company less attractive to potential acquirors, thereby discouraging a takeover attempt which certain shareholders might have deemed to be in their best interest or pursuant to which shareholders might have received a substantial premium for their shares over then current market prices. These provisions may also render the removal of the incumbent Board of Directors and management more difficult. The Board of Directors has concluded that the potential benefits of these proposals outweigh the possible disadvantages.

Other Restrictions on Acquisition of the Company

In addition to the protections afforded by the Company’s dual class stock structure against the potentially harmful effects of unsolicited takeover proposals and proxy fights, the Company’s current Articles of Incorporation and Bylaws, and certain provisions of Indiana law, also impose restrictions on acquisitions of control of the Company, which are described below.

State Law.  Several provisions of the Indiana Business Corporation Law (“IBCL”) could affect the acquisition of the Company’s common shares or otherwise affect the control of the Company. Chapter 43 of the IBCL prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between corporations such as the Company and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for five years following the date on which the shareholder obtained 10% ownership unless the acquisition was approved in advance of that date by the Board of Directors. If prior approval is not obtained, several price and procedural requirements must be met before the business combination can be completed. These requirements are similar to restrictions in the Company’s current Articles of Incorporation. In general, the price requirements contained in the IBCL may be more stringent than those imposed by the Company’s Articles of Incorporation. However, the procedural restraints imposed by the Company’s Articles are somewhat broader than those imposed by the IBCL. These provisions are discussed below in more detail. Also, the provisions of the IBCL may change at some future date, but the relevant provisions of the Company’s Articles of Incorporation may only be amended by an 80% vote of the shareholders of the Company.

In addition, the IBCL contains provisions designed to assure that minority shareholders have some say in their future relationship with Indiana corporations in the event that a person made a tender offer for, or otherwise acquired, shares giving that person more than 20%, 33 1/3%, and 50% of the outstanding voting securities of corporations having 100 or more shareholders (the “Control Share Acquisitions Statute”). Under the Control Share Acquisitions Statute, if an acquiror purchases those shares at a time that the corporation is subject to the Control Share Acquisitions Statute, then until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding shares held by officers of the corporation, by employees of the corporation who are directors thereof and by the acquiror), approves in a special or annual meeting the rights of the acquiror to vote the shares which take the acquiror over each level of ownership as stated in the statute, the acquiror cannot vote these shares. An Indiana corporation otherwise subject to the Control Share Acquisitions Statute may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. The Company, however, is subject to this statute.

The IBCL specifically authorizes Indiana corporations to issue options, warrants or rights for the purchase of shares or other securities of the corporation or any successor in interest of the corporation. These options, warrants or rights may, but need not be, issued to shareholders on a pro rata basis.

The IBCL specifically authorizes directors, in considering the best interest of a corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. Under the IBCL, directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that such approval is not in the best interest of the corporation. In addition, the IBCL states that directors are not required to redeem any rights under or render inapplicable a shareholder rights plan or to take or decline to take any other action solely because of the effect such action might have on a proposed change of control of the corporation or the amounts to be paid to shareholders upon such a change of control. The

IBCL explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be “reasonable in relation to the threat posed”. In taking or declining to take any action or in making any recommendation to a corporation’s shareholders with respect to any matter, directors are authorized under the IBCL to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of the disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith.

Also under the IBCL, effective July 1, 2009 a public company’s articles of incorporation or bylaws must provide for a staggered board of directors, unless the company elects to affirmatively opt-out of such requirement.  The Company’s bylaws currently provide for a staggered board of directors.  See “Classified Board of Directors” below.

Because of the foregoing provisions of the IBCL, the Board will have flexibility in responding to unsolicited proposals to acquire the Company, and accordingly it may be more difficult for an acquiror to gain control of the Company in a transaction not approved by the Board.

Provisions in the Company’s Articles of Incorporation.  The Company’s Articles as currently in effect (the “Current Articles”), include certain provisions, in addition to the Company’s dual class stock structure and the provisions of Indiana state law discussed above, that may be viewed as having an “anti-takeover” effect in that they could reduce the Company’s vulnerability to hostile takeover attempts and certain other transactions that have not been negotiated with, and approved by, the Company’s Board of Directors.

Authorized Preferred Shares

In addition to common shares, the Company's Current Articles authorize the issuance of up to 1,000,000 preferred shares, none of which has been issued. The Board of Directors has the sole authority to establish the relative rights, preferences, restrictions and limitations of the preferred shares if and when they are issued, including, but not limited to, price, voting rights, dividend rights, liquidation rights and redemption rights. The current authorization of the preferred shares provides the Company with increased financial flexibility by providing for additional ways to raise capital. The preferred shares, like any currently unissued common shares, are available for issuance by the Board of Directors for any proper corporate purpose. Preferred shares, subject to certain limits imposed by NASDAQ, could be issued without shareholder approval and without first offering them to existing shareholders.

The Board of Directors is not aware of any effort by a third party to accumulate common shares or otherwise obtain control of the Company. The Company is not presently negotiating with anyone concerning the issuance or use of any of the preferred shares and has no present arrangements, understandings or plans concerning the issuance or use of any of the preferred shares. Preferred shares could be issued, however, in a manner that might have the effect of discouraging or making it more difficult for a third party to acquire control of the Company (by means of a merger, tender offer, proxy contest or otherwise) that is not favored by the Board of Directors, and as a result, protects the continuity of present management. For example, without further shareholder approval, the Board of Directors could strategically sell preferred shares in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Issuances of preferred shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company. Many of these results, however, could also be achieved by using the Company’s currently available common shares or through other currently available means without using the preferred shares or obtaining shareholder approval.

Cumulative Voting

The Current Articles provide that there shall be no cumulative voting by shareholders of any class or series in the election of directors of the Company.

Removal of Directors

The Current Articles provide that, subject to the rights of any outstanding preferred shares, a director may be removed only for cause and upon the affirmative vote of a majority of the members of the Board of Directors whose removal is not sought and the affirmative vote of the holders of a majority of the voting power of all the Company’s shares entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions

The Current Articles require advance notice for shareholder nominations for the election of directors in accordance with the provisions of the Bylaws. The Bylaws’ advance notice provisions are discussed below.

Supermajority Vote for Certain Business Combinations

In addition to the business combination provisions in Chapter 43 of the IBCL discussed above, the Current Articles impose, in certain circumstances, requirements in addition to the Chapter 43 affirmative vote requirements. These requirements, which are discussed in the following paragraph, apply unless a majority of the continuing directors approves a transaction or a purchase of shares before the shareholder becomes an interested shareholder, and the transaction is approved by a majority of the continuing directors before it is consummated.

An “interested shareholder” is defined as a person who (i) beneficially owns 10% or more of the voting power of the outstanding voting shares, (ii) is an affiliate or associate of the Company (as defined in the SEC rules) and within the previous two years has beneficially owned more than 10% of the voting power of the outstanding shares or (iii) is an assignee or other successor to any voting shares beneficially owned by an interested shareholder within the previous two years if the assignment or succession did not involve a public offering of the shares.

A “continuing director” is a director who is unaffiliated with the interested shareholder and was a member of the Board of Directors prior to the time that the shareholder became an interested shareholder.

The requirements also do not apply to certain business combinations that do not involve any cash or other consideration being received by the Company’s shareholders solely in their capacity as shareholders of the Company.

The Current Articles require the affirmative vote of at least 80% of the voting power of the outstanding voting shares, voting as a single class, in the following situations:

•
any merger or consolidation of the Company or any of its subsidiaries with an interested shareholder or with a corporation, limited liability company or other entity that, after such merger or consolidation, would be an affiliate of the interested shareholder;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Company or any of its subsidiaries having an aggregate fair market value equaling or exceeding 25% of the combined assets of the Company and its subsidiaries;

•
any issuance or transfer by the Company or any of its subsidiaries to any interested shareholder, or any affiliate of an interested shareholder, in exchange for cash, securities or other property having an aggregate fair market value equally or exceeding 25% of the combined assets of the Company and its subsidiaries, except pursuant to an employee benefit plan of the Company or any of its subsidiaries; or

•
any reclassification of securities or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries, that has the effect of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Company or any subsidiary that is beneficially owned by any interested shareholder or any affiliate of any interested shareholder.

Additional Requirements for Certain Change in Control Transactions

The Current Articles also require that, in addition to the vote otherwise provided in the Current Articles, that a majority of the continuing directors must approve the following transactions that, when consummated, would result in a change of control of the Company:

•	any proposal by the Board of Directors to remove a director;

•	any amendment to the Company’s Bylaws to provide that Chapter 42 of the IBCL (Control Share Acquisitions) shall not apply to the Company;

•	any other amendment to the Company’s Bylaws; and

•	any proposal by the Board of Directors to amend the Articles of Incorporation (this condition can be satisfied only if there are at least three continuing directors).

Supermajority Vote for Amendments to the Articles of Incorporation

Under the Current Articles, the affirmative vote of at least 80% of the voting power of all outstanding voting shares, voting together as a single class, is required to alter, amend or repeal the business combination provisions discussed above. In addition, the Current Articles require the affirmative vote of at least two-thirds of the voting power of outstanding voting shares, voting together as a single class, to alter, amend or repeal any other provision of the Articles of Incorporation, unless such amendment was previously approved by at least two-thirds of the members of the Board of Directors. In such an event, the proposed amendment shall only require the affirmative shareholder vote as is required by the IBCL (typically a plurality or a majority vote) or as otherwise specified in the Articles.

Provisions of the Company’s Bylaws.  The Company’s Bylaws also include certain provisions that may be considered to have an anti-takeover effect. Those provisions are described below.

Classified Board of Directors

The Bylaws provide for the Board of Directors to be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year.

Advance Notice Requirements

The Bylaws currently include advance notice procedures for shareholder nominations of candidates for election as directors and shareholder proposals of business to be presented at annual meetings of shareholders. These procedures provide that notice of such shareholder nominations or proposals must be given timely and in proper written form to the Secretary of the Company prior to the meeting at which the shareholder nominee or such business is to be considered. Generally, to be timely, notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s meeting. To be in proper written form, the notice must contain the information required by the Bylaws, including information regarding the proposal and the proponent.

The advance notice provisions in the Bylaws also: (i) require shareholders submitting proposals to be shareholders of record at both the time of giving the notice and at the time of the annual meeting and be entitled to vote at the annual meeting; (ii) require that the notice include the text of the proposal or business, including the text of any resolutions or Bylaw amendments proposed for consideration, and the name and business and residence addresses of the shareholder proposing the business and any Shareholder Associated Person on whose behalf the nomination or proposal is made (the term “Shareholder Associated Person” is defined to include any person who controls the shareholder or is acting in concert with the shareholder, any person who is the beneficial owner of the shares held of record or beneficially by the shareholder, and any person controlling, controlled by or under common control with the Shareholder Associated Person); (iii) require that the notice include information on any derivative positions held by the shareholder, any Shareholder Associated Person or any person to be nominated, and information on hedging or other transactions with respect to the Company’s shares; and (iv) clarify that shareholders must comply with applicable requirements of the Securities Exchange Act of 1934.

The Bylaws also include provisions relating to the nomination of directors in certain circumstances when the size of the Board has been increased.

The advance notice requirements and director nomination provisions may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of the Company.

Special Meetings of Shareholders

The Bylaws do not grant shareholders the right to call a special meeting of shareholders. Under the Bylaws, a special meeting may be called only by a majority of the members of the Board of Directors.

Amendment of Bylaws

The Bylaws provide that the Board of Directors has the exclusive power to make, alter, amend and repeal the Bylaws. Therefore, shareholders do not have such authority.

AMENDMENTS TO ARTICLES OF INCORPORATION

The Company’s Board of Directors has unanimously adopted resolutions proposing and recommending that the present Articles of Incorporation of the Company (the “Current Articles”) be amended and restated by the adoption of Restated Articles of Incorporation of the Company (the “Restated Articles”). A copy of the proposed Restated Articles is attached to this Proxy Statement as Appendix A.

The shareholders of the Company are being asked to vote on the Restated Articles by voting on two separate Proposals which describe the major substantive changes proposed to be effected in the Restated Articles. If both Proposals are approved by the shareholders, the Restated Articles will be deemed approved by those shareholders and will become effective as soon as the Restated Articles are filed with, and approved by, the Indiana Secretary of State (which is expected to occur as soon as practicable after the Annual Meeting). If one of the Proposals is rejected by the shareholders, Restated Articles of Incorporation containing only the amendment approved by the shareholders will be prepared and filed with the Indiana Secretary of State. If neither of the Proposals is approved by the shareholders, the Company’s Articles of Incorporation will not be amended.

The following information, along with the information contained in “Background and Reasons for Proposals Relating to Higher Vote Class B Common Shares” beginning on page 36 should be read carefully since some amendments set forth in the Proposals may be characterized as anti-takeover measures which, if adopted, may, for a period of up to three years, tend to insulate management and make accomplishment of certain transactions involving a potential change of control of the Company more difficult.

THE FOLLOWING GENERAL DISCUSSION CONTAINS A SUMMARY OF THE MATERIAL AMENDMENTS CONTAINED IN THE RESTATED ARTICLES AND IS NOT NECESSARILY COMPLETE.  SHAREHOLDERS ARE ENCOURAGED TO READ THE RESTATED ARTICLES IN THEIR ENTIRETY, WHICH ARE ATTACHED HERETO AS APPENDIX A.

PROPOSAL II

AMENDMENT TO ARTICLES OF INCORPORATION TO ELIMINATE THE 5% CLASS B COMMON SHARE CONVERSION TRIGGER, ESTABLISH THE AUTOMATIC CONVERSION OF ALL CLASS B COMMON SHARES INTO CLASS A COMMON SHARES IN 2012, AND LIMIT THE AGGREGATE VOTING POWER OF THE CLASS B COMMON SHARES TO 41% SHOULD THE TOTAL VOTING POWER OF THE CLASS B COMMON SHARES EVER EXCEED THAT AMOUNT IN THE FUTURE.

(Item 2 on your Proxy)

As described in greater detail above (see “Background and Reasons for Proposals Relating to Higher Vote Class B Common Shares” beginning on page 36), the Class B Common Shares (which entitle to the holders thereof to 10 votes per share and currently represent significant voting power)

have no express expiration date and will continue in perpetuity unless and until the total outstanding number of Class B Common Shares constitutes less than 5% of the total outstanding voting shares of the Company as of a record date for an annual meeting of shareholders (i.e., the 5% Trigger). If and when that occurs, all remaining Class B Common Shares are automatically converted to Class A Common Shares immediately following such record date. Currently, only the Founders own Class B Common Shares.

There are two ways in which the number of outstanding Class B Common Shares may be decreased. First, if the Founders desire to sell any Class B Common Shares, they must first convert them into Class A Common Shares which they may voluntarily do at any time on a one-for-one basis. Second, if the Founders attempted to transfer Class B Common Shares to third parties except as specifically permitted by the Company’s Articles of Incorporation (the Articles permit transfer to certain family members, trusts, foundations and other enumerated transferees), the shares purported to be impermissibly transferred automatically convert into Class A Common Shares on a one-for-one basis. Because Class B Common Shares can be transferred to permitted transferees as described above, it is possible they could remain in existence beyond the lifetime of the Founders.

The Company’s Class A Common Shares are the only class of shares that are publicly traded. They are traded on the NASDAQ Stock Market. Given the transfer restrictions in the Company’s Articles of Incorporation, the Class B Common Shares are not (and will never be) listed or registered on any national securities exchange or quoted on the over-the-counter bulletin board or pink sheets.

Since the Founders are no longer actively involved in the Company’s day-to-day management, it is possible that they may, in the aggregate, choose to voluntarily convert (for sale or otherwise) a sufficient number of Class B Common Shares into Class A Common Shares that would cause the automatic conversion of the remaining Class B Common Shares into Class A Common Shares under the 5% Trigger. The Board of Directors believes, for reasons described above, that if that happened in the near term it could place the Company at substantial risk of harmful unsolicited takeover activities which could irreparably damage the Company and its shareholders.

The Board of Directors believes that the best interests of the Company and its shareholders would be served if the dual class stock structure were phased out over a reasonable, but fixed, period of time. To accomplish this objective, the Board of Directors recommends that shareholders vote “FOR” this Proposal II, which, if approved, will effect the automatic conversion of all outstanding Class B Common Shares into Class A Common Shares on the day after the Company’s annual meeting in 2012. The Board believes that this Proposal will effect an orderly transition of the Company’s corporate governance over the relatively short period of three years, and, during such period, help protect the Company against potentially harmful unsolicited hostile takeover attempts should the Founders decide to convert a significant portion of their Class B Common Shares into Class A Common Shares before that date.

Proposals IV and V below, if adopted, could result in the issuance of new Class B Common Shares prior to the annual meeting in 2012. If both Proposals are approved, up to 2.5 million Class B Common Shares could be issued under the 2009 Incentive Plan, but the only Class B Common Shares that could be issued under the 2002 Plan would be to replace any shares represented by currently outstanding awards that are forfeited in the future, if any, and those Class B Common Shares that could be issued to replace the Class A Common Shares which are currently subject to unvested incentive stock awards. Assuming the 2009 Incentive Plan is approved, the Board of Directors has no present intent to issue any Class B Common Shares under the 2002 Plan. If the 2009 Incentive Plan is not approved but the proposed amendment to the 2002 Plan is approved, the Board could issue awards for up to 1,542,724 shares (Class A or Class B) under the 2002 Plan (of which only 10,868 could be incentive stock awards), which represents the remaining shares currently available for future issuance under that plan.

The Board of Directors does not believe, however, that either of such proposals, if adopted, should be used to increase the voting power currently associated with the Class B Common Shares. Thus, this proposed Article amendment also includes a limitation that the aggregate voting power associated with the Class B Common Shares may not exceed 41%, which was the aggregate voting power associated with the Class B Common Shares as of the record date for this Annual Meeting.  If the aggregate number of outstanding Class B Common Shares were to represent in excess of 41% of the total voting power of all of the Company’s outstanding voting shares as of the record date for any future meeting of shareholders, the votes entitled to be cast by each Class B Common Share at such meeting on matters where the Class A Common Shares and Class B Common Shares vote together as a single class, would be proportionately reduced so that the total voting power associated with all the Class B Common Shares at that meeting would not exceed 41% on such matters. A vote in favor of the Article amendment described in this Proposal will include a vote in favor of the limitation described in this paragraph. The voting limitation will no longer apply if the Company’s Class A Common Shares cease to be listed for trading on the NASDAQ Stock Market or other national securities exchange.

Although the elimination in 2012 of the disproportionate voting power associated with the Class B Common Shares may make it easier for third parties to remove management and otherwise effect a change in control of the Company thereafter, the provision which eliminates the 5% Trigger may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a change of control of the Company more difficult prior to the time of automatic conversion in 2012.

Required Shareholder Approval

For the amendment to the Articles which eliminates the 5% automatic conversion threshold for the Class B Common Shares (and establishes in lieu thereof an automatic conversion date in 2012) and limits the aggregate voting power of the Class B Common Shares to be approved (i) with respect to all common shares voting together as a single class, more votes must be cast in favor of this Proposal than in opposition to it, and (ii) with respect to the holders of Class B Common Shares voting as a separate class, more votes must be cast in favor of this Proposal than in opposition to it. The higher shareholder approval requirement set forth in Clause 8.022 of the Company’s Articles of Incorporation is not required since at least two-thirds of the members of the Board of Directors approved this amendment and recommended it to the shareholders.

This amendment, if approved and adopted, will become effective upon filing of the Restated Articles in the Office of the Secretary of State of Indiana. If the shareholders approve the Proposal, the Company intends to accomplish this filing as soon as practicable following the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” the amendment to the Articles of Incorporation eliminating the 5% automatic conversion trigger for the Class B Common Shares, establishing an automatic conversation date in 2012, and limiting the aggregate voting power of the Class B Common Shares to 41% should the total voting power of the Class B Common Shares ever exceed that percentage in the future. Proxies solicited by the Board of Directors will be voted “FOR” this Proposal unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy Card).

PROPOSAL III

AMENDMENT TO ARTICLES OF INCORPORATION TO AUTOMATICALLY CONVERT CLASS B COMMON SHARES ISSUED IN THE FUTURE TO A COMPANY EMPLOYEE OR DIRECTOR INTO CLASS A COMMON SHARES UPON THE DEATH OR TERMINATION OF EMPLOYMENT OR SERVICE OF SUCH EMPLOYEE OR DIRECTOR.

(Item 3 on your Proxy)

As mentioned in the discussion of Proposal II, Proposals IV and V, if adopted, will authorize the Board of Directors to issue a limited number of Class B Common Shares in the future under the Company’s 2002 Plan and the proposed 2009 Incentive Plan. Moreover, the Company’s Articles of Incorporation permit the future issuance of Class B Common Shares to any person, although the Company has no present intention to issue any such shares in such manner. If Class B Common shares were to be issued to employees or directors under either plan (or otherwise), the Board of Directors does not believe that such shares should remain outstanding if the employee or director were to die or otherwise leave the Company’s employment or service. Accordingly, the Board of Directors recommends the adoption of this proposed amendment to the Company’s Articles of Incorporation which will cause any Class B Common Shares issued to any employee or director of the Company in the future to be automatically converted into Class A Common Shares upon the death or termination of employment or service of such employee or director.

Since this amendment to the Articles of Incorporation provides for an additional manner in which the super-majority voting Class B Common Shares can be converted into single vote Class A Common Shares, the Company does not believe this proposed amendment to the Articles may be characterized as an anti-takeover measure.

Required Shareholder Approval

For the amendment to the Articles requiring Class B Common Shares issued to employees or directors in the future to be automatically converted into Class A Common Shares upon their death or termination of employment or service to be approved  (i) with respect to all common shares voting together as a single class, more votes must be cast in favor of this Proposal than in opposition to it, and (ii) with respect to the holders of Class B Common Shares voting as a separate class, more votes of holders of Class B Common Shares must be cast in favor of this Proposal than in opposition to it. The higher shareholder approval requirement set forth in Clause 8.022 of the Company’s Articles of Incorporation is not required since at least two-thirds of the members of the Board of Directors approved this amendment and recommended it to the shareholders.

This amendment, if approved and adopted, will become effective upon filing of the Restated Articles in the Office of the Secretary of State of Indiana. If the shareholders approve the Proposal, the Company intends to accomplish this filing as soon as practicable.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” the amendment to the Articles of Incorporation requiring any Class B Common Shares issued in the future to employees or directors of the Company to be automatically converted into Class A Common Shares upon the death or termination of employment or service of such employee or director. Proxies solicited by the Board of Directors will be voted “FOR” this Proposal unless shareholders specify otherwise on their Proxy Cards (Item 3 on your Proxy Card).

PROPOSAL IV

APPROVAL OF AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN.

(Item 4 on your Proxy)

At the Annual Meeting, the shareholders of the Company will be asked to approve and ratify an amendment (the “Amendment”) to the 2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005) (the “2002 Plan”), to add the Company’s Class B Common Shares as a class of stock that may be awarded under the 2002 Plan. This will permit the Board of Directors to allow the holders of any remaining unvested Class A Common Shares under the 2002 Plan to exchange those shares for an equal number of unvested Class B Common Shares.  Even if this Proposal IV is adopted by the Company’s shareholders, the Board has no present intent to authorize the exchange of any Class A Common Shares for Class B Common Shares under the 2002 Plan.

  In addition, to the extent the 2009 Incentive Plan is not approved by the Company’s shareholders (see Proposal V), this Proposal will permit the Board to grant awards under the 2002 Plan in Class B Common Shares as well as Class A Common Shares.  Currently, there are only 1,542,724 shares available for issuance or awards under the 2002 Plan.

If both this Proposal and Proposal V are approved, the only Class B Common Shares that can be issued under the 2002 Plan will be to replace any shares represented by currently outstanding awards that are forfeited in the future, if any, and those Class B Common Shares that could be issued to replace the Class A Common Shares which are currently subject to unvested incentive stock awards.

Similar to our rationale with respect to Proposal II, we believe the ability to issue Class B Common Shares under the 2002 Plan (whether in exchange for unvested incentive Class A Common Share awards of otherwise) will help protect the Company over the next 3 years in the event that the Founders decide to convert a substantial portion of their Class B Common Shares into Class A Common Shares.  The Board has no present intention of issuing any Class B Common Shares under the 2002 Plan unless the 2009 Incentive Plan (Proposal V) is not approved.

As of May 22, 2009, there were stock options for 4,085,114 Class A Common Shares outstanding under the 2002 Plan, and there were 706,082 shares of unvested incentive stock outstanding under the 2002 Plan. As of that date, 1,542,724 Class A Common Shares remained available for stock awards under the 2002 Plan, provided that only 10,868 Class A Common Shares could be awarded in the form of incentive stock grants.

If the Amendment is adopted by the shareholders, the total number of shares available for awards will not change. Rather, if the Amendment is adopted, the Board will have the authority to authorize the exchange of some or all of the  706,084 Class A Common Shares subject to unvested awards of incentive stock for Class B Common Shares, subject to the same terms and conditions of the original grants. Although the Board has no present intention of doing this, if they were to authorize such exchange immediately following the Annual Meeting it would, but for the limitations set forth in Proposal II, increase the potential voting power of these shares from 0.86% to 8.6% (based upon the number of outstanding shares as of the record date). However, due to the cliff vesting applicable to the unvested shares of incentive stock issued under the 2002 Plan, the number of unvested Class A Common Shares that are otherwise eligible to be converted into Class B Common Shares is expected to decrease every year by approximately 21,000 shares during 2010, 265,000 shares during 2011 and 420,000 shares during 2012.  Currently, there are 706,082 Class A Common Shares that would be eligible to be converted under the 2002 Plan, and given the superior voting rights of the Class B Common Shares, we anticipate that, if the Board of Directors authorized such conversion in the future, all such shareholders will elect to convert their Class A Common Shares into Class B Common Shares. However, the Board of Directors has no present intention to authorize the conversion of the shares.

As noted above, and as described in Proposal II, if the Article amendments proposed in this Proxy Statement are approved by our shareholders, and if the Company issues Class B Common Shares resulting in the holders of Class B Common Shares holding greater than 41% of the total voting power of the Company’s shares as of the record date for any meeting of shareholders, then the number of votes per share of each holder of Class B Common Shares will automatically be reduced on a proportionate basis so that the holders of Class B Common Shares (including the Founders) hold in the aggregate no more than 41% of the Company’s total voting power.

Furthermore, if Proposal III is adopted, any Class B Common Shares issued in the future under the 2002 Plan to employees and directors of the Company will automatically convert into Class A Common Shares upon the death or termination of employment of such employees or service of such directors.

Because our Class A Common Shares are listed on the NASDAQ Global Market, we are subject to the NASDAQ rules and regulations. NASDAQ Marketplace Rules 5635(b) and (d) require shareholder approval prior to (i) any issuance or potential issuance which will result in a change of control of the Company, or (ii) any issuance, potential issuance or sale of common shares, or securities convertible into or exercisable for common shares, in any transaction or series of transactions, if the common shares have, or will have upon issuance, voting power equal to, or in excess of, 20% of the voting power outstanding before the issuance of such shares (or of securities convertible into or exercisable for common shares), or if the number of common shares to be issued is, or will upon issuance be, equal to or exceed 20% of the number of common shares outstanding before the issuance, unless the sale or conversion price is greater than the greater of the pre-transaction trading price of the common shares as reported on NASDAQ or the book value of such shares.  To determine whether an issuance of shares will result in a change of control of the Company, the NASDAQ staff has indicated it will consider a number of factors, including, among others, (a) if the investor or purchaser of the issued shares will have a control position both before and after the issuance of the shares; (b) if, after the issuance of the shares, the purchaser either alone or as part of a group, would hold greater than 20% of the issuer’s then outstanding common shares or voting power; (c) if the issuer’s largest shareholder immediately prior to the issuance would retain that position after the issuance of the shares; and (d) if other arrangements exist for the issuance of shares between the issuer and the purchasers.

We do not believe these NASDAQ rules will apply to possible issuances of Class B Common Shares under the 2002 Plan even if all Class A Common Shares subject to unvested incentive stock grants under the 2002 Plan are exchanged for Class B Common Shares. However, to remove any doubt, a vote in favor of this Proposal will permit the Board of Directors of the Company to authorize the exchange of the Class A Common Shares subject to unvested incentive stock awards for Class B Common Shares (if it elects to do so in the future) and the issuance of additional shares under the 2002 Plan in the future without additional shareholder approval even if such issuance (or series of issuances) involves a change of control of the Company or involves 20% or more of the voting power of the Company and the price of the Company’s Class A Common Shares is less than its book value per share.

Summary of the Plan

The principal features of the 2002 Plan are summarized below. The summary does not contain all information that may be important to you. The complete text of the Amendment is set forth as Appendix B to this Proxy Statement.

2002 Plan Administration.  The 2002 Plan is administered by the Compensation and Stock Option Committee (for purposes of this Item, the “Committee”) of the Board of Directors which consists solely of directors who qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The Committee has the sole authority to, among other things:

•	prescribe, amend and rescind rules and regulations relating to the 2002 Plan;

•	determine which persons are eligible to participate in the 2002 Plan;

•	grant awards under the 2002 Plan;

•	establish, verify the satisfaction of, adjust, reduce or waive any performance goals or other conditions to the grant of awards under the 2002 Plan;

•	prescribe and amend the terms of documents evidencing awards made under the 2002 Plan;

•	interpret and construe the 2002 Plan; and

•	make all other determinations deemed necessary or advisable for administration of the 2002 Plan.

With respect to any award that is not intended to satisfy Section 162(m)(4)(C) of the Code or Rule 16b-3 of the Exchange Act, the Committee may appoint one or more separate committees composed of one or more directors of the Company or, to the extent permitted by law, one or more officers of the Company, and delegate to any such subcommittee the authority to grant awards.

Eligibility.  Any person who is an employee or prospective employee of the Company or any of its affiliates is eligible to be considered for the grant of awards under the 2002 Plan. In addition, non-employee directors are eligible to receive non-qualified stock option and incentive stock awards under the 2002 Plan. As of May 22, 2009, eight non-employee directors and 12,345 employees of the 12Company and its subsidiaries were eligible to receive awards under the 2002 Plan.

Shares Subject to the Plan.  The aggregate number of Class A Common Shares and, if the Amendment is approved, Class B Common Shares (collectively, “Shares”), that may be issued pursuant to all awards granted under the 2002 Plan shall not exceed 6,500,000 plus the number of Shares subject to awards granted under the Company’s Non-Employee Director Stock Option Plan or the Company’s 1992 Employee Stock Incentive Plan but which are not issued under such plans as a result of the cancellation, expiration or forfeiture of such awards, provided that, no more than 15% of such Shares may be issued pursuant to all incentive bonuses and incentive stock awards under the Plan. The aggregate number of Shares that may be issued pursuant to the exercise of options intended to qualify as “Incentive Stock Options” pursuant to Section 422 of the Code (“ISOs”) shall not exceed 6,500,000. The aggregate number of Shares subject to options granted under the 2002 Plan during any calendar year to any one individual shall not exceed 1,000,000, and the aggregate number of Shares issued or issuable under all awards other than options granted under the 2002 Plan during one calendar year to any one individual shall not exceed 1,000,000. At May 22, 2009, the market value of the 6,500,000 Class A and Class B Common Shares that may be issued pursuant to the 2002 Plan was $4,3615,000.  (The Class B Common Shares are not publicly traded.)  If the 2009 Plan is approved by the shareholders at the Annual Meeting, the 2002 Plan will immediately cease to be available for use for the grant of new awards other than (i) awards granted solely from shares returned to the 2002 Plan by forfeiture after July 23, 2009, and (ii) the exchange of Class A Common Shares for Class B Common Shares if Proposal IV is approved by the shareholders.

Adjustments.  The maximum number of Shares available for issuance under the 2002 Plan as well as the exercise or settlement prices of awards under the 2002 Plan will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization or reorganization. However, such adjustments shall be made so as to not affect the status of any award intended to qualify as an “Incentive Stock Option” pursuant to Section 422 of the Code or as “performance-based compensation” under Section 162(m) of the Code.

Term, Amendment and Termination.  The 2002 Plan, as currently in effect, became effective on July 21, 2005, and has been amended twice. The Amendment being considered at this Annual Meeting of shareholders will become effective when adopted by the Company’s shareholders. No awards shall be granted pursuant to the 2002 Plan more than 10 years after the effective date of the 2002 Plan. The Board may amend, alter or discontinue the 2002 Plan or any agreement or other document evidencing an award made under the 2002 Plan, but for the most part, no such amendment shall materially increase the maximum number of Shares for which awards may be granted or change the class of persons eligible under the 2002 Plan without shareholder approval. No amendments or alterations shall be made which would impair the rights of any award holder without such holder’s consent unless the Committee determines that such amendment is required or advisable or to satisfy a law or regulation or to meet the requirements of an accounting standard. The Committee may prescribe, amend and rescind rules and regulations relating to the 2002 Plan.

Options.  The Committee may grant an option or provide for the grant of an option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the award or within the control of others.

The purchase price per share of the shares subject to each option granted under the 2002 Plan shall be determined by the Committee. However, if an option is intended to qualify as an ISO or as qualified performance-based compensation under Section 162(m) of the Code, the exercise price shall be equal to or exceed 100% of the fair market value of a Share on the date the option is granted and if an option is intended to qualify as an ISO and the optionee holds (directly or indirectly) 10% or more of the voting power of the outstanding stock of the Company, the exercise price shall be equal to or exceed 110% of the fair market value of a Share on the grant date. In addition, due to the application of Code Section 409A, the purchase price per share of each non-qualified stock option should not be less than 100% of the fair market value of a share on the date of grant. The term of each option granted under the 2002 Plan shall not exceed 10 years from the date of its grant, though the Committee may provide for a lesser term.

Options granted under the 2002 Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the option’s term as determined by the Committee. At any time after the grant of an option the Committee may reduce or eliminate restrictions surrounding the participant’s right to exercise all or part of the option. However, no option other than non-employee director options shall first become exercisable within one year from their date of grant, other than on death or disability of the eligible person or upon certain transactions. Subject to certain exceptions, upon termination of a grantee employee prior to the full exercise of an option, the unexercised portion of the option shall be subject to such procedures as the Committee may establish, except that all options held by non-employee directors as of the date of cessation of service as a director may be exercised in accordance with their terms until the earlier of two years after such termination or the expiration of the applicable option term.

Incentive Bonuses.  An employee may become entitled to receive a bonus based on satisfaction of certain criteria (an “Incentive Bonus”). Each Incentive Bonus award will confer upon the employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

The Committee shall establish the performance criteria and level of achievement that shall determine the target and maximum amount payable under an Incentive Bonus award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. The maximum amount payable pursuant to the portion of an Incentive Bonus granted for any fiscal year to any individual that is intended to satisfy the requirements for “performance-based compensation” in the current 2002 Plan cannot exceed $500,000. The performance criteria for any portion of an Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” will be measured based on one or more “qualifying performance criteria” as described below under “Summary of the Plan — Qualifying Performance Criteria.”

The Committee shall determine the timing of any Incentive Bonus. The Committee may permit a participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in shares, in cash or in other property. Any Incentive Bonus that is paid in cash or in other property shall not affect the number of shares otherwise available for issuance under the 2002 Plan.

Notwithstanding satisfaction of any performance goals, to the extent the Committee provides, the amount paid under an Incentive Bonus award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

Incentive Stock.  “Incentive Stock” is an award or issuance of Shares, the grant, issuance, retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued service or performance conditions) and terms as the Committee deems appropriate.

Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an eligible person, which may vary from time to time and among eligible persons and which may be below the fair market value of such shares at the date of grant or issuance.

The grant, issuance, retention and/or vesting of shares of Incentive Stock shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The performance criteria for any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be measured based on one or more “qualifying performance criteria” as described below under “Summary of the Plan — Qualifying Performance Criteria.” Subject to certain exceptions, upon a termination of service of an eligible person prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock awards granted shall be subject to such procedures as determined by the Committee.

Qualifying Performance Criteria.  One or more of the following performance criteria will be the performance criteria for any Incentive Bonus or Incentive Stock intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code:

•	cash flow,

•	earnings per share,

•	earnings before interest, taxes and amortization,

•	return on equity,

•	total shareholder return,

•	share price performance,

•	return on capital,

•	return on assets or net assets,

•	revenue,

•	income or net income,

•	operating income or net operating income,

•	operating profit or net operating profit,

•	operating margin or profit margin,

•	return on operating revenue,

•	market share, and

•	overhead or other expense reduction.

These criteria will apply either individually, alternatively or in any combination, to either the Company as a whole or to a business unit or a subsidiary, either individually, alternatively or in any combination. The Company will measure them either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award.

The Committee will appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs,

•	litigation or claim judgments or settlements,

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results,

•	accruals for reorganization and restructuring programs, and

•
any extraordinary, non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year.

Transferability.  Unless the agreement or other document evidencing an award expressly states that the award is transferable, no award granted under the 2002 Plan, nor any interest in such award may be assigned or transferred prior to the vesting or lapse of any and all applicable restrictions, other than by will or the laws of descent and distribution. The Committee may grant an award or amend an outstanding award to provide that the award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, provided that following any such transfer or assignment the award will remain subject to substantially the same terms applicable to the award while held by the participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. In addition, if the shareholders approve the Amendment, Class A Common Shares of unvested incentive stock held by plan participants may, with the prior consent of those participants, be exchanged for an equal number of unvested Class B Common Shares. The award, after any such exchange, will remain subject to substantially the same terms applicable to the initial award except that the shares subject to the award will be Class B Common Shares in lieu of Class A Common Shares.

Change in Control.  In the event of a Change in Control (as defined below) any or all outstanding awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to shareholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of the Company held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) refuses to assume or substitute awards, as provided above, pursuant to a Change in Control transaction, such awards (in the case of options, to the extent not exercised prior to the date of such transaction and in the case of all other awards, to the extent not fully vested and free from any restriction prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines. Notwithstanding anything in the 2002 Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of the award for alternative treatment and/or provide that the vesting of any or all awards granted pursuant to the 2002 Plan will accelerate in connection with a Change in Control.

For the purposes of this plan, a “Change in Control” is: (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is not substantial change in the shareholders of the Company or their relative stock holdings and the awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.

Federal Income Tax Consequences

The following is a general description of the federal income tax consequences to the participant and the Company with regard to awards granted under the 2002 Plan under present law. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2002 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. This discussion does not purport to discuss all tax consequences related to awards under the 2002 Plan.

Non-Qualified Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-qualified stock option under the 2002 Plan. When the optionee exercises a non-qualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option (other than the alternative minimum tax consequences, discussed in this paragraph, to the optionee upon exercise). If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income. Thus, an incentive stock option may trigger alternative minimum tax.

Incentive Bonus.  An eligible person receiving an Incentive Bonus grant will not recognize income, and the Company will not be allowed a deduction, at the time the grant is made as long as the Incentive Bonus is subject to a substantial risk of forfeiture. When the Incentive Bonus is no longer subject to a substantial risk of forfeiture and the recipient receives payment in cash or Shares (assuming there was not a proper deferral), the amount of cash and the fair market value of the Shares received will be ordinary income to the recipient. The Company will be entitled to a federal income tax deduction equal to that amount.

Incentive Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time an Incentive Stock award is granted as long as the Incentive Stock is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common shares as of that date (less any amount paid for the shares), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of the Incentive Stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the shares as of that date (less any amount paid for the shares), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the shares will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election. If dividends are paid while the restrictions are in effect, the participant will recognize ordinary income as to the dividends and the Company will be entitled to a deduction on such amount.

Code Section 409A.  The above discussion does not address the federal income tax consequences of awards under Section 409A of the Code. Section 409A was added to the Code by the American Jobs Creation Act of 2004 and generally affects amounts deferred under a covered non-qualified deferred compensation plan after December 31, 2004, and such prior deferrals under a plan that has been materially modified after October 3, 2004. Section 409A provides that covered amounts deferred under a non-qualified deferred compensation plan are includable in the participant’s gross income and subject to 20 percentage points of additional tax plus in certain cases an interest charge, to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. Certain types of awards under the 2002 Plan (other than incentive stock options and non-qualified stock options that meet the rules to be exempt from Section 409A) may be subject to Section 409A. It is the intent of the Board that awards of stock or bonus and incentive awards or incentive stock under the 2002 Plan be structured so that they are not subject to Section 409A. If subject to Section 409A, however, the 2002 Plan and the award agreements are intended to comply with Section 409A requirements.

Benefits Under Amended 2002 Plan

The awards that will be made under the 2002 Plan, as amended by the Amendment, in the future are not determinable. Assuming the shareholders approve the 2009 Plan, no new awards will be made under the 2002 Plan, except to make use of any shares that remain available for awards under the 2002 Plan as a result of the forfeiture of awards previously made under the 2002 Plan and the issuance of Class B Common Shares in exchange for Class A Common Shares permitted pursuant to this proposal.

The following table summarizes all awards of any kind made to the listed individuals or groups of individuals under the 2002 Plan from the time it became effective in 2002 through the Record Date.

Name and Principal Position	Number of Shares of Restricted Stock (1)	Number of Shares Subject to Options (2)
Alan H. Cohen Chief Executive Officer thru 11-30-08	92,000	245,000
Glenn S. Lyon Current Chief Executive Officer	84,000	423,474
Steven J. Schneider President and Chief Operating Officer	101,000	335,544
Gary D. Cohen Executive Vice President, General Counsel & Secretary	97,000	250,766
Kevin S. Wampler Executive Vice President, Chief Financial Officer and Assistant Secretary thru 11-25-08	87,000	169,000
Executive Group	498,000	1,754,503
Non-Executive Director Group	111,282	363,000
Non-Executive Officer Employee Group	562,882	2,960,461

(1)	This column reflects the number of Class A Common Shares issued under the 2002 Plan in the form of restricted stock awards.
(2)
This column sets forth the number of Class A Common Shares of the Company underlying stock options that have been previously granted under the 2002 Plan to these individuals and groups. All options granted under the 2002 Plan to date were granted as non-qualified options. See “Executive Compensation and Other Information” for additional information on options granted to Named Executive Officers.

Tax Consequences of Exchange of Shares

The substitution of Class B Common Shares for Class A Common Shares for future grants under the 2002 Plan will not change the tax treatment of the participants under the plan or the Company, as described in “Federal Income Tax Consequences” above. The exchange of unvested Class B Common Shares for unvested Class A Common Shares previously issued pursuant to the 2002 Plan will be a tax free exchange under Section 1036(a) of the Code to the participants who made a valid Section 83(b) election at the time the unvested Class A Common Shares were issued, and will not accelerate the time at which ordinary income is recognized for participants who did not make a Section 83(b) election. The Company will receive no taxable income, gain, loss, or deduction as a result of the exchange.

Required Shareholder Approval

The affirmative vote of the holders of a majority of voting power of the Company’s Class A Common Shares and Class B Common Shares entitled to vote at the Annual Meeting, voting together as a single class, is required to approve the proposed amendments to the 2002 Plan. This amendment, if approved and adopted by the shareholders, will be effective as of the date the Board of Directors approved these amendments, which was April 24, 2009.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote “FOR” the amendment to the Company’s 2002 Plan to add the Company’s Class B Common Shares as a class of shares that may be awarded under the 2002 Plan in order to permit, if authorized by the Board of Directors in the future, the exchange of Class B Common Shares for any remaining unvested Class A Common Share restricted stock awards under the 2002 Plan, and, to the extent the 2009 Incentive Plan is not approved (Proposal V), to grant awards of Class B Common Shares. Proxies solicited by the Board of Directors will be voted “FOR” this proposal unless shareholders specify otherwise on their Proxy Cards (Item 4 on your Proxy Card).

PROPOSAL V

APPROVAL OF ADOPTION OF THE 2009 INCENTIVE PLAN

(Item 5 on your Proxy)

Subject to shareholder approval and upon recommendation of the Committee, the Board of Directors approved the 2009 Incentive Plan (the “2009 Plan”). The 2009 Plan is an equity incentive plan that will:

•	allow the Company to make additional grants of restricted stock to participants since the Company has reached its limit on such grants under the 2002 Plan (called incentive stock under the 2002 Plan);

•
provide the Company with the authority to make various other awards for up to 6,500,000 Class A Common Shares and Class B Common Shares (which will be limited to 2,500,000 Class A Common Shares and Class B Common Shares for all awards other than options and stock appreciation rights);

•
limit future grants under the 2002 Plan to awards from shares returned to the 2002 Plan by forfeiture after July 23, 2009 and allow the Company to offer the holders of unvested incentive stock awards under the 2002 Plan the right to exchange their Class A Common Shares for Class B Common Shares if authorized by the Board of Directors in the future;

•
allow the Company to offer the holders of unvested incentive stock awards under the 2009 Plan the right to exchange their Class A Common Shares for Class B Common Shares if authorized by the Board of Directors in the future; and

•
permit the Company, at the Committee’s discretion, to grant awards that will comply with the requirements of Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation paid by the Company to certain executive officers to $1 million per officer per corporate taxable year unless certain requirements are met, including that compensation is paid based on attainment of one or more “performance-based” goals.

The following summary of the material terms of the 2009 Plan, a copy of which is attached hereto as Appendix C, does not purport to be complete and is qualified in its entirety by the terms of the 2009 Plan.

Summary of the 2009 Incentive Plan

Purposes of the 2009 Plan.  The purposes of the 2009 Plan are to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The 2009 Plan also is intended to encourage participant ownership in the Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company. In addition, the 2009 Plan provides the ability to make awards linked to the profitability of the Company and increases in shareholder value.

Reason for Shareholder Approval.  The approval of the 2009 Plan requires the affirmative vote of the holders of a majority of the voting power of the Company’s Class A Common Shares and Class B Common Shares, voting as a single class, entitled to vote at the Annual Meeting. The Compensation Committee, Board of Directors and the Company’s management believe it is in the best interests of the Company and its shareholders to approve this 2009 Plan.

Term of the Plan.  The 2009 Plan shall remain in effect until terminated by the Company or when all shares available for award under the 2009 Plan have been granted. No incentive stock options may be granted after the tenth anniversary of the date the 2009 Plan is approved by the Company’s shareholders. The 2009 Plan shall continue in effect until all matters relating to the settlement of awards and administration of the 2009 Plan have been completed.

Administration of the 2009 Plan.  The 2009 Plan shall be administered by the Committee, but any action that may be taken by the Committee may also be taken by the full Board of Directors of the Company. The Committee is composed in accordance with, and governed by, the Committee’s charter, as approved from time to time by the Board of Directors. The Committee has the authority to grant awards under the 2009 Plan, to determine the terms and conditions thereof, to adjust such terms and conditions (including accelerating the vesting of any award), to interpret the provisions of the 2009 Plan and to make all other determinations which may be necessary or advisable for the administration of the 2009 Plan.

Eligibility and Participation.  Eligibility to participate in the 2009 Plan is limited to (i) current and prospective employees of the Company; (ii) consultants or advisors, to the Company or any affiliate; and (iii) current or prospective non-employee members of the Board of Directors of the Company or its affiliates. Approximately 12,345 employees of the Company, including all executive officers, and the five non-management members of the Board of Directors of the Company and its subsidiaries, are currently eligible to participate in the 2009 Plan.

Adjustments.  The maximum number of Shares available for issuance under the 2009 Plan as well as the exercise or settlement prices of awards under the 2009 Plan will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization or reorganization. However, such adjustments shall be made so as to not affect the status of any award intended to qualify as an ISO pursuant to Section 422 of the Code or as “performance-based compensation” under Section 162(m) of the Code.

Amendment and Termination.  The Board of Directors may amend, alter, or discontinue the 2009 Plan at any time, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a participant under a granted award without the participant’s consent. Any amendments to the 2009 Plan shall require shareholder approval to the extent required by federal or state law or any regulations or rules promulgated thereunder or the rules of the NASDAQ Stock Market, the national securities exchange on which the Company’s Class A Common Shares are listed.

Type of Awards under the 2009 Plan.  The 2009 Plan provides that the Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Committee may deem to be necessary or desirable: (i) bonus awards; (ii) stock options (both incentive stock options and non-qualified stock options); (iii) stock appreciation rights; (iv) restricted stock; (v) deferred stock; and (vi) performance awards (both performance units and performance shares).

Shares Subject to the 2009 Plan.  The total number of Class A Common Shares and Class B Common Shares reserved and available for distribution pursuant to awards under the 2009 Plan shall be 6,500,000. Of the 6,500,000 shares reserved, the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 2,500,000 shares. Upon approval of the 2009 Plan by shareholders, the 2002 Plan will immediately cease to be available for use for the grant of new awards, other than (i) awards granted solely from shares returned to the 2002 Plan by forfeiture after July 23, 2009 and (ii) the exchange of Class A Common Shares subject to unvested incentive stock awards for Class B Common Shares as described in Proposal IV. The Committee will have full authority to determine the number of Class A Common Shares or Class B Common Shares subject to awards. At May 22, 2009, the market value of the 6,500,000 Class A Common Shares that may be issued pursuant to the 2009 Plan was $43,615,000.  (The Class B Common Shares are not publicly traded.)

As described in Proposal II above, if the Article amendments proposed in this Proxy Statement are approved by our shareholders, and if the Company issues Class B Common Shares under the 2002 Plan, the proposed 2009 Plan, or otherwise resulting in the holders of Class B Common Shares holding greater than 41% of the total voting power of the Company’s shares as of the record date for any annual meeting of shareholders, then the number of votes per share of each holder of Class B Common Shares will automatically be reduced on a proportionate basis so that the holders of Class B Common Shares (including the Founders) hold in the aggregate no more than 41% of the Company’s total voting power.

Furthermore, if Proposal III is adopted, any Class B Common Shares issued under the 2009 Plan to employees or directors of the Company will automatically convert into Class A Common Shares upon the death or termination of employment or service of such employees or directors.

Bonus Awards.  The Committee will have the authority to grant awards to participants in the 2009 Plan entitling them to earn incentive compensation based on the achievement of performance goals established for one or more performance periods. Threshold, target and maximum awards may be granted. Participants will not be entitled to payment for a bonus award until the Committee determines that the performance goals have been obtained for the relevant award level for the relevant performance period. The Committee is also granted the authority to make adjustments to a bonus award to reflect individual performance during the applicable performance period. Unless otherwise determined by the Committee, payment of bonus awards will be made in cash.

Stock Options.  Stock options granted under the 2009 Plan may be either incentive stock options or non-qualified stock options. The exercise price per share shall not be less than the fair market value per share on the grant date. If a stock option which is intended to qualify as an incentive stock option is granted to an individual who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a parent corporation or any subsidiary corporation, then the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share on the grant date. The option period of each stock option shall be fixed by the Committee, but shall not exceed ten years from the date the option is granted for incentive stock options (five years for 10% owners). Stock options shall only be exercisable in whole or in such installments and at such times as established by the Committee. The Committee may at any time accelerate the exercisability of all or part of any stock option. Except as otherwise provided in the award agreement, unexercised options generally terminate upon the termination of employment or service of the option holder, except that employees who are not terminated for cause as defined in the 2009 Plan will have 90 days to exercise their options and options held by employees terminated as a result of death or disability will expire one year after the date of such termination. Moreover, non-employee directors will have two years to exercise their options following their termination of service as a director.

Stock Appreciation Rights.  Stock appreciation rights may be awarded at any time by the Committee. The Committee has the discretion to determine the exercise price and other terms of stock appreciation rights. The exercise price per share shall not be less than the fair market value per share on the grant date. Upon exercise of a stock appreciation right, a participant shall receive a number of Class A Common Shares or Class B Common Shares equal in value to the excess of the fair market value per Class A Common Share or Class B Common Share over the exercise price per share of the common stock specified in the related stock appreciation right agreement; provided the Committee may pay this award in cash or a combination of cash and shares. If stock appreciation rights are granted in connection with stock options, upon exercise of the stock appreciation right, the related options will be forfeited and upon exercise of the related stock option the stock appreciation right shall terminate. The effect on stock appreciation rights of termination of employment or service is the same as for stock options (see above).

Restricted Stock.  Restricted stock may be awarded at any time by the Committee. Restricted stock is stock which cannot be transferred and remains subject to a risk of forfeiture until the applicable vesting conditions are attained. The Committee has the discretion to determine the vesting conditions and other terms of restricted stock. Except as otherwise provided in the award agreement, holders of restricted stock shall have all the rights of a shareholder of the Company holding the class of common stock that is the subject of the restricted stock, provided that, except as otherwise provided in the award agreement, for restricted stock that is performance based, a holder’s right to dividends will not vest unless the restricted stock vests and will be paid at the time of vesting. Upon termination of employment or service, except as otherwise provided in the award agreement or determined by the Committee, unvested restricted stock shall be forfeited.

Deferred Stock.  Deferred stock may be awarded at any time by the Committee. Deferred stock is a right granted to a participant to receive stock at the end of a specified deferral period. The Committee has the discretion to determine the duration of the deferral period, the conditions under which receipt of the stock will be deferred and other terms of deferred stock. Holders of deferred stock may elect to further defer receipt of the deferred stock payable under an award, subject to such terms and conditions determined by the Committee. Upon the expiration of the deferral period, the Committee shall deliver common stock to the participant pursuant to the deferred stock award. Upon termination of employment or service, except as otherwise provided in the award agreement or determined by the Committee, shares still covered by the deferred stock award shall be forfeited.

Performance Awards.  Performance awards may be awarded at any time by the Committee. Performance Awards include performance units and performance shares, each of which consist of the right to receive shares or cash, as provided in the particular award agreement, upon achievement of certain performance goals. After the applicable period for performance has ended, the Committee shall determine the extent to which the established performance goals were achieved. Upon termination of employment or service, except as otherwise provided in the award agreement or determined by the Committee, unvested performance awards shall be forfeited.

Performance Criteria.  One or more of the following performance criteria will be the basis of performance measures for awards under the 2009 Plan intended to satisfy the requirement for performance-based compensation under Section 162(m) of the Code.

•	individual participant financial or non-financial performance goals;

•	sales;

•	cash flow;

•	cash flow from operations;

•	operating profit or loss;

•	operating income or loss;

•	net operating income or loss;

•	net income or loss;

•	operating margin;

•	net income margin;

•	profit margin;

•	return on assets;

•	return on net assets;

•	four-wall contribution;

•	economic value added;

•	return on total assets;

•	return on equity;

•	return on capital;

•	return on operating income;

•	total shareholder return;

•	revenue or loss;

•	revenue growth or decline;

•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	EBITDA growth or decline;

•	basic earnings per share (positive or negative);

•	diluted earnings per share (positive or negative);

•	funds from operations per share;

•	per share growth (positive or negative);

•	cash available for distribution;

•	market share;

•	cash available for distribution per share;

•	per share growth or decline;

•	share price performance on an absolute basis and relative to an index of earnings per share;

•	improvements in the Company’s attainment of expense levels;

•	overhead reduction;

•	expense reduction or control; or

•	implementing or completion of critical projects.

The performance criteria can be measured alone or in any combination, and if not based on individual performance, can be based on either the performance of the consolidated Company or the performance of a division or business unit of the Company. Performance can be measured on an absolute basis or relative to a pre-established target, to previous year results, or to a designated comparison group. The Committee may include or exclude any or all of the following items from the calculation: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or production activities; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements.

Change in Control Provisions.  Unless otherwise specifically provided in an award agreement, in the event of a sale of the Company, including, without limitation, the sale of all or substantially all of the assets of the Company, a merger or consolidation involving the Company in which it is not the survivor, and the acquisition of more than 50% of the voting power of the Company’s shares by a person or group of persons acting in concert, the Committee may provide that the bonus awards, stock options, stock appreciation rights, restricted stock, and deferred stock shall vest immediately and any performance goal or other condition with respect to performance share awards and performance unit awards shall be deemed satisfied and/or any award shall terminate or be cancelled if not exercised as of the date of such event. In addition, the Committee may substitute for the Company shares subject to awards the securities of another entity and make equitable adjustments with respect to such substitution.

Transferability.  Generally, no awards granted under the 2009 Plan, or any interests in such awards, may be assigned or transferred other than by will or the laws of descent and distribution and awards are exercisable during a participant’s lifetime only by the participant.

Maximum Amount.  To the extent the Committee structures an award to qualify as performance based compensation or under Section 162(m) of the Code, the following shall be the maximum amount of compensation that could be paid to any covered employee. The maximum number of shares of stock for which stock options and SARs may be granted to any covered employee in any twelve consecutive month period in the aggregate, cannot exceed 1,000,000 shares. The total aggregate maximum amount of compensation that could be paid to any covered employee pursuant to a bonus award in any twelve consecutive month period cannot exceed $2.5 million. The total aggregate maximum number of shares of restricted stock that may be granted to any covered employee during any period of twelve consecutive months cannot exceed 750,000 shares. The total aggregate maximum value (determined on the date of grant) of awards of deferred stock and performance awards, in the aggregate, that may be granted to any covered employee during any period of twelve consecutive months cannot exceed $5 million.

Federal Income Tax Consequences

The following is a general description of the federal income tax consequences to the participant and the Company with regard to awards granted under the 2009 Plan under present law. The tax consequences of awards constituting Non-qualified Stock Options, Incentive Stock Options, Bonus Awards and Restricted Stock under the 2009 Plan are the same as awards of Non-qualified Stock Options, Incentive Stock Options, Incentive Awards and Incentive Stock, as applicable, under the 2002 Plan, and the tax consequences discussion for those awards under the 2002 Plan are incorporated herein by this reference. The tax consequences discussion with respect to Code Section 409A under the 2002 Plan Proposal is also the same for the 2009 Plan and is incorporated herein by this reference. See, “Federal Income Tax Consequences” under Proposal IV beginning on page 51.

This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2009 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. This discussion does not purport to discuss all tax consequences related to awards under the 2009 Plan.

Stock Appreciation Rights (SARs).  There typically will be no federal income tax consequences to the participant or to the Company upon the grant of a SAR under the 2009 Plan. When the participant exercises a SAR, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of a share of stock received at the time of exercise over the fair market value of a share of stock on date of grant, and the

Company will be allowed a corresponding deduction, subject to any applicable limitations under the Internal Revenue Code Section 162(m).

Deferred Stock Awards.  The grant of a deferred stock award under the 2009 Plan generally will not be taxable to the participant, and will not be deductible by the Company at the time of grant. At the time a deferred stock award is settled in shares of common stock, the participant will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally the measure of the income and deduction will be the fair market value of the common stock at the time the deferred stock is settled.

Performance Awards.  A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives, or has the right to receive, payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

New Plan Benefits

The benefits that will be awarded under the 2009 Plan in the future are not determinable.

Required Shareholder Approval

The affirmative vote of the holders of a majority of voting power of the Company’s Class A Common Shares and Class B Common Shares entitled to vote at the Annual Meeting, voting together as a single class, is required to approve the 2009 Plan. The 2009 Plan, if approved and adopted by the shareholders, will be effective as of the date it was originally approved by the Board of Directors – April 24, 2009.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote “FOR” the approval and ratification of the Company’s 2009 Plan. Proxies solicited by the Board of Directors will be voted “FOR” this Proposal unless shareholders specify otherwise on their Proxy Cards (Item 5 on your Proxy Card).

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee acts under an annually reviewed charter approved by the Board in October 2003. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Company management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended February 28, 2009, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is composed solely of independent directors (as defined in the criteria for independence set forth in the Nasdaq listing standards and SEC rules). Each member meets Nasdaq financial knowledge requirements, and the Board of Directors has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets Nasdaq professional experience requirements as well.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principals, the matters to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.

The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 28 , 2009, for filing with the SEC.

William P. Carmichael, Chair
Bill Kirkendall
Stephen Goldsmith
Catherine A. Langham

Relationship with Independent Public Accountants

The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent registered public accounting firm continuously since 1988, was selected by the Audit Committee to continue in that capacity for fiscal 2009. During fiscal 2009, the Company also engaged Ernst & Young LLP to render certain other professional services, assistance on tax compliance, audit of the retirement plan and general consultations pursuant to the pre-approval policies and procedures discussed below.

The appointment of an independent registered public accounting firm is approved annually by the Audit Committee. In making its determination, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. The Audit Committee has selected Ernst & Young LLP for the current fiscal year. Each professional service performed by Ernst & Young LLP during fiscal 2009 was reviewed and the possible effect of such service on the independence of the firm was considered by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act of 2002, as amended, and the related rules of the Securities and Exchange Commission.

Independent Auditor Fee Information

Fees for professional services provided by the Company’s independent registered public accounting firm Ernst & Young LLP, in each of the last two fiscal years, for each of the following categories are:

	2008	2009
Audit Fees	$553,463	$453,197
Audit-Related Fees	17,500	19,500
Tax Fees	155,482	69,626
All Other Fees	—	—
	$726,445	$542,323

Fees for audit services include fees associated with the annual financial statement and internal controls audit, the reviews of the Company’s quarterly reports on Form 10-Q, and assistance with review of documents filed with the SEC. Audit-related fees principally include accounting consultations and the audit of the Company’s Profit Sharing and 401(k) plan. Tax fees consist primarily of tax compliance and consultation on routine tax matters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services and other services performed by the independent auditor during the fiscal year. The Audit Committee pre-approves specifically defined services within the categories outlined above, subject to the budget for each category. Unless a specific service has been previously pre-approved for that year, the Audit Committee must approve the service before the independent auditor may perform such service. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

(Item 6 on your Proxy)

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 27, 2010. The Board urges you to vote “FOR” ratification of that appointment. A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Required Shareholder Approval

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 27, 2010 to be ratified, more votes must be cast by all holders of common shares, voting together as a single class, in favor of the proposal than are cast against it.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 6 on your Proxy).

PROPOSALS OF SHAREHOLDERS

If a shareholder wishes to submit a proposal for consideration at the 2010 Annual Meeting of Shareholders and wants that proposal to appear in the Company’s proxy statement for that meeting, the proposal must be submitted to the Company at its principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary no later than April 23, 2010.

If a shareholder wishes to submit a proposal for consideration at the 2010 Annual Meeting of Shareholders, or if a shareholder wishes to recommend a candidate for election to the Board, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the first anniversary of the 2009 Annual Meeting (in the event that the date of the 2010 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2010 Annual Meeting of Shareholders). Such notice should be sent to the Company in care of the Secretary at its principal offices.

Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the director nominees or specifying the size of the increased Board at least 100 days prior to the first anniversary of the 2009 Annual Meeting (or if the 2010 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, at least 100 days prior to the date of the 2010 Annual Meeting), a shareholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary no later than the close of business on the seventh day following the day on which such public announcement is made by the Company.

MISCELLANEOUS

The Company’s Annual Report to Shareholders for the fiscal year ended February 28, 2009, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

The Company is not aware of any other business to be presented at the 2009 Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gary D. Cohen
Chief Administrative Officer & Secretary
Indianapolis, Indiana
June 23, 2009

Appendix A

Restated Articles of Incorporation

of

The Finish Line, Inc.

The undersigned, desiring to form a corporation (the “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law (as amended from time to time, the “Act”), executes the following Articles of Incorporation.

Article 1    Name.

The name of the Corporation is The Finish Line, Inc.

Article 2    Purposes and Powers.

Section 2.01    Purposes. The purposes for which the Corporation is formed are the transaction of any or all lawful business for which corporations may be incorporated under the Act.

Section 2.02    Powers. The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including without limitation, all the powers specifically enumerated in the Act.

Article 3    Term of Existence.

The period during which the Corporation shall continue is perpetual.

Article 4    Registered Agent and Registered Office.

The name of the registered agent and address of the registered office of the Corporation are:

Gary D. Cohen
3308 Mitthoeffer Road
Indianapolis, Indiana 46235

Article 5    Authorized Shares.

Section 5.01    Number of Shares. The total number of shares which the Corporation shall have authority to issue is One Hundred Eleven Million (111,000,000) shares.

Section 5.02    Designation of Classes, Number and Par Value of Shares. The shares of authorized capital stock shall be divided into One Million (1,000,000) Preferred Shares, as hereinafter provided (“Preferred Shares”), and One Hundred Ten Million (110,000,000) Common Shares, as hereinafter provided (“Common Shares”). The Common Shares shall have no par value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, all of the Common Shares shall be deemed to have a par value of $.01 per Common Share.

Section 5.03    Rights, Privileges, Limitations and Restrictions of Preferred Shares. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Shares may be entitled to elect), and other rights of the Preferred Shares and of each series of Preferred Shares by the adoption and filing in accordance with the Act, before the issuance of any Preferred Shares or series of Preferred Shares, of an amendment or amendments to these Articles of Incorporation as the same may, from time to time, be amended, determining the terms of such Preferred Shares or series of Preferred Shares (“Preferred Shares Designation”). All Preferred Shares of the same series shall be identical with each other in all respects. The number of authorized Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of Directors (“Voting Shares”) through amendment to these Articles of Incorporation, voting as a single class, without a separate vote of the holders of the Preferred Shares or any series thereof, unless a vote of any such holders is required pursuant to the Preferred Shares Designation.

Section 5.04    Rights, Privileges, Limitations and Restrictions of Common Shares.

Clause 5.041    Classes. The Common Shares shall consist solely of “Class A Common Shares” and “Class B Common Shares.”  The authorized number of Class A Common Shares shall be One Hundred Million (100,000,000) and the authorized number of Class B Common Shares shall be Ten Million (10,000,000); provided that the authorized number of Class A Common Shares shall be increased by any concurrent decrease determined by the Board of Directors in the authorized number of Class B Common Shares. The Board of Directors of the Corporation may authorize the issuance of Class A Common Shares and Class B Common Shares from time to time subject to the foregoing and to Clause 5.082(D) of Section 5.08.  The Board of Directors shall have no power to alter the rights with respect to Class A Common Shares or Class B Common Shares. Except as otherwise provided in these Articles of Incorporation, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

Clause 5.042    Voting Rights. The holders of Class A Common Shares and of Class B Common Shares shall have the following voting rights:

A.        Each Class A Common Share shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the shareholders of the Corporation.

B.        Each Class B Common Share shall entitle the holder thereof to ten (10) votes on all matters submitted to a vote of the shareholders of the Corporation; provided, however, so long as the Class A Common Shares are then listed for trading on the NASDAQ Stock Market or other national securities exchange, in the event that, as of any record date for determining shareholders entitled to vote on any matter on which the Class A Common Shares and the Class B Common Shares vote together as a single class, the aggregate vote associated with the outstanding Class B Common Shares exceeds forty-one percent (41%) of the total voting power of the Common Shares, the number of votes for each outstanding Class B Common Share for that matter shall be proportionately reduced so that the aggregate voting power of the outstanding Class B Common Shares with respect to such matter represents forty-one percent (41%) of the total voting power of the outstanding Common Shares, but in no event shall the number of votes for a Class B Common Share be reduced below one (1) vote.

C.        Except as otherwise required by applicable law, the holders of Class A Common Shares and the holders of Class B Common Shares shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

Section 5.05    Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of Preferred Shares and Common Shares at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

Section 5.06    Distributions Upon Shares. Subject to the preferences applicable to Preferred Shares outstanding at the time, the holders of Class A Common Shares and the holders of Class B Common Shares shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that each Class A Common Share and Class B Common Share shall be equal in respect of rights to dividends and other distributions in cash, shares or property of the Corporation, and provided that in the case of dividends or other distributions payable in Class A Common Shares or Class B Common Shares, including distributions pursuant to share split-ups or divisions of Class A Common Shares or Class B Common Shares which occur after the first date upon which the Corporation has issued both Class A Common Shares and Class B Common Shares, only Class A Common Shares shall be distributed with respect to Class A Common Shares and only Class B Common Shares shall be distributed with respect to Class B Common Shares, unless the Board of Directors of the Corporation determines in its discretion that it is more desirable to distribute Class A Common Shares with respect to Class B Common Shares, in which case Class A Common Shares shall be distributed with respect to Class B Common Shares, provided that the number of Class A Common Shares that shall be distributed with respect to Class B Common Shares shall be equal to the number of Class B Common Shares that otherwise would have been distributed.

Section 5.07    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Common Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of all shares having priority over the Common Shares, to share ratably in the remaining net assets of the Corporation. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of all shares having priority over Common Shares shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among the holders of shares having priority over Common Shares in proportion to the respective total amounts that they shall be entitled to receive as provided in this Section 5.07.

Section 5.08    Class B Common Shares.

Clause 5.081    Transfer of Class B Shares.

A.           Except as provided in paragraph (B) of this Clause 5.081, no person holding Class B Common Shares or any beneficial interest therein (a “Class B Holder”) may voluntarily or involuntarily transfer (including without limitation the power to vote the Class B Shares by proxy or otherwise), sell, assign, devise or bequeath any of such Class B Holder’s interest in his or her Class B Shares, and the Corporation and the transfer agent for the Class B Common Shares, if any (the “Transfer Agent”), shall not register the transfer of Class B Common Shares, whether by sale, grant of proxy, assignment, gift, devise, bequest, appointment or otherwise, except to a “Permitted Transferee” of a Class B Holder, which term shall include the Corporation and shall have the following additional meanings in the following cases:

(i)           In the case of a Class B Holder who is a natural person holding record and beneficial ownership of the Class B Common Shares in question, “Permitted Transferee” means: (a) the spouse of the Class B Holder (the “Spouse”); (b) a lineal descendant of a great grandparent of the Class B Holder or of the Spouse (a “Descendant”); (c) the trustee of a trust (including a voting trust) for the benefit of the Class B Holder, the Spouse, other Descendants, or an organization contributions to which are deductible for federal income, estate or gift tax purposes (a “Charitable Organization”), and for the benefit of no other person; provided that the trust may grant a general or special power of appointment to the Spouse or to the Descendants and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estate of the Class B Holder payable by reason of the death of the Class B Holder or the death of the Spouse or a Descendant, and that the trust (subject to the grant of a power of appointment as provided above) must prohibit transfer of Class B Common Shares or a beneficial interest therein to persons other than Permitted Transferees as defined in subparagraph (ii) of this Clause 5.081(A) (a “Trust”); (d) a Charitable Organization established by the Class B Holder or a Descendant; (e) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, of which the Class B Holder is a participant or beneficiary, provided that the Class B Holder is vested with the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by the Individual Retirement Account (an “IRA”); (f) a pension, profit sharing, stock bonus or other type of plan or trust of which the Class B Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, provided that the Class B Holder is vested with the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust, (a “Plan”); (g) a corporation all of the outstanding capital stock of which is owned by, or a partnership or limited liability company all of the partners or members of which are, the Class B Holder, the Spouse and/or other Descendants, provided that if any share (or any interest in any share) of capital stock of such a corporation (or of any survivor of a merger or consolidation of the corporation), or any partnership or membership interest in the partnership or limited liability company, is acquired by any person who is not within that class of persons, all Class

B Common Shares then held by the corporation or partnership or limited liability company, as the case may be, shall be deemed without further act on anyone’s part to be converted into Class A Common Shares and share certificates formerly representing such Class B Common Shares shall thereupon and thereafter be deemed to represent the like number of Class A Common Shares in the manner set forth in Clause 5.082(B) hereof; and (h) in the event of the death of the Class B Holder, the Class B Holder’s estate and heirs.

(ii)           In the case of a Class B Holder holding the Class B Common Shares in question as trustee of an IRA, a Plan or a Trust other than a Trust described in subparagraph (iii) of this Clause 5.081(A),  “Permitted Transferee” means: (a) any participant in or beneficiary of the IRA, the Plan or the Trust, or the person who transferred the Class B Common Shares to the IRA, the Plan or the Trust, and (b) a Permitted Transferee of any person or persons determined pursuant to subparagraph (i) of this Clause 5.081(A).

(iii)           In the case of a Class B Holder holding the Class B Common Shares in question as trustee pursuant to a Trust which was irrevocable on the Record Date (as defined below), “Permitted Transferee” means any person as of the Record Date to whom or for whose benefit principal may be distributed either during or at the end of the term of the Trust whether by power of appointment or otherwise. For purposes of this Section 5.08 of these Articles of Incorporation, there shall be one “Record Date,” which date shall be the record date for determining the persons to whom the Class B Common Shares are first distributed by the Corporation.

(iv)           In the case of a Class B Holder holding record (but not beneficial) ownership of the Class B Common Shares in question as nominee for the person who was the beneficial owner thereof on the Record Date, “Permitted Transferee” means the beneficial owner and a Permitted Transferee of the beneficial owner determined pursuant to subparagraphs (i), (ii), (iii), (v),  or (vi) of this Clause 5.081(A), as the case may be.

(v)           In the case of a Class B Holder that is a partnership or limited liability company holding record and beneficial ownership of the Class B Common Shares in question, “Permitted Transferee” means any partner of the partnership, provided that the partner or member was a partner or member in the partnership or limited liability company at the time it first became a Class B Holder.

(vi)           In the case of a Class B Holder that is a corporation, other than a Charitable Organization described in Clause 5.081(A)(i)(d), holding record and beneficial ownership of the Class B Common Shares in question (a “Corporate Holder”), “Permitted Transferee” means (a) any shareholder of the Corporate Holder as of the Record Date or any Permitted Transferee of any shareholder determined pursuant to Clause 5.081(A)(i); and (b) the survivor (the “Survivor”) of a merger or consolidation of the Corporate Holder, so long as the Survivor is controlled, directly or indirectly, by those shareholders of the Corporate Holder who were shareholders of the Corporate Holder as of the Record Date or any Permitted Transferees of the shareholders determined pursuant to Clause 5.081(A)(i).

(vii)           In the case of a Class B Holder that is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, and provided the deceased, bankrupt or insolvent Class B Holder, as the case may be, held record and beneficial ownership of the Class B Common Shares in question, “Permitted Transferee” means a Permitted Transferee of the deceased, bankrupt or insolvent Class B Holder as determined pursuant to subparagraphs (i), (v) or (v) of this Clause 5.081(A), as the case may be.

(viii)           In the case of any Class B Holder who desires to make a bona fide gift, “Permitted Transferee” means any other Class B Holder or its Permitted Transferee.

B.        Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge the Holder’s Class B Common Shares to a pledgee pursuant to a bona fide pledge of the shares as collateral security for indebtedness due to the pledgee, provided that the shares shall not be transferred to, registered in the name of or voted by the pledgee and shall remain subject to the provisions of this Clause 5.081. In the event of foreclosure or other similar action by the pledgee, the pledged Class B Common Shares may only be transferred to a Permitted Transferee of the pledgor or converted into Class A Common Shares, as the pledgee may elect.

C.        For purposes of this Clause 5.081:

(i)           The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship.

(ii)           Each joint owner of shares or owner of a community property interest in Class B Common Shares shall be considered a “Class B Holder” of such shares.

(iii)           A minor for whom Class B Common Shares are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class B Holder of such shares.

(iv)           Unless otherwise specified, the term “person” means and includes natural persons, corporations, partnerships, limited liability companies, unincorporated associations, firms, joint ventures, trusts and all other entities.

D.        Except as otherwise provided in Clause 5.082(B) any purported transfer of Class B Common Shares not permitted hereunder shall be void and of no effect, and the purported transferee shall have no rights as a shareholder of the Corporation and no other rights against or with respect to the

Corporation. The Corporation may, as a condition to the transfer or the registration of transfer of Class B Common Shares to a purported Permitted Transferee, require the furnishing of affidavits or other proof as it deems necessary to establish that the transferee is a Permitted Transferee. The certificate representing Class B Common Shares shall be endorsed with a legend that states that Class B Common Shares are not transferable other than to certain transferees and are subject to certain restrictions as set forth in the Articles of Incorporation filed by the corporation with the Secretary of State of the State of Indiana.

Clause 5.082    Conversion of Class B Common Shares.

A.        Each Class B Common Share, at the option of its holder, may at any time be converted into one (1) fully paid and nonassessable Class A Common Share, subject to adjustment as set forth in paragraph F of this Clause 5.082. Such right shall be exercised by the surrender of the certificate representing the Class B Common Share to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by the holder or the holder’s duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to paragraph H of this Clause 5.082.

B.        If the beneficial ownership (as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of any Class B Common Share or any interest in any Class B Common Share changes, voluntarily or involuntarily, such that each new beneficial owner of the Class B Common Share is not a “Permitted Transferee” (as defined in Clause 5.081A(A) hereof) of the beneficial owner of the Class B Common Share immediately prior to the change in beneficial ownership, then each Class B Common Share held by a person who is not a Permitted Transferee shall thereupon be converted automatically into one (1) fully paid and nonassessable Class A Common Share (subject to adjustment as set forth in paragraph F of this Clause 5.082). A determination by the Secretary of the Corporation that a change in beneficial ownership requires conversion under this paragraph shall be conclusive. Upon making this determination, the Secretary of the Corporation shall promptly request from the holder of record of each Class B Common Share that each holder promptly deliver, and each holder shall promptly deliver, the certificate representing each Class B Common Share to the Corporation for conversion hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by the holder or the holder’s duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to paragraph H of this Clause 5.082.

C.        If a holder of Class B Common Shares acquires those shares on or after July 23, 2009, at a time when he was an employee or director of the Corporation or of any of its majority-owned or wholly-owned subsidiaries (the

“Subsidiaries”), upon the death of such person or the termination of his or her employment or service with the Corporation and its Subsidiaries, then each Class B Common Share held by such person or by his Permitted Transferees shall thereupon be converted automatically into one (1) fully paid and nonassessable Class A Common Share (subject to adjustment as set forth in paragraph F of this Clause 5.082). A determination by the Secretary of the Corporation that the death or termination of employment or service of an employee or director, respectively, of the Corporation requires conversion under this paragraph shall be conclusive. Upon making this determination, the Secretary of the Corporation shall promptly request from the holder of record of each Class B Common Share (or personal representative in the event of the holder’s death) that each holder (or personal representative in the event of the holder’s death) promptly deliver, and each holder (or personal representative in the event of the holder’s death) shall promptly deliver, the certificate representing each Class B Common Share to the Corporation for conversion hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by the holder or the holder’s duly authorized attorney or personal representative, and together with transfer tax stamps or funds therefor, if required pursuant to paragraph H of this Clause 5.082.

D.        On the day after the date of the annual meeting of shareholders of the Corporation to be held in 2012, each Class B Common Share then issued or outstanding shall thereupon be converted automatically into one (1) fully paid and nonassessable Class A Common Share (subject to adjustment as set forth in paragraph F of this Clause 5.082), and each Class B Common Share then authorized but unissued shall thereupon automatically be deemed an authorized but unissued Class A Common Share (subject to adjustment as set forth in paragraph F of this Clause 5.082). As promptly as practicable on and after such date, the Secretary of the Corporation shall promptly request from each holder of record of Class B Common Shares that each holder promptly deliver, and each holder shall promptly deliver, certificates representing all Class B Common Shares held by the holder to the Corporation for conversion hereunder, together with instruments of transfer in form satisfactory to the Corporation and Transfer Agent, duly executed by the holder or the holder’s duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to paragraph H of this Clause 5.082.

E.        As promptly as practicable following the surrender for conversion of a certificate representing Class B Common Shares in the manner provided in paragraphs A, B, C or D, as applicable, of this Clause 5.082 and the payment in cash of any amount required by the provisions of paragraph H of this Clause 5.082, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of the certificate, a certificate or certificates representing the number of full shares of Class A Common Shares issuable upon conversion, issued in the name or names as the holder may direct. In the case of a conversion under paragraph A of this Clause 5.082, the conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing Class B Common Shares. In the case of a conversion under paragraphs B and C of this Clause 5.082, the conversion shall be deemed to have been made on the date that the beneficial ownership of the share has changed as set forth in paragraph B or paragraph C, as applicable. In the case of a conversion under paragraph D of this Clause 5.082, the conversion shall be deemed to have occurred on the day after the date of the annual meeting of shareholders of the Corporation held in 2012. Upon the date any conversion under paragraph A of this Clause 5.082 is made, all rights of the holder of the shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the Class A Common Shares are to be issued shall be treated for all purposes as having become the record holder or holders of the Class A Common Shares; provided, however, that any such surrender and payment on any date when the share transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing Class A Common Shares are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which share transfer books are open. Upon the date any conversion under paragraph B or paragraph C of this Clause 5.082 is made, all rights of the holder of the shares as such holder shall cease and the new beneficial owner or owners of the shares shall be treated for all purposes as having become the record holder or holders of the Class A Common Shares. Upon the date any conversion under paragraph D of this Clause 5.082 is made, all rights of the holders of Class B Common Shares shall cease, and the holders shall be treated for all purposes as having become the record holders of Class A Common Shares at that time but the Class B Common Shares shall be entitled to vote the Class B Common Shares at any adjournments of the annual meeting of shareholders of the Corporation to be held in 2012.

F.        In the event that the Corporation shall issue Class A Common Shares to the holders of Class A Common Shares as a share dividend or share split, or in the event that the Corporation reduces the number of outstanding Class A Common Shares in a reverse share split or share combination, then the number of Class A Common Shares issuable upon conversion of a Class B Common Share shall be adjusted such that the holder of the Class  B Common Shares shall receive the number of Class A Common Shares that such holder would have received if the conversion had occurred immediately prior to the record date for the share split, share dividend, reverse share split or share combination of the Class A Common Shares, as the case may be. In the event that the Corporation shall issue Class B Common Shares to the holders of Class B Common Shares as a share dividend or share split, or in the event that the Corporation reduces the number of outstanding Class B Common Shares in a reverse share split or share combination, then the number of Class A Common Shares issuable upon conversion of a Class B Common Share shall be adjusted such that the holder of Class B Common Shares shall receive the number of Class A Common Shares that the holder would have received if the conversion had occurred immediately prior to the record date for the share split, share dividend, reverse share split or share combination of the Class B Common Shares, as the case may be. In the event of a reclassification or other similar transaction as a result of which the Class A Common Shares are converted into another security, then the number of that security issuable upon conversion of a Class B Common Share shall be determined such that the holder of the Class B Common Shares shall receive the number of that security that the holder would have received if the conversion had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends (other than share dividends) shall be made upon the conversion of any Class B Common Share, provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend (other than a share dividend) or other distribution on Class B Common Shares but prior to payment, then the registered holder of the share at the close of business on the record date shall be entitled to receive the dividend (other than a share dividend) or other distribution payable on the share on that date notwithstanding the conversion thereof or the Corporation’s default in payment of the dividend (other than a share dividend) due on such date.

G.        The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding Class B Common Shares, such number of Class A Common Shares as shall be issuable upon the conversion of all outstanding Class B Common Shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding Class B Common Shares by delivery of purchased Class A Common Shares which are held by the Corporation. The Corporation covenants that if any Class A Common Shares required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before the Class A Common Shares may be issued upon conversion, the Corporation will cause the shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the Class A Common Shares required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Class A Common Shares are listed at the time of such delivery. The Corporation covenants that all Class A Common Shares that shall be issued upon conversion of the fully paid and nonassessable Class B Common Shares will, upon issue, be fully paid and nonassessable.

H.        The issuance of certificates for Class A Common Shares upon conversion of Class B Common Shares shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of the Class B Common Shares converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

Section 5.09    Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding Preferred Shares and Common Shares at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

Section 5.10    No Pre-emptive Rights. The holders of the Common Shares and the holders of the Preferred Shares or any series of the Preferred Shares shall have no pre-emptive rights to subscribe to or purchase any Common Shares, Preferred Shares or other securities of the Corporation.

Section 5.11    Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

Article 6    Directors.

Section 6.01    Number. The number of directors of the Corporation shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time. Notwithstanding the foregoing, during any period in which the holders of any one or more series of Preferred Shares, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues, (A) the then otherwise authorized number of directors shall be increased by such specified number of directors and the holders of the series of Preferred Shares, voting as a class, shall be entitled to elect such specified number of directors in accordance with the provisions of the Preferred Shares; (B) each additional director shall serve until the next annual meeting at which the term of office of his or her class shall expire and until his or her successor shall be elected and shall qualify, or until his or her right to hold such office terminates pursuant to the provisions of the Preferred Shares or series, whichever occurs earlier. Whenever the holders of a series of Preferred Shares are divested of the right to elect directors pursuant to the provisions of the Preferred Shares or series, the terms of office of all directors elected by the holders of the series of Preferred Shares pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of the Preferred Shares or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

Section 6.02    No Cumulative Voting. There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

Section 6.03    Removal. Subject to the rights of the holders of any series of Preferred Shares then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only upon the affirmative vote of a majority of the Board of Directors whose removal is not sought and the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Section 6.03, removal for cause shall be limited to matters relating to a director’s personal dishonesty, willful misconduct or breach of fiduciary duty involving personal profit.

Section 6.04    Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Corporation’s Bylaws.

Section 6.05    Liability of Directors. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director except to the extent provided in I.C. §23-1-35-1 as of July 1, 2004.  No amendment or repeal of this Section nor the adoption of any provision of the Articles of Incorporation inconsistent with this Section nor a change in law shall adversely affect any right or protection of a director which is based upon this Section and arises from conduct that occurred prior to the time of the amendment, repeal, adoption or change.  If the Act is amended, after July 1, 2004 to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall immediately on the effective date of that amendment be eliminated or limited to the fullest extent permitted by the Act as so amended.

Article 7    Incorporator.

The name and post office address of the Incorporator of the Corporation are as follows:

Gary D. Cohen
3308 Mitthoeffer Road
Indianapolis, IN  46235

Article 8    Provisions for Regulation of Business and Conduct of Affairs of Corporation.

Section 8.01    Amendments of Articles of Incorporation. Except as otherwise expressly provided in Section 8.02 hereof, the Corporation reserves the right to increase or decrease the number of its authorized shares, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the Act or any other applicable laws, and all rights and powers conferred upon shareholders, directors and/or officers in these Articles of Incorporation, or any amendment hereto, are granted subject to this reserve power. No shareholder has a vested property right resulting from any provision in these Articles of Incorporation, or any amendment hereto, or authorized to be in the Bylaws of the Corporation or these Articles of Incorporation by the Act, including, without limitation, provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.

Section 8.02    Certain Amendments. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation to the contrary and notwithstanding that a lesser vote or no vote may be specified by law, but, in addition to any affirmative vote of the holders of any particular class or series of the Corporation’s shares required by law or any Preferred Share Designation:

Clause 8.021    the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding voting shares, voting together as a single class, shall be required to alter, amend or repeal Section 8.04 or Article 9;

Clause 8.022    the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then outstanding voting shares, voting together as a single class, shall be required to alter, amend or repeal any other provision in these Articles of Incorporation;

provided, however, that the amendment shall require only the affirmative vote as is required by law and any other provisions of these Articles of Incorporation or the Bylaws of the Corporation if the amendment shall have been approved by at least two-thirds (2/3) of the members of the Board of Directors and, if there is an Interested Shareholder, two-thirds (2/3) of the Continuing Directors; provided, however, that this condition shall not be capable of satisfaction unless there are at least three (3) Continuing Directors.

Section 8.03    Action by Shareholders. Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the Bylaws of the Corporation or in the respective notices, or waivers of notice, thereof. No shareholder action may be taken by written consent.

Section 8.04    Regulation of Certain Transactions. The following provisions are intended to establish procedures to regulate transactions that would, when consummated, result in a change in control of the Corporation as authorized by IC 23-1-22-4. If there is an Interested Shareholder (as that term is defined in Clause 9.037)  then:

Clause 8.041    Any proposal by the Board of Directors to remove a director shall require, in addition to the affirmative vote of a majority of the Board of Directors, a majority of the Continuing Directors (as that term is defined in Clause 9.034).

Clause 8.042    Any amendment to the Bylaws of the Corporation to provide that Chapter 42 of the Act (Control Share Acquisitions) shall not apply shall require the approval of a majority of the Continuing Directors in addition to any other approval required to amend the Bylaws.

Clause 8.043    Any other amendment to the Bylaws of the Corporation shall require the approval of a majority of the Continuing Directors in addition to any other approval required to amend the Bylaws.

Clause 8.044    A proposal by the Board of Directors to amend the Articles of Incorporation of the Corporation shall require, in addition to approval of the Board of Directors, the affirmative vote of a majority of the Continuing Directors; provided, however, that this condition shall not be capable of satisfaction unless there are at least three (3) Continuing Directors.

Article 9    Provisions for Certain Business Combinations.

Section 9.01    Vote Required.

Clause 9.011    Higher Vote for Certain Business Combinations. Unless (A) the transaction was approved by a majority of the Continuing Directors (as hereinafter defined) before the Interested Shareholder (as hereinafter defined) became an Interested Shareholder, or (B) (i) the purchase of shares made by the Interested Shareholder was approved by a majority of the Continuing Directors before the date the person became an Interested Shareholder and (ii) the transaction was approved by a majority of the Continuing Directors before the transaction was consummated, then in addition to any affirmative vote required by Chapter 43 of the Act or as otherwise required by law or by these Articles of Incorporation, and except as otherwise expressly provided in Section 9.02 of this Article 9:

(1)
any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder (as hereinafter defined), or (B) any other corporation, limited liability company or other entity (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(2)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equaling or exceeding twenty-five percent (25%) or more of the combined assets of the Corporation and its Subsidiaries; or

(3)
the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding twenty-five percent (25%) of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

(4)	the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(5)
any reclassification of securities (including any share split, share dividend, other distribution of shares in respect of shares, or any reverse share split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any

Subsidiary which is Beneficially Owned (as hereinafter defined) directly or indirectly by any Interested Shareholder or any Affiliate of any Interested Shareholder

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding voting shares, voting together as a single class. This affirmative vote shall be required notwithstanding that any other provisions of these Articles of Incorporation, or Chapter 43 of the Act or any other provision of law, or any Preferred Share Designation, or any agreement with any national securities exchange or otherwise might otherwise permit a lesser vote or no vote.

Clause 9.012    Definition of “Business Combination.”  The term “Business Combination” as used in this Article 9 shall mean any transaction which is referred to in any one or more of paragraphs (1) through (5) of Clause 9.011 of this Section 9.01.

Section 9.02    When Higher Vote is Not Required. The provisions of Section 9.01 of this Article 9 shall not be applicable to any particular Business Combination, and that Business Combination shall require only the affirmative vote as is required by Chapter 43 of the Act, any other provision of law, any other provision of these Articles of Incorporation and any Preferred Share Designation and the passage of the five (5) year period specified in IC 23-1-43-18(a), if, in the case of a Business Combination that does not involve any cash or other consideration being received by the shareholders of the Corporation, solely in their capacity as shareholders of the Corporation, the condition specified in the following Clause 9.021 is met or, in the case of any other Business Combination, the conditions specified in either of the following Clause 9.021 or Clause 9.022 are met:

Clause 9.021    Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that this condition shall not be capable of satisfaction unless there are at least three Continuing Directors.

Clause 9.022    Price and Procedure Requirements. All of the following conditions shall have been met:

(1)
The consideration to be received by holders of a particular class (or series) of outstanding shares (including Common Shares) shall be in cash or in the same form as the Interested Shareholder or any of its Affiliates has previously paid for shares of such class (or series). If the Interested Shareholder or any of its Affiliates has paid for shares of any class (or series) with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) shall be either cash or the form used to acquire the largest number of shares of such class (or series) previously acquired by the Interested Shareholder.

(2)
The aggregate amount of (x) the cash and (y) the Fair Market Value as of the date (the “Consummation Date”) of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Shares in the Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any share dividend, share split, combination of shares or similar event):

(a)
(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder or any of its Affiliates for any Common Shares acquired by them within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or in any transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the Consummation Date at the rate for one year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid other than in cash, per common share since the earliest date, up to the amount of the interest; and

(b)
the Fair Market Value per share of Common Shares on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”), whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the Consummation Date at the rate for one year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid other than in cash, per common share since the earliest date, up to the amount of the interest.

(3)
The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Shares, of outstanding shares of the Corporation shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any share dividend, share split, combination of shares or similar event), it being intended that the requirements of this subparagraph (3) shall be required to be met with respect to every such class (or series) of outstanding shares whether or not the Interested Shareholder or any of its Affiliates has previously acquired any shares of a particular class (or series):

(a)
(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder or any of its Affiliates for any shares of such class (or series) acquired by them within the two-year period immediately prior to the Announcement Date or in any transaction in which it became an Interested

Shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the Consummation Date at the rate for one year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid other than in cash, per common share since the earliest date, up to the amount of the interest;

(b)
the Fair Market Value per share of such class (or series) on the Announcement Date or on the Determination Date, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the Consummation Date at the rate for one year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends and the Fair Market Value of any dividends paid other than in cash, per common share since the earliest date, up to the amount of the interest; and

(c)
(if applicable) the highest preferential amount per share, if any, to which the holders of shares of such class (or series) would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; plus the aggregate amount of any dividends declared or due as to which the holders are entitled before payment of dividends on some other class or series of shares (unless the aggregate amount of the dividends is included in the preferential amount).

(4)
After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:  (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Shares; (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any subdivision of the Common Shares), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse share split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) neither such Interested Shareholder nor any of its Affiliates shall have become the beneficial owner of any additional voting shares except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder; provided, however, that no approval by Continuing Directors shall satisfy the requirements of this subparagraph (4) unless at the time of such approval there are at least three Continuing Directors.

(5)
After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Shareholder’s or Affiliate’s capacity as a Shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(6)
A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Exchange Act or subsequent provisions).

(7)	Such Interested Shareholder shall have provided the Corporation with such information as shall have been requested pursuant to Section 9.05 of this Article 9 within the time period set forth therein.

Section 9.03    Certain Definitions. For the purposes of this Article 9:

Clause 9.031    “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

Clause 9.032    A person shall be a “beneficial owner” of any voting shares and the voting shares shall be “Beneficially Owned” by the person:

(i)           which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; or

(ii)           which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (however, a person is not considered the beneficial owner of shares tendered under a tender or exchange offer made by the person or any of the person’s Affiliates or Associates until the tendered shares are accepted for purchase or exchange), or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

(iii)           which are beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (ii) of this Clause 9.032) or disposing of any voting shares; provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any voting shares held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purpose hereof, to beneficially own any voting shares held under any such plan.

Clause 9.033    In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Clause 9.022(2) and Clause 9.022(3) of Section 9.02 of this Article 9 shall include the Common Shares and/or the shares of any other class (or series) of outstanding shares retained by the holders of those shares.

Clause 9.034    “Continuing Director” for purposes of this Article 9 means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Shareholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

Clause 9.035            “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share on the composite tape for New York Stock Exchange listed shares, or, if the shares are not quoted on the composite tape, on the New York Stock Exchange, or, if the shares are not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the shares are listed, or, if the shares are not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share as determined by the Board in accordance with Section 9.04 of this Article 9, in each case with respect to any class of shares, appropriately adjusted for any dividend or distribution in shares or any combination or reclassification of outstanding shares into a smaller number of shares; and (ii) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined by the Board in accordance with Section 9.04 of this Article 9.

Clause 9.036    Reference to “highest per share price” shall in each case with respect to any class of shares reflect an appropriate adjustment for any dividend or distribution in shares or any share split or reclassification of outstanding shares into a greater number of shares or any combination or reclassification of outstanding shares into a smaller number of shares.

Clause 9.037    “Interested Shareholder” means any person (other than the Corporation, any Subsidiary or any person who would otherwise be deemed to be an Interested Shareholder on the date on which these Restated Articles of Incorporation became effective) who or which:

(i)           is the beneficial owner (as hereinafter defined), directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting shares; or

(ii)           is an Affiliate or an Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding voting shares; or

(iii)           is an assignee of or has otherwise succeeded to any voting shares which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

Clause 9.038    For the purposes of determining whether a person is an Interested Shareholder pursuant to Clause 9.037 of this Section 9.03, the number of voting shares deemed to be outstanding shall include shares deemed owned through application of Clause 9.032 of this Section 9.03 but shall not include any other unissued voting shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

Clause 9.039    A “person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a limited liability company, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

Clause 9.0310    “Subsidiary” means any corporation or limited liability company of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Clause 9.037 of this Section 9.03, the term “Subsidiary” shall mean only a corporation or limited liability company of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

Section 9.04    Powers of the Board of Directors. A majority of the total number of directors of the Corporation, but only if a majority of the directors shall then consist of Continuing Directors or, if a majority of the total number of directors shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, in good faith, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 9, including, without limitation, (a) whether a person is an Interested Shareholder, (b) the number of voting shares Beneficially Owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in Clause 9.022 of Section 9.02 have been met with respect to any Business Combination, (e) the Fair Market Value of shares or other property in accordance with Clause 9.035 of Section 9.03 of this Article 9, and (f) whether the assets which are the subject of any Business Combination referred to in Clause 9.011(2) of Section 9.01 have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in Clause 9.011(3) of Section 9.01 has, an aggregate Fair Market Value equaling or exceeding twenty-five percent (25%) of the combined assets of the Corporation and its Subsidiaries.

Section 9.05    Information to be Supplied to the Corporation. A majority of the total number of directors of the Corporation, but only if a majority of the directors shall then consist of Continuing Directors or, if a majority of the total number of directors shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the right to demand that any person who it is reasonably believed is an Interested Shareholder (or holder of record of voting shares Beneficially Owned by any Interested Shareholder) supply the Corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Shareholder, (ii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Shareholder and held of record by each such record owner and the number(s) of the certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Article 9, as may be reasonably requested of such person, and such person shall furnish such information within ten (10) days after receipt of such demand.

Section 9.06    No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

Section 9.07    Redemption of Shares Acquired in Control Share Acquisitions. If and whenever the provisions of Chapter 42 of the Act apply to the Corporation, the Corporation is authorized to redeem its securities pursuant to IC 23-1-42-10.

Article 10    Indemnification of Directors, Officers and Employees.

Section 10.01    Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if:

  (i)  he or she acted (or failed to take action) in good faith; and

  (ii)  he or she reasonably believed his or her conduct was in the Corporation’s best interest or was at least not opposed to the best interests of the Corporation; and

  (iii)  in the case of a criminal proceeding, he or she either:  (a) had reasonable cause to believe his or her conduct was lawful; or (b) had no reason to believe his or her conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the standard of conduct specified in this Article 10.

Section 10.02    Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.01 hereof or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 10.03    Determination that Indemnification is Proper. Any indemnification of a director or officer of the Corporation under Section 10.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 10.01 hereof. Any indemnification of an employee or agent of the Corporation under Section 10.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 10.01 hereof. Any such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, by a majority vote of a committee (designated by the board of directors) consisting of two (2) or more directors not at the time parties to the proceeding, (iii) by special legal counsel in a written opinion, or (iv) by the shareholders.

Section 10.04    Advance Payment of Expenses. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if:  (i) the Corporation receives a written affirmation of the director or officer’s good faith belief that the director or officer has met the standard of care described in Section 10.01; (ii) the Corporation receives an unconditional written undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article; and (iii) a determination is made that the facts known to those making the determination would not preclude indemnification under this Article. The expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent the director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 10.05    Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 10.01 and Section 10.02 or advance of costs, charges and expenses to a director or officer under Section 10.04 shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. The person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expense under Section 10.04 of this Article where the required affirmation and undertaking, if any, have been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 10.01 of this Article, but the burden of proving this defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 10.01 of this Article 10, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 10.06    Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Act are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. This contract right may not be modified retroactively without the consent of the director, officer, employee or agent.

The indemnification provided by this Article 10 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.07    Severability. If this Article 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 10.08    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article.

Section 10.09    Additional Definitions. For purposes of this Article, references to the “Corporation” shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

For purposes of this Article, serving an employee benefit plan at the request of the Corporation shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” referred to in this Article.

For purposes of this Article, “party” includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

For purposes of this Article, “official capacity,” when used with respect to a director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a director, shall mean the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. “Official capacity” does not include service for any other foreign or domestic corporation or limited liability company or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

Section 10.10    Business Expense. Any payments made to any indemnified party under this Article or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

In Witness Whereof the undersigned authorized officer of the Corporation has executed these Restated Articles of Incorporation.

____________________________________
Steven J. Schneider, President

Appendix B

Amendment No. 3 to the
2002 Stock Incentive Plan of The Finish Line, Inc.
(As Amended and Restated July 21, 2005)

This Amendment No. 3 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005) (this “Amendment”) is effective as of the date this Amendment is approved by the shareholders of The Finish Line, Inc. (the “Effective Date”).

1.           Section 3.1 of the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005) (the “Original Plan”) is hereby deleted in its entirety and replaced with the following:

“3.1 Aggregate Limits.  The aggregate number of shares of the Company’s Class A Common Shares, no par value, and Class B Common Shares, no par value (collectively, “Shares”), issued pursuant to all Awards granted under this Plan shall not exceed 6,500,000 (in the aggregate), plus the number of shares subject to awards granted under the Company’s Non-Employee Director Stock Option Plan or the Company’s 1992 Employee Stock Incentive Plan but which are not issued under such plans as a result of the cancellation, expiration or forfeiture of such awards; provided that no more than 15% of such Shares may be issued pursuant to all Incentive Bonuses and Incentive Stock Awards granted under this Plan. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 10. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.”

2.           The following is hereby added as Section 3.4 of the Original Plan:

“2.4 Exchange.  Notwithstanding anything herein to the contrary, the Committee may at any time and from time to time, with the consent of the affected Participant, exchange the class of Shares a Participant holds pursuant to unvested and outstanding awards of Incentive Stock from Class A Common Shares to Class B Common Shares.”

3.           The first sentence of Section 9.1 is hereby deleted in its entirety and replaced with the following: “Except as otherwise permitted by Section 2.4 hereof, unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution.”

4.           Except as specifically amended herein, all other terms and conditions contained in the Original Plan shall remain unchanged and shall continue in full force and effect.

[Signature Page Immediately Follows.]

B-1

In Witness Whereof, the Board of Directors has caused this Amendment No. 3 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005) to be amended effective as of the Effective Date.

The Finish Line, Inc.

By:
Printed:
Its:

B-2

Appendix C

The Finish Line, Inc.

2009 Incentive Plan

Article 1.	Establishment, Purpose and Term.

Section 1.1 Establishment.  The Finish Line, Inc. 2009 Incentive Plan (“Plan”) is hereby established by The Finish Line, Inc. (“Company”). Subject to Section 13.1, Awards may be granted as provided herein for the term of the Plan.

Section 1.2 Purposes.  The purposes of the Plan are to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. In addition, the Plan provides the ability to make Awards linked to the profitability of the Company’s businesses and increases in shareholder value.

Section 1.3 Term.  The Plan shall be effective on the date the Plan is approved by the Board of Directors. Any Awards granted under the Plan prior to the date the Plan is approved by shareholders of the Company shall be contingent upon the approval of the Plan by shareholders and no Award may be exercised until the Plan is approved by Shareholders. No additional Incentive Stock Options shall be made after the tenth anniversary of the date the Plan is approved by the Company’s shareholders. After the expiration or termination of the Plan, outstanding Awards shall be administered in accordance with the provisions hereof and thereof. The Plan shall continue in effect until all matters relating to the settlement of Awards and administration of the Plan have been completed.

Article 2.	Definitions.

For purposes of the Plan, the following terms are defined as set forth below and certain other terms used herein have definitions given to them in the first place in which they are used:

Section 2.1 “2002 Plan” means the 2002 Stock Inventive Plan of The Finish Line, Inc. (as Amended and Restated July 21, 2005), as amended.

Section 2.2 “Affiliate” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under control with, the Company.

Section 2.3 “Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

Section 2.4 “Award” means any Bonus Award, Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, or Performance Award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

Section 2.5 “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, awarded to such Participant under the Plan, to the extent permitted. If there is no designated beneficiary, then the term “Beneficiary” means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

Section 2.6 “Board of Directors” or “Board” means the Board of Directors of the Company.

Section 2.7 “Cause” means, unless otherwise specifically provided in an Agreement, any act or omission which permits the Company to terminate the written employment agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause,” then “Cause” means the occurrence of one or more of the following events: (a) the willful and continued failure by the Participant to perform his or her material duties with respect to the Company or its Affiliates for a period of more than 30 days; (b) the willful or intentional engaging by the Participant in conduct within the scope of his or her employment that causes material and demonstrable injury, monetarily or otherwise, to the Company including, without limitation, embezzlement or theft; (c) the Participant’s conviction for, or a plea of nolo contendere to, the commission of a felony involving moral turpitude; or (d) a material breach of the Participant’s covenants set forth in any other agreement between the Participant and the Company, that causes a material and demonstrable injury, monetarily or otherwise, to the Company.

Section 2.8 “Class A Common Stock” means the Company’s class A common stock as set forth and described in the Company’s articles of incorporation, as amended, whether presently or hereinafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter.

Section 2.9 “Class B Common Stock” means the Company’s class B common stock as set forth and described in the Company’s articles of incorporation, as amended, whether presently or hereinafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter.

Section 2.10 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations thereunder, as amended from time to time.

Section 2.11 “Commission” means the Securities and Exchange Commission or any successor thereto.

Section 2.12 “Committee” means the committee of the Board responsible for granting and administering Awards under the Plan, which initially shall be the Compensation and Stock Option Committee of the Board, until such time as the Board may designate another committee. The Committee shall consist solely of two or more directors and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and also an “outside director” under Section 162(m) of the Code. In addition, each member of the Committee shall satisfy any independence or other corporate governance standards imposed by the Nasdaq Stock Market or other securities market on which the Stock shall be listed from time to time. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

Section 2.13 “Company” means The Finish Line, Inc., an Indiana corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, “Company” also means “Affiliate.”

Section 2.14 “Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

Section 2.15 “Deferred Stock” means a right granted to a Participant under Section 9.1 hereof to receive Stock at the end of a specified deferral period.

Section 2.16 “Domestic Relations Order” has the meaning set forth in the Code.

Section 2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 2.18 “Exercise Price” means the price that a Participant must pay to exercise an Award or the amount upon which the value of an Award is based.

Section 2.19 “Fair Market Value” means, as of any given date, the average of the high and low market price on the Nasdaq Stock Market or such other public trading market on which the Stock is traded on that date. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith. In each case, the Fair Market Value shall be determined without regard to whether the Stock is restricted or represents a minority interest.

Section 2.20 “Grant Date” means the date as of which an Award is granted pursuant to the Plan. In no event may the Grant Date be earlier than the Effective Date unless the effectiveness of the Award is contingent on the approval of the Plan by the Company’s shareholders.

Section 2.21 “Incentive Stock Option” means any Option that is intended to be, is designated as, and actually qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

Section 2.22 “Non-Qualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

Section 2.23 “Option Period” means the period during which the Option shall be exercisable in accordance with an Agreement and Article 6.

Section 2.24 “Participant” means a person who satisfies the eligibility conditions of Section 4.6 and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term “Termination of Employment” shall mean the Termination of Employment of the Participant.

Section 2.25 “Performance Award” means an Award consisting of Performance Shares or Performance Units described in Article 10.

Section 2.26 “Performance Goals” mean the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

Section 2.27 “Performance Measure” means any measure based on any of the performance criteria set out in this Section, either alone or in any combination, and, if not based on individual performance, on either a consolidated or a division or business unit level, as the Committee may determine and measured on an absolute basis or relative to a pre-established target, to previous years results or to a designated comparison group: individual Participant financial or non-financial performance goals; sales; cash flow; cash flow from operations; operating profit or loss; operating income or loss; net operating income or loss; net income or loss; operating margin; net income margin; profit margin; return on assets; return on net assets; four-wall contribution; economic value added; return on total assets; return on equity; return on capital; return on operating income; total shareholder return; revenue or loss; revenue growth or decline; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA growth or decline; basic earnings per share (positive or negative); diluted earnings per share (positive or negative); funds from operations per share; per share growth (positive or negative); cash available for distribution; market share; cash available for distribution per share; per share growth or decline; share price performance on an absolute basis and relative to an index of earnings per share; improvements in the Company’s attainment of expense levels; overhead reduction; expense reduction or control; or implementing or completion of critical projects. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. In the event Section 162(m) of the Code or applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant.

Section 2.28 “Performance Period” means the time period during which a Performance Award shall be earned and shall be at least one (1) fiscal year in length, unless otherwise determined by the Committee.

Section 2.29 “Performance Unit” means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

Section 2.30 “Performance Share” means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

Section 2.31 “Plan” means The Finish Line, Inc. 2009 Incentive Plan, as herein set forth and as may be amended from time to time.

Section 2.32 “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; or (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant’s death; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

Section 2.33 “Restricted Stock” means Stock granted to a Participant under Section 8.1 and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

Section 2.34 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

Section 2.35 “Stock” means the Company’s Class A Common Stock or Class B Common Stock, as applicable, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter.

Section 2.36 “Stock Appreciation Right” means a right granted under Section 7.1.

Section 2.37 “Stock Option” or “Option” means a right, granted to a Participant under Section 6.1, to purchase Stock at a specified price during specified time periods.

Section 2.38 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company or of any Affiliate, including, without limitation, death, disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates. With respect to any non-employee member of the Board or of a board of directors of an Affiliate, Termination of Employment means the termination of a Participant’s status as a non-employee director of the Board or of a board of directors of an Affiliate. With respect to any other person who is not an employee with respect to the Company or an Affiliate, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

Article 3.	Compensation Committee Administration.

Section 3.1 Committee Structure.  The Plan shall be administered by the Committee, but any action that may be taken by the Committee may also be taken by the full Board of Directors of the Company.

Section 3.2 Committee Actions.  Subject to the Committee’s charter, the Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee or the Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Section 3.3 Committee Authority.  Subject to applicable law, the Company’s articles of incorporation and by-laws, the Committee’s charter or the terms of the Plan, the Committee shall have the authority:

(a)           to select those persons to whom Awards may be granted from time to time;

(b)           to determine whether and to what extent Awards are to be granted hereunder;

(c)           to determine the class of Stock to be covered by each award granted hereunder;

(d)           to determine the number of shares of Stock to be covered by each Award granted hereunder;

(e)           to determine the terms and conditions of any Award granted hereunder, including any provisions deemed by the Committee in good faith to be necessary or appropriate for a “nonqualified deferred compensation plan,” as defined in Section 409A(d)(1) of the Code, to avoid being subject to taxation under Section 409A(a)(1) of the Code, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share of the underlying Stock as of the Grant Date;

(f)           to adjust the terms and conditions, at any time or from time to time, of any Award (including acceleration of vesting of any Award), subject to the limitations contained elsewhere herein, including, but not limited to, Section 13.1 and Section 13.10;

(g)           to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred, subject to compliance in good faith with the requirements of the Plan and Section 409A of the Code to avoid the Award being subject to taxation under Section 409A(a)(1) of the Code;

(h)           to provide for the forms of Agreement to be utilized in connection with this Plan;

(i)           to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

(j)           to cancel, with the consent of the Participant (if required under the Plan or the applicable Agreement) or as otherwise provided in the Plan or the applicable Agreement, outstanding Awards;

(k)           to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

(l)           to determine whether and with what effect an individual has incurred a Termination of Employment;

(m)           to determine the restrictions or limitations on the transfer of Stock;

(n)           to determine whether an Award is to be adjusted, modified or purchased, or is to become fully or partially exercisable, under the Plan or the terms of an Agreement;

(o)           to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the applicable Agreement;

(p)           to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

(q)           to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(r)           to make all other determinations which may be necessary or advisable for the administration of the Plan.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

Section 3.4 Committee Determinations and Decisions.  Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants unless revised by the Committee, subject to any ratifications or approvals of the Board that the Committee or Board may request. Any determination shall not be subject to de novo review if challenged in court. Neither the Committee (including any member thereof) nor the Company shall have any liability to any Participant for any matter it determined in good faith as being in compliance with the Code even if such determination was later proved incorrect.

Article 4.	Shares and Eligibility.

Section 4.1 Number of Shares.  The maximum number of shares of Class A Common Stock and Class B Common Stock (in the aggregate) which may be used for Awards under this Plan (all of which may be issued pursuant to the exercise of Incentive Stock Options) shall be equal to 6,500,000 shares; provided that in any case the maximum number of such shares which may be used for Awards other than Stock Options or Stock Appreciation Rights shall be 2,500,000 shares. Upon approval of the Plan by shareholders, the 2002 Plan will immediately cease to be available for use for the grant of new incentive awards other than awards granted wholly from shares returned to the 2002 Plan by forfeiture after the annual shareholder meeting in July, 2009 and the issuance of Class B Common Stock in substitution for Class A Common Stock as provided in Section 3.4 of the 2002 Plan. The shares of Stock available under the Plan may be Class A Common Stock, Class B Common Stock or any combination thereof and may be authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

Section 4.2 Release of Shares.  Subject to Section 4.1, the Committee shall have full authority to determine the class and number of shares of Stock available for Awards. In its discretion the Committee may include (without limitation), as available for distribution, (a) shares of Stock subject to any Award that have been previously forfeited; or (b) shares under an Award that otherwise terminates without issuance of Stock being made to a Participant. Any shares that are available immediately prior to the termination of the Plan, or any shares of Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

Section 4.3 Restrictions on Shares.  Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine and/or provide in the Agreement. The Company shall not be required to issue or deliver any certificates for Stock, cash or other property prior to (a) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; (b) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award; and (c) satisfaction of any other terms, conditions or restrictions specified by the Committee herein, in any applicable Agreement or otherwise. The Company may cause any certificate (or other representation of title) for any shares of Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Stock as provided in this Plan, any shareholder agreement then in effect, or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Stock in compliance with applicable law or otherwise.

Section 4.4 Shareholder Rights.  No person shall have any rights of a shareholder as to Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and a Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

Section 4.5 Effect of Certain Corporate Changes.  Notwithstanding anything to the contrary herein, in the event of any share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall make appropriate adjustments or substitutions as described below in this Section and in compliance with the Code. The adjustments or substitutions may relate to the number of shares of Stock available for Awards under the Plan, the number of shares of Stock covered by outstanding Awards, the Exercise Price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that to the extent that Section 409A, Section 422 or Section 162(m) of the Code shall apply to an Award, any such adjustments or substitutions shall only be made to the extent that, in the Committee’s good faith determination, they comply with the requirements of Section 409A to avoid being subject to taxation under Section 409A(a)(1) of the Code, Section 422 of the Code to continue treatment as “incentive stock option” under Section 422 of the Code and Section 162(m) of the Code to continue treatment as qualified performance based compensation under Section 162(m) of the Code.

Section 4.6   Eligibility.  Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are current or prospective employees of, or consultants or advisors to, the Company or any Affiliate, or current or prospective non-employee members of the Board of Directors of the Company or any Affiliate. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

Section 4.7  Exchange.  Notwithstanding anything herein or in any Agreement to the contrary, the Committee may at any time and from time to time, with the consent of the affected Participant, exchange the class of Stock a Participant holds pursuant to unvested and outstanding Awards of Restricted Stock from Class A Common Shares to Class B Common Shares.

Article 5.	Bonus Awards

(a)           General.  The Committee shall have authority to establish, from time to time, various programs under the Plan pursuant to which Participants may be granted Bonus Awards. A Bonus Award shall entitle the Participant to earn incentive compensation based on the achievement of performance goals established for one or more performance periods. For each program, the Committee shall establish the terms and conditions of each program which may include, without limitation, the performance period, the Participants who will participate in the program, the various possible award levels for each Participant, which may include a threshold, target and maximum award and may or may not be based on percentages of base salary, and the performance goals that must be met for each award level to be earned. An Agreement with each Participant shall not be necessary.

(b)           Earning Bonus Award.  A Participant shall not earn a Bonus Award and no payment shall be made until the Committee determines that the performance goals have been obtained for the relevant award level for the relevant performance period and that the other material terms have been satisfied for the performance period. Whether or not a Participant has earned a Bonus Award shall be determined by the Committee in its sole discretion. Following determination of a Bonus Award, the Committee may make adjustments to a Bonus Award to reflect individual performance during such performance period.

(c)           Payment.  Unless otherwise determined by the Committee, payment for all Bonus Awards shall be made in cash within the short-term deferral period in accordance with Section 409A of the Code unless otherwise deferred pursuant to the Company’s then applicable non-qualified deferred compensation plan.

(d)           Non-transferability of Bonus Awards.  Unless otherwise specifically provided in the Agreement, no Bonus Award shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or disposed of, other than by will or by the laws of descent and distribution; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of a Bonus Award for consideration unless pursuant to a Domestic Relations Order.

Article 6.	Stock Options.

Section 6.1 General.  The Committee shall have authority to grant Options under the Plan at any time or from time to time. The Committee shall consider the potential impact of Section 409A of the Code on each grant of Options and, if necessary, shall make the terms and conditions of the Options, in its good faith determination, comply with the requirements of Section 409A of the Code to avoid being subject to taxation under Section 409A(a)(1) of the Code. An Option shall entitle the Participant to receive Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Exercise Price.

Section 6.2 Grant.  The grant of an Option shall occur as of the Grant Date determined by the Committee, provided that the Grant Date shall not be earlier than the date upon which the Committee acts to grant the Option. Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. The Committee shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Options (in each case with or without Stock Appreciation Rights); provided, however, only a person who is a common-law employee of the Company, any “parent corporation” of the Company, or a “subsidiary corporation” of the Company (each term as defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

Section 6.3 Terms and Conditions.  Options shall be subject to such terms and conditions as shall be determined by the Committee, including and subject to the following:

(a)           Exercise Price.  The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a parent corporation or any subsidiary corporation (each term as defined in Section 6.2) (a “10% Owner”), the Exercise Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share on the Grant Date.

(b)           Option Period.  The Option Period of each Option shall be fixed by the Committee. In the case of an Incentive Stock Option, the Option Period shall not exceed ten (10) years from the Grant Date.  If an Option which is intended to be an Incentive Stock Option is granted to a 10% Owner, the Option Period shall not exceed five (5) years from the Grant Date.  No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

(c)           Exercisability.  Subject to Section 11.1 and Section 6.4, an Option shall be exercisable in whole or in such installments and at such times, as established by the Committee in an Agreement; provided, however, no Incentive Stock Option may be exercised before the Plan is approved by the shareholders of the Company in the manner prescribed by Section 422 of the Code. The Committee may provide in an Agreement for an accelerated exercise of all or part of an Option upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If an Option is designated as an Incentive Stock Option, the aggregate Fair Market Value (determined on the Grant Date of the Option) of the Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year (under the Plan or any other plan of the Company or any parent corporation or subsidiary corporation) shall not exceed $100,000. Except as otherwise provided in Article 11 in connection with acceleration events, or certain occurrences of termination, no Award granted under this Plan to an officer or director of the Company may be exercised, and no restrictions relating thereto may lapse, within six months of the date of such grant if (i) the requirements of Exchange Act Rule 16b-3(d)(1) were not satisfied with respect to the issuance of such Award; and (ii) the Committee has not otherwise waived such limitation.

(d)           Method of Exercise.  Subject to the provisions of this Article 6 and the applicable Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted in the applicable Agreement or otherwise by the Committee, payment in full or in part may also be made by (i) delivering Stock already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of such delivery equal to the Exercise Price; (ii) the delivery of cash by a broker-dealer as a “cashless” exercise, provided such method of payment may not be used by an executive officer of the Company or a member of the Board to the extent such payment method would violate Rule 16b-3 or the Exchange Act; (iii) withholding by the Company of Stock subject to the Option having a total Fair Market Value as of the date of delivery equal to the Exercise Price; or (iv) any combination of cash and the foregoing.

(e)           Conditions for Issuance of Shares.  No shares of Stock shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company’s official shareholder records as having been issued and transferred.

(f)           Non-transferability of Options.  Unless otherwise specifically provided in the applicable Agreement, no Option shall be sold, assigned, margined, transferred,

encumbered, conveyed, gifted, alienated, hypothecated, pledged, or disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of an Option for consideration unless pursuant to a Domestic Relations Order.

Section 6.4 Termination of Employment.  Except as otherwise provided by the Committee in the applicable Agreement, any portion of the Option that was not vested and exercisable on the date of Termination of Employment shall expire and be forfeited on such date, and any portion of the Option that was vested and exercisable on date of Termination of Employment shall also expire and be forfeited on such date to the extent not exercised before that date. Notwithstanding the foregoing, (a) with respect to Options granted to employees, except for such longer or shorter periods as provided in the applicable Agreement with respect to Non-Qualified Stock Options and for such shorter periods as provided in the applicable Agreement with respect to Incentive Stock Options, if the Termination of Employment was other than for Cause, death or disability (as defined in Section 22(e)(3) of the Code), the portion of the Option that is vested as of the date of Termination of Employment shall expire and be forfeited at midnight ninety (90) days from the date of such termination and if Termination of Employment was on account of death or disability (as defined above) the portion of the Option that is vested as of the date of Termination of Employment shall expire and be forfeited at midnight one (1) year from the date of such termination, and (b) with respect to Options granted to non-employee members of the Board of Directors the portion of the Option that is vested as of the date of Termination of Employment shall expire and be forfeited at midnight two (2) years from the date of such termination. Notwithstanding anything herein to the contrary, no Option shall be exercisable after the date set forth in the applicable agreement.

Article 7.	Stock Appreciation Rights.

Section 7.1 General.  The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Stock Appreciation Rights may be awarded alone or in tandem with other Awards granted under the Plan. The Committee shall consider the potential impact of Section 409A of the Code on each grant of Stock Appreciation Rights and, if determined to be necessary, shall make the terms of conditions of the Stock Appreciation Rights, in its good faith determination, comply with the requirements of Section 409A of the Code to avoid being subject to taxation under Section 409A(a)(1) of the Code. Subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the applicable Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to receive in Stock the number of shares described in Section 7.3(b).

Section 7.2 Grant.  The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. A Stock Appreciation Right entitles a Participant to receive Stock as described in Section 7.3(b). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of, an Agreement.

Section 7.3 Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee and set forth in an Agreement, including (but not limited to) the following:

(a)           Period and Exercise.  The term of a Stock Appreciation Right shall be established by the Committee. A Stock Appreciation Right shall be for such period and, subject to Section 11.1 and Section 7.3(e), shall be exercisable in whole or in installments and at such times as established by the Committee in an Agreement. The Committee may provide in an Agreement for an accelerated exercise of all or part of a Stock Appreciation Right upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant’s giving written notice of exercise, on a form provided by the Committee, to the Company specifying the portion of the Stock Appreciation Right to be exercised.

(b)           Delivery of Stock.  Upon the exercise of a Stock Appreciation Right, a Participant shall receive a number of shares of Stock equal in value to the excess of the Fair Market Value per share of Stock on the date of exercise over the Exercise Price per share of Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised; provided, however, the Agreement may provide for payment in cash, or a combination of Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. The aggregate Fair Market Value per share of Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

(c)           If the Stock Appreciation Right is granted in connection with an Option under the Plan then (i) the Participant, upon exercise of all or any part of the Stock Appreciation Rights, shall surrender to the Company, unexercised, that portion of the underlying Option relating to the same number of shares of Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised), (ii) the Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Option and Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised, and (iii) the Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and the Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(d)           Non-transferability of Stock Appreciation Rights.  Except as specifically provided in the Plan or in the applicable Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of a Stock Appreciation Right for consideration unless pursuant to a Domestic Relations Order.

(e)           Termination of Employment.  A Stock Appreciation Right shall be forfeited or terminated at such time as an Option would be forfeited or terminated under Section 6.4, unless otherwise provided in an Agreement.

Article 8.           Restricted Stock.

Section 8.1 General.  The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall consider the potential impact of Section 409A of the Code on each grant of Restricted Stock and, if determined to be necessary, shall make the terms and conditions of the Restricted Stock, in its good faith determination, comply with the requirements of Section 409A of the Code to avoid being subject to taxation under Section 409A(a)(1) of the Code. The Committee may also require the recipient of the grant to make an election under Section 83(b) of the Code if the Restricted Stock so granted is subject to transfer restrictions or a substantial risk of forfeiture and if not required by the Company but the Participant makes an election under Section 83(b) of the Code the Participant shall promptly file a copy of such election with the Company. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contains the applicable terms and conditions of the Award, including the rate or times provided by the Committee for the lapse of any forfeiture restrictions or other conditions regarding the Award. The Committee may provide in an Agreement for an accelerated lapse of any such restrictions upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the lapse of any such restrictions with respect to all or part of any Restricted Stock.

Section 8.2 Grant, Awards and Certificates.  The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee and any restrictions the Stock may be subject to, including any shareholder agreement then in effect. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Stock covered by such Award.

Section 8.3 Terms and Conditions.  Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)           Rights.  Except as provided in Section 8.3(c) and notwithstanding Section 4.4 and except as otherwise provided in the applicable Agreement, (i) the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares, and (ii) for Restricted Stock which is performance based the Participant shall not have the right to receive any dividends until the Restricted Stock is vested at which time all unpaid and accrued dividends shall be paid. If any dividends or other distributions are paid in shares of Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

(b)           Criteria.  As described in Section 8.1 above, the Committee may provide in an Agreement for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award; such provisions of an Agreement or Committee action may be based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, Performance Goals for a Performance Period, or such other factors or criteria as the Committee may determine.

(c)           Limitations on Transferability.  Subject to the provisions of the Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or dispose of Restricted Stock; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of Restricted Stock for consideration unless pursuant to a Domestic Relations Order.

(d)           Termination of Employment.  Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock.

Article 9.	Deferred Stock.

Section 9.1 General.  The Committee shall have authority to grant an Award of Deferred Stock under the Plan at any time or from time to time. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee may denominate a Deferred Stock Award in either shares of Stock or units. The Committee shall consider the impact of Section 409A of the Code on each grant of Deferred Stock and, if determined to be necessary, shall make the terms and conditions of the Deferred Stock, in its good faith determination, comply with the requirements of Section 409A of the Code to, except as otherwise provided in Section 9.2(e) or Section 9.2(f), avoid being subject to taxation under Section 409A(a)(1) of the Code. The Committee shall determine the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the “Deferral Period”) prior to which the Stock will be delivered, and the conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Awards. Each Deferred Stock Award shall be evidenced by, and subject to the terms of, an Agreement.

Section 9.2 Terms and Conditions.  Deferred Stock Awards shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)           Rights.  Any rights, other than any rights explicitly set forth herein, with respect to Deferred Stock shall be provided for in an Agreement.

(b)           Criteria.  Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, Performance Goals for a Performance Period, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

(c)           Limitations on Transferability.  Subject to the provisions of the Plan and the Agreement, Deferred Stock Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or disposed of during the Deferral Period; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of Deferred Stock Award for consideration unless pursuant to a Domestic Relations Order.

(d)           Termination of Employment.  Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant’s Deferred Stock.

(e)           Delivery.  At the expiration of the Deferral Period, the Committee shall deliver Stock to the Participant pursuant to the Deferred Stock Award; provided, however, an Agreement may provide for the further deferral of receipt of the Deferred Stock payable under an Award for a specified time (or pursuant to a fixed schedule) or until the occurrence of a permissible distribution event under Section 409A of the Code; provided, further, however, the deferral in such Agreement must be fixed no later than the time specified by Section 409A of the Code.

(f)           Election.  If permitted in an Agreement, a Participant may elect to further defer receipt of the Deferred Stock payable under an Award for a specified time (or pursuant to a fixed schedule) or until the occurrence of a permissible distribution event under Section 409A of the Code, subject to such terms and conditions determined by the Committee. Any such election must be made no later than the time provided by Section 409A of the Code, as determined by the Committee.

Article 10.	Performance Awards.

Section 10.1 General.  The Committee shall have authority to grant Performance Awards under the Plan at any time or from time to time. The Committee shall consider the impact of Section 409A of the Code on each grant of a Performance Award and, if determined to be necessary, shall make the terms and conditions of the Performance Awards, in its good faith determination, comply with the requirements of Section 409A of the Code to avoid being subject to taxation under Section 409A(a)(1) of the Code. A Performance Unit and a Performance Share each consist of the right to receive shares of Stock or cash, as provided in the particular Agreement, and may be awarded either alone or in addition to other Awards granted under the Plan. Performance Units shall be denominated in units of value (including dollar value of shares of Stock) and Performance Shares shall be denominated in a number of shares of Stock. Subject to the terms of the Plan, the Committee shall have complete discretion to determine the number of Performance Units and Performance Shares, if any, granted to each Participant, the conditions for vesting or lapsing of restrictions, the time or times within which such Awards may be subject to forfeiture, whether dividend equivalents shall be paid and any other terms and conditions of the Awards. Each Performance Award shall be evidenced by, and be subject to the terms of, an Agreement.

Section 10.2 Earning Performance Awards.  The Committee shall determine the extent to which any Performance Award has been earned.

Section 10.3 Termination of Employment.  Unless otherwise specifically provided in an Agreement or determined by the Committee, in the event that a Participant incurs a Termination of Employment, all Performance Awards shall be forfeited by the Participant to the Company. Any distribution of earned Performance Awards authorized by an Agreement or determined by the Committee may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

Section 10.4 Nontransferability.  Unless otherwise specifically provided in an Agreement, Performance Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or disposed of, other than by will or by the laws of descent and distribution; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of a Performance Award for consideration unless pursuant to a Domestic Relations Order.

Article 11.	Change in Control Provisions.

Section 11.1 Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, other than Section 11.2, and unless otherwise specifically provided in an Agreement, in the event of a company sale which shall include, without limitation, the sale of all or substantially all of the Company’s assets, the merger or consolidation of the Company with another entity and as a result the Company is not the surviving entity, the acquisition of more than 50% of the equity securities of the Company with the right to vote by one person or a group of persons acting in concert or other similar transaction deemed appropriate by the Committee, the Committee may provide, in its discretion, that (a) the Bonus Awards, Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock shall immediately vest and any performance goal or other condition with respect to any Performance Shares or Performance Units shall be deemed satisfied and/or (b) any Award shall terminate or be cancelled if not exercised as of the date of such event.

Section 11.2 Additional Discretion.  The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a transaction described in Section 11.1 to provide that the securities of another entity be substituted hereunder for the Stock and to make equitable adjustment with respect thereto.

Section 11.3 Sole Determination.  The adjustments contained in this Article 11 and the manner of application of its provisions shall be determined solely by the Committee.

Article 12.	Provisions Applicable to Shares Acquired Under this Plan.

Section 12.1 No Company Obligation.  Except to the extent specifically required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Stock issued or acquired in accordance with the provisions of the Plan.

Article 13.	Miscellaneous.

Section 13.1 Amendments and Termination.  The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant under an Award theretofore granted without the Participant’s consent. Notwithstanding the immediately preceding sentence, an amendment may be made without a Participant’s consent to (a) cause the Plan or an Award to comply with applicable law (including, but not limited to, any changes needed to avoid taxation of an Award as a “nonqualified deferred compensation plan” under Section 409A or under Section 280G of the Code) or (b) permit the Company or an Affiliate a tax deduction under applicable law including, without limitation, Section 162(m) of the Code. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any amendments to the Plan shall require shareholder approval to the extent required by federal or state law or any regulations or rules promulgated thereunder or the rules of the national securities exchange or market on which shares of Stock are listed.

Section 13.2 Unfunded Status of Plan.  It is intended that the Plan be an “unfunded” plan for incentive compensation. The Company may create trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan and all property held thereunder and income thereon shall remain solely the property and rights of the Company (without being restricted to satisfying the obligations created under the Plan) and shall be subject to the claims of the Company’s general creditors. The Company’s obligations created under the Plan shall constitute a general, unsecured obligation, payable solely out of its general assets.

Section 13.3 Listing, Registration and Compliance with Laws and Regulations.  All Awards made under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Stock subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Awards or the issuance or purchase of shares thereunder, no Awards may be granted or exercised and no restrictions on Awards be lifted, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Awards shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an Option, Stock

Appreciation Right or Restricted Stock or the lifting of restrictions on an Award of Deferred Stock or a Performance Award that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options, Stock Appreciation Rights or Restricted Stock may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

Section 13.4 Provisions Relating to Section 162(m) of the Code.

Awards to Covered Employees shall be governed by the terms and conditions of this Section 13.4 in addition to the remainder of the Plan, to the extent the Committee desires such Awards to be qualified performance-based compensation under Section 162(m) of the Code. Notwithstanding anything herein to the contrary, the Committee may establish Awards where only a portion is structured to satisfy the requirements for qualified performance-based compensation under Section 162(m) of the Code as long as it is objectively clear which portion of the Award is not structured to satisfy the requirements for qualified performance-based compensation under Section 162(m) of the Code and which portion is structured to satisfy such requirements. Should terms and conditions set forth under this Section 13.4 conflict with the remainder of the Plan, the terms and conditions of this Section 13.4 shall prevail.

(a)           No Delegation.  The Committee shall not delegate responsibility for any employee the Committee believes may be a Covered Employee.

(b)           Performance Goals. The specific Performance Goals for employees who are Covered Employees shall be based upon one or more of the Performance Measures that apply to the individual, a business unit or the Company as a whole, and measured over a Performance Period.

(c)           Establishment of Performance Goals. All Performance Goals relating to Covered Employees for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code, which is currently no later than ninety (90) days after the commencement of a Performance Period (or, if shorter, no later than after 25% of the Performance Period has elapsed).

(d)           Objective. The Performance Goals must be objective and must satisfy third party “objectivity” standards as provided in Section 162(m) of the Code.

(e)           Adjustments. The Committee shall appropriately adjust any evaluation of performance under Performance Measures to exclude any of the following events that occurs during a Performance Period (as long as such exclusion does not result in any Award or program with regard to Covered Employees to fail to satisfy the requirements to be qualified performance-based compensation under Section 162(m) of the Code): (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion

No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

(f)           Negative Discretion Only. The Committee shall have no discretion to increase any payment, but shall have negative discretion to decrease any payment.

(g)           Pre-Payment Certification. The Award and payment of any Award under the Plan to a Covered Employee shall be contingent upon the attainment of the Performance Goals that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

(h)           Limitations on Stock Options and Stock Appreciation Rights.  The total aggregate maximum number of shares of Stock for which Stock Options and Stock Appreciation Rights, in the aggregate, may be granted to any Covered Employee during any period of twelve consecutive months shall not exceed 1,000,000 shares.

(i)           Limitation on Bonus Award.  The total aggregate maximum amount of compensation that could be paid to any Covered Employee pursuant to a Bonus Award during any period of twelve consecutive months shall not exceed $2.5 million.

(j)           Limitation on Restricted Stock.  The total aggregate maximum number of shares of Restricted Stock that may be granted to any Covered Employee during any period of twelve consecutive months shall not exceed 750,000 shares.

(k)           Limitation on Deferred Stock and Performance Awards.  The total aggregate maximum value (determined on the date of grant) of Awards of Deferred Stock and Performance Awards, in the aggregate, that may be granted to any Covered Employee during any period of twelve consecutive months shall not exceed $5 million.

(l)           Deduction.  Notwithstanding anything contained in this Plan to the contrary, the Company may delay payment to any Participant to the extent that the Company reasonably anticipates that if the payment were made as scheduled, the Company’s deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code and then only if all payments that could be delayed are also delayed. The delayed payment shall be made at the time required by Section 409A of the Code. To the extent not prohibited by Section 409A of the Code, if the delayed payment consists of cash, interest shall accrue on the delayed payment at the rate of 7% per annum and if the delayed payment consists of Stock, dividends and distributions paid with respect to such Stock shall be added to the delayed payment. This Section 13.4(l) shall be interpreted and implemented in accordance with Section 409A of the Code and may be amended by the Committee in the Committee’s sole discretion to ensure such compliance.

(m)           Other Restrictions.  All Awards under the Plan to Covered Employees or to other Participants who may become Covered Employees at a relevant future date shall be further subject to such other terms, conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Section 13.4 which is to avoid the loss of deduction by the Company under Section 162(m) of the Code.

(n)           No Impermissible Discretion.  To the extent any provision of the Plan creates impermissible discretion under Section 162(m) of the Code or would otherwise violate Section 162(m) of the Code with regard to Covered Employees, such provision shall have no force or effect.

Section 13.5 No Additional Obligation.  Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting, other or additional compensation or benefit arrangements for its employees.

Section 13.6 Withholding.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (a) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (b) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

Section 13.7 Controlling Law.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Indiana (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in Marion County, Indiana, or to the federal district court that encompasses said county.

Section 13.8 Offset.  Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and Stock, cash or other thing of value under this Plan or an Agreement may be held by the Company and not transferred to such Participant unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

Section 13.9 No Rights with Respect to Continuance of Employment.  Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant in this Plan.

Section 13.10 Awards in Substitution for Awards Granted by Other Corporations.  Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the shares of the employing corporation, as the result of which it becomes an Affiliate. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted and to ensure that the requirements imposed under Sections 162(m), 409A and 424 of the Code are met.

Section 13.11 Delivery of Stock Certificates.  To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

Section 13.12 Indemnification.  To the maximum extent permitted under the Company’s Articles of Incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

Section 13.13 Severability.  If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

Section 13.14 Successors and Assigns.  This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

Section 13.15 Entire Agreement.  This Plan and the Agreements constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

Section 13.16 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Section 13.17 Headings.  The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

Section 13.18 Notice.  All notices and other communications required or permitted to be given under the Plan shall be in writing or other form approved by the Committee and shall be deemed to have been duly given as follows (a) if to the Company mailed first class, postage prepaid at the principal business address of the Company to the attention of the Secretary of the Company; or (b) if to any Participant then delivered personally, mailed first class, postage prepaid at the last address of the Participant known to the sender at the time the notice or other communication is sent or delivered, or by e-mail, interoffice mail, intranet or other means of office communication determined by the Committee.

ATTN: GARY D. COHEN 3308 NORTH MITTHOEFFER ROAD INDIANAPOLIS, IN 46235	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to The Finish Line, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M15476-P81351	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE FINISH LINE, INC.
						For	Withhold	For All Except
1.	To elect two Class II directors to serve on the Company's Board of Directors until the 2012 Annual Meeting of Shareholders;					☐	☐	☐
NOMINEES: Bill Kirkendall William P. Carmichael
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2.
To adopt an amendment to the Company's Articles of Incorporation that will convert all outstanding high voting Class B Common Shares into Class A Common Shares as of the day after the Company's shareholder meeting to be held in 2012 (in lieu of the current provision which converts those shares only once they constitute less than 5% of the total Class A Common Shares and Class B Common Shares outstanding as of a record date for an annual meeting) and will also limit the aggregate voting power of the Class B Common Shares to 41% should the total voting power of the Class B Common Shares ever exceed that amount in the future;
						☐	☐	☐

3.
To adopt an amendment to the Company's Articles of Incorporation that will automatically convert all Class B Common Shares that may be issued to Company employees or directors in the future into Class A Common Shares upon their death or termination of employment or service;
						☐	☐	☐

4.
To approve and ratify an amendment to the Company's 2002 Stock Incentive Plan (the "2002 Plan") to add the Company's Class B Common Shares as a class of shares that may be awarded under the 2002 Plan, in order to permit, if authorized by the Company's Board of Directors in the future, the exchange of Class B Common Shares for Class A Common Shares that remain unvested under the 2002 Plan, and, to the extent the 2009 Incentive Plan is not approved (Item 5), to grant awards of Class B Common Shares;
						☐	☐	☐

5.	To approve and adopt the Company's 2009 Incentive Plan; and					☐	☐	☐

6.	To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending February 27, 2010					☐	☐	☐

Please indicate if you plan to attend this meeting.		☐ Yes	☐ No
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND ACCORDING TO THE JUDGEMENT OF THE PROXIES WITH RESPECT TO PROPOSAL 5.

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M15477-P81351

The Finish Line, Inc.
CLASS A COMMON SHARES
Proxy for the Annual Meeting of Shareholders, July 23, 2009.
This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 23, 2009, at 9:00 a.m. E.D.T. at the Company's Corporate Office located at
3308 N. Mitthoeffer Rd., Indianapolis, IN 46235
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for the 2009 Annual Meeting and, revoking all prior Proxies, appoints Steven J. Schneider and Donald E. Courtney, and each of them, with full power of substitution in each, the Proxies of the undersigned, to represent the undersigned and vote all Class A shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 23, 2009, and any adjournments or postponements thereof upon the matters listed on the reverse side and in the manner designated on the reverse side of this card.  The Notice of Annual Meeting of Shareholders and Proxy Statement, 2009 Annual Report on Form 10-K of The Finish Line, Inc., and form of proxy for the annual meeting are also available at www.finishline.com. You also may request a copy of these materials by sending an e-mail to __________@finishline.com. For meeting directions please cal (317) _____-_________.